      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2000

                                                      REGISTRATION NO. 333-30332
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                            NYMEX HOLDINGS, INC. AND


                       NEW YORK MERCANTILE EXCHANGE, INC.


          (Exact name of each registrant as specified in its charter)



     NYMEX HOLDINGS, INC. -- DELAWARE             NYMEX HOLDINGS, INC. -- 6719            NYMEX HOLDINGS, INC. -- 13-4098266
  NEW YORK MERCANTILE EXCHANGE, INC. --    NEW YORK MERCANTILE EXCHANGE, INC. -- 6231   NEW YORK MERCANTILE EXCHANGE, INC. --
                 DELAWARE                         (Primary Standard Industrial                        13-5274360
     (State or other jurisdiction of              Classification Code Number)                      (I.R.S. Employer
      incorporation or organization)                                                            Identification Number)


                              ONE NORTH END AVENUE
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10282-1101
                                 (212) 299-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                DANIEL RAPPAPORT
                             CHAIRMAN OF THE BOARD
                          NEW YORK MERCANTILE EXCHANGE
                              ONE NORTH END AVENUE
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10282-1101
                                 (212) 299-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              JOHN A. HEALY, ESQ.
                            KATHLEEN L. WERNER, ESQ.
                       CLIFFORD CHANCE ROGERS & WELLS LLP
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000
                            ------------------------
    Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all other conditions to the demutualization described herein have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
    SECURITIES TO BE REGISTERED             REGISTERED              SHARE(3)               PRICE(3)         REGISTRATION FEE(4)
---------------------------------------------------------------------------------------------------------------------------------
Class B Memberships of New York
  Mercantile Exchange, Inc.(1)......     816 memberships
---------------------------------------------------------------------------------------------------------------------------------
Common Stock of NYMEX Holdings,
  Inc., $.01 par value(2)...........        816 shares
---------------------------------------------------------------------------------------------------------------------------------
Total...............................                                $800,000             $652,800,000             $172,339
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1) The Class B memberships of New York Mercantile Exchange, Inc. being registered are to be offered in connection with the first merger described in this Registration Statement in which Class B memberships of New York Mercantile Exchange, Inc. would be issued in exchange for existing NYMEX Division memberships.


(2) The common stock of NYMEX Holdings, Inc. being registered is to be offered in connection with the second merger described in this Registration Statement in which common stock of NYMEX Holdings, Inc. would be issued in exchange for the Class B memberships of New York Mercantile Exchange, Inc. issued in the first merger.


(3) Estimated solely for the purposes of calculating the registration fee under Rule 457(f)(1). The proposed maximum aggregate offering price is based on the aggregate market value of NYMEX Division memberships which is $652,800,000; determined as provided by Rule 457(c) based upon the average of the bid and asked price for a NYMEX Division seat as of February 7, 2000.


(4) The registration fee was previously paid in connection with the filing of the Registration Statement on February 14, 2000.

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROXY STATEMENT AND PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ISSUE THESE SECURITIES UNTIL WE FILE THE REGISTRATION STATEMENT, OF WHICH THIS PROXY STATEMENT AND PROSPECTUS FORMS A PART, WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE REGISTRATION STATEMENT BECOMES EFFECTIVE.


                   SUBJECT TO COMPLETION, DATED MAY 12, 2000


                         PROXY STATEMENT AND PROSPECTUS

                          NEW YORK MERCANTILE EXCHANGE
                              One North End Avenue
                             World Financial Center
                         New York, New York 10282-1101

Dear NYMEX Member:

     You are being asked to vote on a proposed plan of demutualization of the New York Mercantile Exchange. This plan was unanimously approved by your board of directors at a meeting held on January 5, 2000. The plan approved by the board is the first step in reorganizing NYMEX as a for-profit organization better positioned to respond to challenges and opportunities in the marketplace and dedicated to maximizing value for its owners. NYMEX members will have the opportunity to realize this value through the separation of their trading rights from their equity ownership of the organization.

     It is important to point out that the demutualization is only a first step. While we have no immediate plans to complete an initial public offering or to sell any part of the exchange to an outside investor group, the proposed demutualization will facilitate these types of transactions. No such additional transaction will be able to occur without the affirmative majority vote of the stockholders.

     The demutualization will involve a two-step merger. In the demutualization, each NYMEX Division membership will be converted into two pieces--one share of common stock in NYMEX Holdings, Inc., a Delaware for-profit holding company, and one Class A membership in New York Mercantile Exchange, Inc., a Delaware non-stock corporation and wholly owned subsidiary of NYMEX Holdings. The common stock will represent an equity interest in NYMEX Holdings. The Class A membership will represent the trading privileges currently associated with a NYMEX Division membership.

     We encourage you to read the accompanying proxy statement and prospectus carefully. PLEASE READ THE SECTION OF THE PROXY STATEMENT AND PROSPECTUS ENTITLED "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE DEMUTUALIZATION.

     The demutualization plan requires the approval of at least 66 2/3% of the votes cast at the special meeting, whether in person or by proxy, so long as at least 150 members vote in favor of the demutualization. Owners of record of NYMEX memberships are entitled to one vote per member regardless of the number of memberships owned.

     We do not have any current plans to list the common stock of NYMEX Holdings on an exchange or other trading system. Furthermore, transfers of common stock and Class A memberships will be subject to transfer restrictions that are described in this proxy statement and prospectus.

     It is important that as many of our members as possible be present or represented by proxy at our special meeting of members to be held on [date], 2000 to consider and approve the demutualization. I look forward to seeing all of you who attend in person.

                                       Sincerely,

                                      Daniel Rappaport
                                      Chairman

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN THE DEMUTUALIZATION OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT AND PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement and prospectus is dated [date], 2000, and was first mailed to members of NYMEX on or about [date], 2000.

       THE INFORMATION IN THIS PROXY STATEMENT AND PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ISSUE THESE SECURITIES UNTIL WE FILE THE REGISTRATION STATEMENT, OF WHICH THIS PROXY STATEMENT AND PROSPECTUS FORMS A PART, WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE REGISTRATION STATEMENT BECOMES EFFECTIVE.


                   SUBJECT TO COMPLETION, DATED MAY 12, 2000

                              One North End Avenue
                             World Financial Center
                         New York, New York 10282-1101
                            ------------------------

      NOTICE OF A SPECIAL MEETING OF MEMBERS OF THE NYMEX DIVISION OF THE

                          NEW YORK MERCANTILE EXCHANGE
                           TO BE HELD ON [DATE], 2000
                            ------------------------

     This is a notice of a special meeting of members of the NYMEX Division of the New York Mercantile Exchange that is scheduled to be held at NYMEX's offices located at One North End Avenue, World Financial Center, New York, New York 10282-1101, at [time], local time, on [date], 2000. The board of directors asks you to attend this meeting, in person or by proxy, to consider and approve a plan to demutualize NYMEX. In particular, you are being asked to consider and approve:

     1. The merger of NYMEX with and into New York Mercantile Exchange, Inc., a newly formed, non-stock corporation organized as a for-profit corporation under the laws of Delaware. New York Mercantile Exchange, Inc. will be the surviving company of this merger.

     2. A second merger in which New York Mercantile Exchange, Inc. will merge with a subsidiary of a newly formed corporation formed solely for the purpose of completing the merger that is wholly owned by NYMEX Holdings, Inc. New York Mercantile Exchange, Inc. will survive this merger and become a wholly owned subsidiary of NYMEX Holdings, Inc., thereby creating a holding company structure. This merger will occur as soon as possible after the first merger.

     We will not transact any other business at the special meeting.

     The close of business on [date], 2000 has been fixed as the record date for determining those members entitled to vote at the special meeting and any adjournments or postponements of the meeting. Members of the COMEX Division of NYMEX and lessees of NYMEX Division trading privileges are not entitled to vote at the special meeting. A list of eligible members of record as of the close of business on the record date will be available at the special meeting for examination by any member or the member's attorney or agent. Please note that by delivering a proxy to vote at the special meeting, you are also granting a proxy voting in favor of any adjournments of the special meeting.

     We invite you to attend the special meeting because it is important that you be represented at the meeting. Whether or not you plan to attend the special meeting, please sign, date and return the enclosed ballot and proxy card in the accompanying postage-paid envelope. If you attend the meeting, you may vote in person, which will revoke any ballot and signed proxy you have already submitted. You may also revoke your ballot and proxy at any time before the meeting by notifying us in writing.

     NYMEX must receive your ballot and proxy card by [time], [date], 2000.
                                          By Order of the Board of Directors

                                         Neil Citrone
                                         Secretary
[date], 2000
New York, New York
                          YOUR VOTE IS VERY IMPORTANT.

     THE BOARD OF DIRECTORS OF NYMEX UNANIMOUSLY RECOMMENDS THAT MEMBERS VOTE FOR APPROVAL OF THE DEMUTUALIZATION PLAN.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE DEMUTUALIZATION.............    1
SUMMARY.....................................................    6
RISK FACTORS................................................   11
NYMEX SPECIAL MEETING.......................................   16
THE DEMUTUALIZATION.........................................   18
WHERE YOU CAN FIND MORE INFORMATION.........................   21
NYMEX.......................................................   22
SELECTED FINANCIAL INFORMATION..............................   48
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   49
CAPITALIZATION..............................................   58
MANAGEMENT..................................................   59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   68
DESCRIPTION OF CAPITAL STOCK OF NYMEX HOLDINGS..............   69
DESCRIPTION OF MEMBERSHIPS OF NYMEX EXCHANGE................   70
CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS OF NYMEX
  HOLDINGS, INC. AND NYMEX EXCHANGE.........................   77
COMPARISON OF RIGHTS OF NYMEX MEMBERS BEFORE AND AFTER THE
  DEMUTUALIZATION...........................................   79
FEDERAL INCOME TAX CONSEQUENCES OF THE DEMUTUALIZATION......   86
LEGAL MATTERS...............................................   88
EXPERTS.....................................................   88
INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL
  INFORMATION...............................................  F-1

Annex A -- THE FIRST MERGER AGREEMENT
Annex B -- THE SECOND MERGER AGREEMENT
Annex C -- CERTIFICATE OF INCORPORATION OF NYMEX HOLDINGS
Annex D -- BYLAWS OF NYMEX HOLDINGS
Annex E -- CERTIFICATE OF INCORPORATION OF NYMEX EXCHANGE
Annex F -- BYLAWS OF NYMEX EXCHANGE

                            ------------------------

     When we refer to NYMEX members or simply members throughout this document, we are referring to owners of record of memberships in the NYMEX Division of the New York Mercantile Exchange, as opposed to members of the COMEX Division or lessees of NYMEX Division memberships. The consequences of the demutualization for COMEX Division members and lessees of NYMEX Division memberships are discussed separately in this document.

     When we refer to the NYMEX Division we are referring to New York Mercantile Exchange excluding its wholly owned subsidiary Commodity Exchange, Inc. When we refer to the COMEX Division we are referring to Commodity Exchange, Inc.
                            ------------------------

     You should rely only on the information contained in this proxy statement and prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. Information on our Web site is not part of this document. This proxy statement and prospectus may be used only where it is legal to issue these securities. The information in this proxy statement and prospectus may be accurate only on the date of this proxy statement and prospectus.

                QUESTIONS AND ANSWERS ABOUT THE DEMUTUALIZATION

 1. Q: WHAT IS THE DEMUTUALIZATION?

    A: The demutualization refers to the process by which NYMEX will convert from a New York not-for-profit membership organization into a Delaware for-profit entity that will be organized as a stock holding company with a subsidiary membership company. Diagrams showing the ownership structure of NYMEX before and after the demutualization can be found on page 8.

 2. Q: WHAT WILL HAPPEN TO MY NYMEX MEMBERSHIP IN THE DEMUTUALIZATION?

    A: In the demutualization, each NYMEX Division membership will be converted into two pieces--one Class A membership in NYMEX Exchange, representing trading privileges on NYMEX Exchange, and one share of common stock of NYMEX Holdings, representing an equity interest in NYMEX Holdings. The demutualization will create a different legal structure for NYMEX in which the voting and economic rights that NYMEX members have today will be changed only in very limited respects. One change is that lessees will not have any voting rights after the demutualization. For a comparison of the rights of members before and after the demutualization, see the table beginning on page 79.

 3. Q: WHAT IS THE PURPOSE OF THE DEMUTUALIZATION?

    A: The demutualization will potentially unlock the equity value of NYMEX memberships while ensuring that initial ownership and control of NYMEX stay in the hands of the NYMEX members until they decide to issue stock to outside investors or in connection with strategic transactions. The demutualization will position NYMEX to complete a public or private offering of stock or a strategic transaction should the stockholders of NYMEX Holdings approve such a transaction, and to do so more quickly since the initial step of creating a for-profit entity will have been completed in the demutualization.

       Moving to a for-profit structure in the demutualization will also enable NYMEX Holdings to pay dividends to its stockholders. As a not-for-profit organization, NYMEX is currently prohibited from paying dividends to its members, subject to limited exceptions. After the demutualization, NYMEX Holdings will be able to pay cash dividends and dividends in kind to its stockholders.

 4. Q: WHAT TYPE OF TRANSACTION WOULD POTENTIALLY UNLOCK THE EQUITY VALUE OF NYMEX MEMBERSHIPS AFTER THE DEMUTUALIZATION?

    A: After the demutualization is completed, the board of NYMEX Holdings will actively explore opportunities to enhance shareholder value. These opportunities could take a number of forms, including an initial public offering of shares of common stock of NYMEX Holdings; a strategic business combination with another exchange; a private sale of equity interests in NYMEX Holdings to one or more investors; or the formation of subsidiary exchanges designed to exploit discrete lines of business, particularly through electronic trading, which could ultimately be transferred to stockholders of NYMEX Holdings through a spin-off in the form of a stock dividend. These are only some examples of the types of transactions which could occur in the future and it is also possible that no such transaction will occur. However, the demutualization will enhance the flexibility of NYMEX to pursue these opportunities in order to enable members to realize value from their equity investment in NYMEX.

 5. Q: WHY IS NYMEX BEING REORGANIZED AS A TWO-TIERED HOLDING COMPANY?

    A: The board concluded that a holding company structure would give NYMEX the advantages of a corporation while maintaining the flexibility in governing the operations of an exchange provided by a membership organization. As is typical of a holding company structure, the holding company, NYMEX Holdings, will control the voting power of its operating subsidiary, NYMEX Exchange, with regard to most items that require a vote of NYMEX Exchange's members. In addition, the holding company will be the primary vehicle for capital raising and strategic transactions. Purely exchange matters, such as trading and non-over-the-counter clearing, will be concentrated at the NYMEX Exchange level. Because the rules governing these activities are in large part addressed in NYMEX Exchange's bylaws, any amendment to those bylaws must be approved by holders of at least a majority of the memberships of NYMEX Exchange. Furthermore, NYMEX Exchange will have the authority under Delaware law to assess members to recoup financial losses because it is a non-stock membership organization. This assessment authority will be similar to the assessment authority that NYMEX has today. This assessment authority is an important risk management tool for the operations of an exchange.

       In addition, as NYMEX inevitably will continue to face competitive challenges from the electronic marketplace, NYMEX may choose to develop business opportunities in the relatively unregulated over-the-counter marketplace. The holding company structure will permit NYMEX to conduct both regulated and unregulated activities and offer different products and business lines from within one organization through the use of separate subsidiaries.
       Furthermore, as NYMEX continues to develop business opportunities overseas, it needs to have a form of corporate structure that is flexible enough to allow for the development of business opportunities outside the jurisdiction of federal regulatory agencies. For example, had NYMEX completed a merger with the International Petroleum Exchange, NYMEX would have been required to form a holding company to ensure that the non-U.S. entity that would have survived the merger would not be regulated by U.S. regulatory authorities.

 6. Q: WHY ARE NYMEX HOLDINGS AND NYMEX EXCHANGE ORGANIZED UNDER DELAWARE LAW INSTEAD OF NEW YORK LAW?

    A: Delaware is the most common choice for the organization of corporations because Delaware is generally considered to have the most well-developed body of state corporate law, particularly in the areas of mergers and acquisitions. Many other states have modeled their corporation statutes on the Delaware General Corporation Law and most state courts look to the judicial decisions of Delaware's courts for guidance in disputes involving corporate law principles.

7. Q: ARE THERE ANY RESTRICTIONS ON MY ABILITY TO SELL COMMON STOCK AND CLASS A MEMBERSHIPS?

    A: The organizational documents of NYMEX Exchange and NYMEX Holdings provide that the common stock of NYMEX Holdings and the Class A memberships of NYMEX Exchange cannot be transferred separately; they must be transferred as a single unit. This is often referred to as a "stapling" of the two interests. The staple feature will assure that control of NYMEX stays in the hands of its members because Class A memberships can only be owned by persons with membership privileges.

       The staple feature can only be eliminated with the approval of holders of at least a majority of the shares of common stock of NYMEX Holdings.

8.  Q. WHEN WILL THE CLASS A MEMBERSHIPS AND COMMON STOCK BE UNSTAPLED?

    A: NYMEX Holdings would likely seek the unstapling of the Class A memberships and the common stock in order to issue common stock in connection with raising capital from non-members, such as in an initial public offering, or in connection with a strategic transaction such as an acquisition of or merger with a non-member-owned organization. Unstapling will allow members to sell all or a portion of their common stock of NYMEX Holdings, thereby monetizing their investment, while maintaining their trading privileges in the form of Class A memberships.

9 . Q: WILL I CONTINUE TO HAVE VOTING RIGHTS?

    A: Yes. As a stockholder of NYMEX Holdings, you will be able to vote on all matters submitted to the stockholders for a vote, including the election of the board of directors; extraordinary transactions such as a merger, consolidation, sale of all or substantially all of the assets or dissolution of NYMEX Holdings; changes to the bylaws of NYMEX Holdings; and the unstapling of the common stock and Class A memberships. Each share of common stock will be entitled to one vote.

       As a holder of a Class A membership in NYMEX Exchange, you will also be able to vote on proposed changes to the bylaws of NYMEX Exchange. These bylaws are substantially identical to the current bylaws of NYMEX except for changes made to reflect the demutualization and to comply with Delaware law. Each Class A membership will be entitled to one vote on changes to NYMEX Exchange bylaws. This represents a change from existing NYMEX voting rights, under which each member is entitled to only one vote, regardless of the number of memberships owned by the member.

       For a comparison of the rights of members before and after the demutualization, see the table beginning on page 79.

10. Q: WILL THE DEMUTUALIZATION AFFECT CURRENT MEMBER FEES AND/OR MEMBER
       BENEFITS?

    A: The demutualization will not in and of itself change member fees or any member benefits including fee rebate plans and member retention plans. You should note however, that the board of directors of NYMEX Exchange will continue to have the authority to set member fees, dues, assessments and benefits in its discretion. The board does not currently have any plans to change any fees, dues, assessments or benefits.

11. Q: WILL I RETAIN THE RIGHT TO LEASE MY TRADING PRIVILEGES ON THE EXCHANGE?

    A: Yes. Members will continue to be able to act as lessors of their trading privileges and lessees will continue to be able to act as lessees of their trading privileges after the demutualization; however, lessees will have no voting rights in NYMEX Exchange or NYMEX Holdings.

12. Q: WILL I RETAIN THE RIGHT TO SELL MY TRADING PRIVILEGES ON THE EXCHANGE?

    A: Yes. Members will continue to be able to sell their trading privileges, in the form of Class A memberships, to qualified members after the demutualization. However, transfers of Class A memberships must be accompanied by transfers of an equal number of shares of common stock of NYMEX Holdings unless and until the stockholders of NYMEX Holdings vote to unstaple NYMEX Holdings common stock from the Class A memberships of NYMEX Exchange.

13. Q: WILL I BE ALLOWED TO SELL MY SHARES OF NYMEX HOLDINGS?

    A: Shares of NYMEX Holdings may be sold to qualified members of NYMEX
       Exchange. Transfers of shares must be accompanied by transfers of an equal number of Class A memberships in NYMEX Exchange unless and until the stockholders of NYMEX Holdings vote to unstaple the Class A memberships and common stock.

14. Q: HOW WILL THE DEMUTUALIZATION AFFECT THE VOTING RIGHTS OF LESSEES?

    A: If the demutualization is consummated, then lessees will have no voting rights. If the demutualization is not consummated, then lessee voting rights will remain the same as they are today. Lessees will not be eligible to vote on the demutualization.

15. Q: WILL THE DEMUTUALIZATION AFFECT THE RULES FOR QUALIFICATION AS A MEMBER OF THE EXCHANGE?

    A: No. The rules for the qualification of members of NYMEX Exchange will be the same as the current rules for the qualification of members of NYMEX.

16. Q: WHAT WILL HAPPEN TO THE 84 CURRENTLY AUTHORIZED BUT UNISSUED NYMEX MEMBERSHIPS?

    A: NYMEX currently has 900 authorized memberships. 816 of these memberships are outstanding. The remaining 84 authorized but unissued NYMEX memberships, commonly referred to as "treasury memberships," will be cancelled without consideration upon the effectiveness of the demutualization.

17. Q: WHAT ARE THE TAX CONSEQUENCES OF THE DEMUTUALIZATION?

    A: We have structured the demutualization with the intention that neither
       NYMEX nor our existing members will recognize any gain or loss for federal income tax purposes. Because of the novelty of the demutualization, NYMEX has asked the IRS to issue a ruling on key aspects of the demutualization. We expect to receive a response from the IRS in June or July of this year.

18. Q: WHEN WILL THE DEMUTUALIZATION BE COMPLETED?

    A: The demutualization will be completed as soon as practicable after the conditions to demutualization are satisfied, including approval of the demutualization by the members, receipt of appropriate "contract market" designations from the Commodity Futures Trading Commission and receipt of a favorable tax ruling from the Internal Revenue Service. We anticipate that these conditions will be satisfied and that the demutualization will be completed in June or July of this year.

19. Q: WHAT WILL HAPPEN TO THE MEMBERS OF THE COMEX DIVISION OF NYMEX IN THE DEMUTUALIZATION?

    A: COMEX, which is currently a wholly-owned subsidiary of NYMEX, will be a subsidiary of NYMEX Exchange after the demutualization. Members of the COMEX Division will continue to have the same trading privileges on COMEX as they have today and any other rights and obligations which a COMEX Division member has will be unaffected by the demutualization. COMEX Division members have no right to vote on the demutualization and will not receive common stock of NYMEX Holdings or Class A memberships in NYMEX Exchange upon the effectiveness of the demutualization.

20. Q: WHAT WILL HAPPEN IF MEMBERS DO NOT APPROVE THE DEMUTUALIZATION?

    A: If members do not approve the demutualization, or if the demutualization is not completed for any reason, the board of directors of NYMEX presently intends to continue to operate NYMEX in its current form.

21. Q: WHO CAN HELP ANSWER MY QUESTIONS?

    A: If you have more questions about the demutualization you should contact:

                 New York Mercantile Exchange
                 One North End Avenue
                 World Financial Center
                 New York, New York 10282-1101
                 Attention: Christopher Bowen
                 Telephone: 212-299-2200
                 Fax: 212-299-2299

                                    SUMMARY

     This summary highlights information contained elsewhere in this proxy statement and prospectus. This summary does not contain all of the information you should consider with regard to the transactions described in this proxy statement and prospectus. You should read this summary together with this entire proxy statement and prospectus, including our financial statements and the notes to those statements, carefully.

                                     NYMEX

     NYMEX exists principally to provide facilities for buying and selling commodities for future delivery under rules intended to protect the interests of all market participants. NYMEX itself does not own any commodities, trade futures and options contracts for its own account or otherwise engage in market activities. NYMEX provides the physical facilities necessary to conduct an open-outcry auction market and electronic trading systems and systems for the matching and clearing of all trades executed on NYMEX. Futures and options markets, such as NYMEX, facilitate price discovery and provide financial risk management instruments to a broad array of market participants including commercial entities that produce, consume, trade or have other interests in underlying commodities. NYMEX believes that market participants choose to trade on centralized markets such as NYMEX because of the liquidity those markets help to provide and because those markets perform an important price discovery function by publishing the prices at which each trade occurs. The liquidity that NYMEX and other centralized markets offer is achieved because the traded contracts have standardized terms and the exchanges' clearinghouses help minimize counterparty performance risk.

     For these reasons, in general the more liquidity a commodities market offers, the more attractive it is to market users. Conversely, if liquidity declines, a market becomes less attractive. Market participants generally view liquidity as having two elements--trading volume and open interest. A key factor in the decision by NYMEX's board to recommend demutualization is the board's belief that NYMEX must ensure that it is able to respond promptly and effectively to competitive and technological developments. These changes in the exchange environment could reduce NYMEX's ability to offer trading volume and open interest and, therefore, its ability to offer liquidity to market participants. NYMEX believes that demutualization will position it to enter into transactions that could enhance its ability to offer liquidity to market participants.

                            DEMUTUALIZATION OF NYMEX

     The demutualization will technically involve a two-step merger.

     First Merger

     - In the first merger, NYMEX will merge into a newly formed, non-stock corporation organized under Delaware law. The surviving company of this merger will be named New York Mercantile Exchange, Inc., which we refer to throughout this document as NYMEX Exchange.

     - In the first merger, each NYMEX member will receive one Class A membership and one Class B membership in NYMEX Exchange for each NYMEX Division membership that the member owns. The Class A membership represents the trading privileges associated with a NYMEX Division membership. The Class B membership represents an economic interest in NYMEX Exchange--a right to dividends and liquidation proceeds.

     - In the first merger, each of the 84 authorized but unissued NYMEX memberships will be cancelled without consideration.

     Second Merger

     - Immediately after the first merger is completed, NYMEX Exchange will merge with a subsidiary, named NYMEX Merger Sub, Inc., of a newly formed, stock holding company also organized under Delaware law that will be named NYMEX Holdings, Inc., which we refer to throughout this document as NYMEX Holdings. NYMEX Exchange will survive this merger and become a subsidiary of NYMEX Holdings.

     - In the second merger, each member's Class B membership will be exchanged for one share of common stock in NYMEX Holdings. NYMEX Holdings' interest in its subsidiary will be converted into the sole outstanding Class B membership in NYMEX Exchange.

     Result

     - As a result of the two-step merger:

      - each NYMEX Division membership will become one Class A membership in NYMEX Exchange and one share of common stock of NYMEX Holdings;

      - NYMEX Holdings will hold the sole outstanding Class B membership in NYMEX Exchange;

      - NYMEX Exchange will be a subsidiary of NYMEX Holdings; and

      - both NYMEX Exchange and NYMEX Holdings will be organized under Delaware law.

     The diagrams below show the ownership structure of NYMEX both before and after the demutualization.

                            [Demutualization Chart]
[Graphic: A before and after demutualization graphic consisting of two columns. The first column consists of an oval above a rectangle with an arrow pointing from the oval down to the rectangle. Inscribed in the oval is "New York Mercantile Exchange Members" and inscribed in the rectangle is "New York Mercantile Exchange (New York not-for-profit corporation)". Written beside of the arrow is "816 Outstanding Memberships," "84 Unissued Memberships," "900 Authorized Memberships". The second column consists of an oval and two rectangles in succession below it with an arrow pointing from the oval to the first rectangle, and from the first rectangle to the second rectangle. Separately, there is an arrow pointing from the oval to the second rectangle. Inscribed in the oval is "Former New York Mercantile Exchange Members," inscribed in the first rectangle is "NYMEX Holdings, Inc. (Delaware stock corporation)", and inscribed in the second rectangle is "New York Mercantile Exchange, Inc. (Delaware non-stock corporation)". Written beside the arrow pointing from the oval to the first rectangle is "816 Shares of Common Stock (representing equity component)". Written beside the arrow pointing from the first rectangle to the second rectangle is "One Class B Membership (representing equity component)". Written beside the arrow pointing from the oval directly to the second rectangle below is "816 Class A Memberships (representing trading privileges)".]

                          BENEFITS OF DEMUTUALIZATION

     We believe that demutualization will provide the following benefits to our members:

     -   EXPANDS THE CHOICES AVAILABLE TO NYMEX.

       - Enhances the ability of NYMEX to maintain industry leadership by providing NYMEX with greater flexibility to enter into strategic transactions and to raise capital to fund technological innovations and other projects.

       - Provides the opportunity to maximize stockholder value by separating trading rights from equity ownership.

       - Allows NYMEX to enter more easily into transactions with non-member-owned entities by providing NYMEX with a currency--the common stock of NYMEX Holdings--for acquisitions and the ability to issue stock to outside investors in public or private offerings. These transactions would require the approval of the stockholders of NYMEX Holdings.

     -   PERMITS NYMEX TO BETTER SERVE ITS OWNERS.

       - Facilitates move to for-profit business model and payment of dividends. NYMEX is currently prohibited from paying dividends to its members under the New York not-for-profit law, subject to limited exceptions. NYMEX Holdings and NYMEX Exchange will not be subject to this prohibition because they are each organized as a for-profit corporation.

       - Enhances NYMEX's ability to retain and attract professional management by providing NYMEX with the ability to implement stock-based incentive plans.

     -   PLACES NYMEX IN THE BEST POSSIBLE COMPETITIVE POSITION.

       - The trading environment is becoming increasingly competitive.

       - New competitors are emerging from new directions, such as Internet exchanges.

       - NYMEX must be able to react quickly and decisively to strategic initiatives and challenges.

            BOARDS OF DIRECTORS OF NYMEX HOLDINGS AND NYMEX EXCHANGE

     The directors and executive officers of NYMEX Holdings after the demutualization will be the same as the directors and executive officers of NYMEX before the demutualization. The certificate of incorporation of NYMEX Exchange requires NYMEX Holdings, as the sole Class B member, to elect the directors of NYMEX Holdings to serve as the directors of NYMEX Exchange. NYMEX Holdings will have a 22 person board consisting of 20 directors who meet the qualifications of floor broker, futures commission merchant, local, trade, at large and public directors in the same proportions as provided in NYMEX's current bylaws. The Chairman and Vice Chairman of the NYMEX Holdings board will be designated directly by stockholders and will be members of the at-large category. The board of NYMEX Holdings will be divided into three classes serving staggered three-year terms. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires.

                                  RISK FACTORS

     You should carefully consider all of the information provided in this proxy statement and prospectus and, in particular, you should evaluate the specific factors described under "Risk Factors" on page 11 for a description of the risks associated with the demutualization.

                         CHANGES IN GOVERNANCE OF NYMEX

     One of the guiding principles in structuring the demutualization was to make as few changes as possible to the governance mechanics of NYMEX unless and until the members vote to unstaple the common stock and Class A memberships. However, due primarily to the fact that NYMEX Holdings and NYMEX Exchange are organized under Delaware law, as opposed to New York law, some changes will be made to the governance mechanics. The material changes include the following:

            PRE-DEMUTUALIZATION                              POST-DEMUTUALIZATION
            -------------------                              --------------------
- Members vote on the basis of one member -       - Each NYMEX membership is represented by
  one vote, regardless of the number of             one share of common stock and one Class A
  memberships owned.                                membership. Common stockholders vote on
                                                    the basis of one vote per share of common
                                                    stock. Holders of Class A memberships
                                                    vote on the basis of one membership - one
                                                    vote.

- Extraordinary transactions, such as             - Extraordinary transactions, such as
  mergers and sales of all or substantially       mergers and sales of all or substantially
  all of NYMEX's assets, must be approved           all of the assets of NYMEX Holdings, must
  by at least 66 2/3% of members who cast           be approved by holders of at least a
  votes at a meeting held to approve such a         majority of the outstanding shares of
  transaction, provided that at least 150           common stock of NYMEX Holdings.
  members vote in favor of the transaction.

            PRE-DEMUTUALIZATION                              POST-DEMUTUALIZATION
            -------------------                              --------------------
- Member directors serve staggered terms of       - The board of NYMEX Holdings is divided
  three years each. The chairman and vice         into three classes. Each director serves a
  chairman serve staggered terms of two             term of three years. The board of NYMEX
  years each. Public directors serve                Exchange must mirror the board of NYMEX
  staggered terms of two years each.                Holdings.

- The quorum requirement for meetings of          - The quorum requirement for meetings of
  the board is six.                               the board of NYMEX Holdings and NYMEX
                                                    Exchange is eight, which is one-third of
                                                    the 22 total directors.

- NYMEX cannot pay dividends except in            - NYMEX Holdings and NYMEX Exchange may pay
  certain limited circumstances.                    dividends when, as and if declared by
                                                    their respective boards of directors.

                       RECOMMENDATION OF THE NYMEX BOARD

     THE BOARD OF DIRECTORS OF NYMEX UNANIMOUSLY RECOMMENDS THAT MEMBERS VOTE FOR APPROVAL OF THE DEMUTUALIZATION PLAN.

                 VOTES REQUIRED TO APPROVE THE DEMUTUALIZATION

     The demutualization requires the affirmative vote of 66 2/3% of the votes cast at the special meeting held to approve the demutualization, so long as at least 150 members vote in favor of the demutualization. NYMEX directors are entitled to exercise [17] votes representing [2.6]% of the votes entitled to be cast in the demutualization.

                            CONDITIONS TO THE MERGER

     The mergers will not be consummated unless:

     - the mergers are approved by the requisite vote of NYMEX members;

     - NYMEX Exchange receives the appropriate "contract market" designations from the Commodity Futures Trading Commission; and

     - NYMEX receives a favorable ruling from the Internal Revenue Service regarding certain Federal income tax aspects of the demutualization.

                   ABSENCE OF APPRAISAL OR DISSENTERS' RIGHTS

     Members who object to the demutualization will have no appraisal or dissenters' rights under applicable law.

                                  RISK FACTORS

     This section discusses the material risks associated with the demutualization that you should consider when deciding whether to vote in favor of the demutualization.

RISKS RELATED TO THE DEMUTUALIZATION

     WE MAY NOT BE SUCCESSFUL IN RUNNING A FOR-PROFIT ENTERPRISE.

     NYMEX has historically operated as a not-for-profit corporation. As a result, our current management does not at present have experience in running NYMEX as a for-profit enterprise. We have no operating history as a for-profit business by which our management decisions and financial results can be evaluated. It is possible that operating losses may be incurred in the future and that profitability may never be achieved or sustained.

     THE ABSENCE OF AN ACTIVE TRADING MARKET FOR OUR SHARES OR THE LACK OF LIQUIDITY IN ANY TRADING MARKET THAT MAY DEVELOP FOR OUR SHARES MAY PREVENT YOU FROM SELLING OUR SHARES WHENEVER YOU DESIRE.

     Shares of our common stock are new securities that are subject to significant transfer restrictions and for which there is currently no active trading market. The shares are transferable only to qualified members of NYMEX Exchange and any transfer of shares must be accompanied by a transfer of an equal number of Class A memberships. Although we may seek the unstapling of our common stock in the future, we cannot assure you that our shares will become freely tradable, that our shares will be listed on any national securities exchange or included in any automated quotation system or electronic communications network. Nor can we assure you that an active trading market will develop for our shares or that, if a trading market for our common stock develops, there will be liquidity in that market. Therefore, you may not be able to sell your shares at the times that you would like to sell them.

     ELIMINATING THE VOTING RIGHTS OF LESSEES MAY ADVERSELY AFFECT THE ABILITY OF MEMBERS TO LEASE THEIR SEATS.

     Under the rules of NYMEX Exchange, lessees of Class A memberships will have no voting rights with respect to their leased memberships. It is possible that potential lessees will be unwilling to lease Class A memberships or will pay less to lease Class A memberships because the rules of NYMEX Exchange will not provide them with voting rights.

     THE IRS MAY, IN THE FUTURE, CHALLENGE OUR CHARACTERIZATION OF THE DEMUTUALIZATION AND DETERMINE THAT THE DEMUTUALIZATION IS A TAXABLE TRANSACTION TO NYMEX AND ITS MEMBERS.

     We filed a request for a ruling with the IRS on January 31, 2000 that neither NYMEX nor NYMEX members will recognize gain or loss as a result of either the first merger or the second merger. Even if the IRS issues the requested ruling, there can be no assurance that the IRS will not, in the future, challenge our characterization of the demutualization and determine that the demutualization is a taxable transaction to NYMEX and its members. In that event, each member would likely be required to recognize a gain or loss. For further information regarding the amount of such gain or loss or other information regarding federal income tax consequences of the demutualization, see "Federal Income Tax Consequences of the Demutualization" beginning on page 86.

RISKS RELATED TO A FUTURE UNSTAPLING OF COMMON STOCK AND CLASS A MEMBERSHIPS

     THE DEMUTUALIZATION WILL FACILITATE PUBLIC AND PRIVATE EQUITY OFFERINGS AND STRATEGIC TRANSACTIONS WHICH MAY REDUCE THE INFLUENCE OF MEMBERS.

     One of the purposes of the demutualization is to position NYMEX to engage in future capital raising activities and strategic transactions such as mergers and acquisitions. Transactions of this type would likely involve issuing or selling equity interests in NYMEX Holdings or its subsidiaries to non-members. Any transaction of this type would have to be approved by holders of at least a majority of the shares of common stock of NYMEX Holdings because it would necessitate an unstapling of the common stock and Class A memberships. The result of an unstapling would be that non-members of NYMEX Exchange would become stockholders of NYMEX Holdings. It is even possible that non-member stockholders will one day control NYMEX Holdings thereby effectively controlling NYMEX Exchange and its operations.

     THE BOARD OF DIRECTORS OF NYMEX HOLDINGS WILL BE REQUIRED TO ACT ON BEHALF OF THE STOCKHOLDERS OF NYMEX HOLDINGS.

     The board of directors of NYMEX Holdings will be required under Delaware law to make decisions and take actions designed to maximize profits and stockholder value. While the common stock and Class A memberships are stapled, the members of NYMEX Exchange and the stockholders of NYMEX Holdings are the same. If the common stock and Class A membership are unstapled, particularly if the unstapling is done in connection with an initial public offering, then the stockholder and member groups will diverge and the board of NYMEX Holdings will be required by its fiduciary duties to act in the best interest of the stockholders. These interests may not always be consistent with the interests of members of NYMEX Exchange.

     FAILURE TO RECEIVE APPROVALS FROM THE CFTC MAY PREVENT MEMBERS FROM REALIZING THE FULL EQUITY VALUE OF THEIR MEMBERSHIPS.

     We may have to obtain CFTC approval for transactions that would potentially unlock the equity value of NYMEX memberships such as an initial public offering of shares of NYMEX Holdings or a strategic business transaction with another entity. No assurance can be given that we will receive any required approvals from the CFTC. If CFTC approvals were required but were not obtained, we would not be able to complete these transactions and members may not be able to realize the full benefits of the demutualization.

RISKS RELATED TO OUR BUSINESS

     WE FACE COMPETITION FROM OTHER EXCHANGES WHO PROVIDE SERVICES SIMILAR TO OUR OWN.

     Other exchanges designated as "contract markets" by the CFTC and foreign exchanges permitted by the CFTC to do business in this country can compete with NYMEX in offering market trading of futures and options contracts in both the open outcry and electronic trading formats. In addition, over-the-counter, or OTC, trading of physical commodity instruments, such as swaps, forward contracts and NYMEX "look alike" contracts, in which parties directly negotiate the terms of their contracts, represent a significant source of existing and potential competition for NYMEX. For more information regarding our competitive environment see "NYMEX -- NYMEX's Competitive Environment" on page 28.

     FAILURE TO ADAPT TO RAPID TECHNOLOGICAL AND OTHER CHANGES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     The markets in which we compete are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing services and products, the introduction of new services and products and changing customer demands. These market characteristics are heightened by the increasing use of the Internet and the trend for companies from many industries to offer Internet-based products and services. The widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our services or infrastructure. Our future success will depend on our ability to respond to changing technologies on a timely and cost-effective basis. Our operating results may be adversely affected if we cannot successfully develop, introduce or market new services and products. In addition, any failure by us to anticipate or respond quickly to changes in technology and customer preferences, or any significant delays in other product development efforts, could have a material adverse effect on our business, financial condition and operating results.

     THE TREND TOWARDS ELECTRONIC TRADING AND AWAY FROM OPEN OUTCRY TRADING COULD DIVERT VOLUME AWAY FROM NYMEX'S OPEN OUTCRY TRADING SYSTEM.

     Both newly-formed organizations and established exchanges are increasingly employing electronic trading systems that provide fast, low cost execution of trades. These organizations and exchanges are routing order flow away from exchanges employing traditional open-outcry trading systems. Many market participants believe that these electronic trading systems represent a threat to the continued viability of the open-outcry method of trading. Futures exchanges such as the London International Financial Futures Exchange and the Sydney Futures Exchange have closed traditional trading systems and replaced them with electronic systems. NYMEX provides electronic trading of futures and options contracts through the NYMEX ACCESS(R) system. These electronic trading systems may divert volume away from NYMEX's open-outcry trading system. We may experience reduced volume on our open-outcry trading system, and therefore incur lower clearing and transaction fees, as a result of the continued development of electronic trading systems. For further information regarding the trend toward electronic trading systems, see the heading "NYMEX -- Technology -- Open-Outcry versus Electronic Trading" on page 41. For further information regarding the NYMEX ACCESS(R) system see "NYMEX -- Technology -- NYMEX ACCESS(R)" on page 42.

     WE MAY NOT BE SUCCESSFUL IN EXECUTING OUR INTERNATIONAL STRATEGY.

     To date, we have taken steps to internationalize our customer base as further described under "NYMEX -- Strategy -- International Strategy" on page
26. There can be no assurance that we will be able to succeed in marketing and operating our products and developing localized services in international markets. We may experience difficulty in managing our international operations because of, among other things, competitive conditions overseas, difficulties in supervising foreign operations, managing currency risk, language and cultural differences, political instability and unexpected changes in regulatory requirements or the failure to obtain requested regulatory approvals overseas. Any of these could have a material adverse effect on the success of our international operations and, consequently, on our business.

     WE CANNOT PREDICT OUR FUTURE CAPITAL NEEDS OR OUR ABILITY TO SECURE ADDITIONAL FINANCING.

     We anticipate, based on management's experience and current industry trends, that our existing cash resources will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next twelve months. However, we may need to raise additional funds to:

     - support more rapid growth;

     - develop new or enhanced services and products;

     - respond to competitive pressures;

     - acquire or develop complementary technologies; and

     - respond to unanticipated requirements.

     We cannot assure you that we will be able to obtain additional financing on acceptable terms.

     THE LOSS OF OUR LARGEST MARKET DATA VENDORS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULT OF OPERATIONS.

     Of the 59 vendors through whom we distribute market data, nine represented approximately 80% of our market data revenue in 1999. Market data revenue represented approximately 24% of our consolidated operating revenues for 1999. The termination of some or all of our agreements with these vendors without customers entering new subscription agreements with another vendor, could have a material adverse effect on our business, financial condition and results of operations.

     OUR REVENUES MAY BE ADVERSELY IMPACTED IF THE VALUE OF OUR MARKET DATA DECLINES OR IF WE BECOME SUBJECT TO LEGISLATION OR REGULATION LIMITING THE PRICES THAT WE CAN CHARGE FOR OUR MARKET DATA.

     We derive a significant percentage of our revenues from sales of market data. The proliferation of competing trading systems may result in competing streams of similar market data which may diminish the value of our market data and the prices that we can charge for it. We could also become subject to legislation or regulation limiting the prices that we can charge for market data. Any limitations on the prices we may charge for market data could have a material adverse effect on our business, financial condition and operating results.

     A DECLINE IN THE TRADING VOLUME OF LIGHT SWEET CRUDE OIL OR HENRY HUB NATURAL GAS CONTRACTS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Light sweet crude oil futures and options and Henry Hub natural gas futures and options accounted for 42% and 21%, respectively, of our total 1999 trading volume. Therefore, we are particularly affected by declines in trading volumes of these contracts. Downturns in trading volumes of these contracts could have a material adverse affect on our revenues and, therefore, on our profitability and results of operations.

     THE BOARD OF DIRECTORS OF NYMEX EXCHANGE HAS THE POWER TO DETERMINE THE ELIGIBILITY CRITERIA FOR MEMBERSHIP.

     NYMEX Exchange will be governed by rules which are substantially identical to the rules which govern NYMEX today. Accordingly, the board of directors of NYMEX

Exchange, like the board of directors of NYMEX, will have the power to determine the eligibility criteria for membership in NYMEX Exchange and the fees and rules attached to that membership. Therefore the board will continue to have the discretion to determine or change the standards for membership privileges and financial requirements for member firms at any time without a vote of members.

     SYSTEM LIMITATIONS AND FAILURES COULD HARM OUR BUSINESS.

     Our business depends on the integrity and performance of the computer and communications systems supporting it. If our systems cannot be expanded to keep pace with increased demand or fail to perform, we could experience: (1) unanticipated disruptions in service; (2) slower response times; and (3) delays in the introduction of new products and services. These consequences could result in lower trading volumes, financial losses, decreased customer service and satisfaction, litigation or customer claims and regulatory sanctions. We have experienced occasional systems failures and delays in the past and could experience systems failures and delays in the future.

     Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, sabotage, computer viruses, intentional acts of vandalism and similar events. Any system failure that causes an interruption in service or decreases the responsiveness of service could impair our reputation, damage our brand name and negatively impact our revenues. We also rely on a number of third parties for systems support. Any interruption in these third-party services or a deterioration in the performance of these services could also be disruptive to our business and have a material adverse effect on our business, financial condition and operating results.

RISKS RELATED TO REGULATION

     AMENDMENTS TO THE COMMODITY EXCHANGE ACT OR AMENDMENTS TO CFTC REGULATIONS MAY ADVERSELY AFFECT OUR ABILITY TO CONDUCT OUR BUSINESS.

     We are regulated by the CFTC under the authority given by the federal Commodity Exchange Act. The CFTC is a sunset agency. This means that it must be periodically reauthorized by legislation. Congress is presently reviewing the Commodity Exchange Act in the context of its regular reauthorization process. It is possible that Congress could amend the Commodity Exchange Act or that the CFTC could amend its regulations in a manner which will adversely affect our ability to conduct our business by changing regulatory requirements or by reducing regulatory requirements and thereby permitting additional competition from existing or new markets or from dealers in derivative instruments.

     WE MAY NOT BE ABLE TO MAINTAIN OUR SELF REGULATORY RESPONSIBILITIES.

     It is uncertain whether the CFTC will change its regulatory scheme in response to the demutualizations of exchanges. It is possible that the CFTC will take the position that exchanges, organized as for-profit corporations, are not as capable as membership organizations in maintaining adequate compliance and surveillance programs. This position could lead to new CFTC regulations that would require us to modify or restructure our regulatory functions. We believe that our regulatory programs and capabilities contribute significantly to our brand name and reputation. Although we believe that we will retain these responsibilities, we cannot assure you that we will not be required to rely on a third party to perform these responsibilities. If we are required to rely on a third party to perform regulatory and oversight functions, we may incur substantial expenses and suffer severe harm to our reputation if the regulatory and oversight services are inadequate.

                             NYMEX SPECIAL MEETING

GENERAL

     This proxy statement and prospectus is furnished in connection with the solicitation of proxies from the members of record of NYMEX as of the close of business on [date], 2000 by the board of directors of NYMEX for use at NYMEX's special meeting of members. This proxy statement and prospectus and accompanying form of proxy are first being mailed to the respective members of NYMEX on or about [date], 2000.

TIME AND PLACE; PURPOSES

     The NYMEX special meeting will be held at NYMEX's offices located at One North End Avenue, World Financial Center, New York, New York 10282-1101, at [time], local time, on [date], 2000. At the NYMEX special meeting, the members of NYMEX will be asked to approve a two-step merger that will effect the demutualization of NYMEX. In particular, the members of NYMEX will be asked:

        1. To consider and approve the merger of NYMEX with and into NYMEX Exchange and the related merger agreement (see page 7).

        2. To consider and approve the merger of NYMEX Merger Sub, Inc., a wholly-owned subsidiary of NYMEX Holdings, with and into NYMEX Exchange and the related merger agreement (see page 7).

     We will not transact any other business at the special meeting.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     The NYMEX board has fixed the close of business on [date], 2000, as the record date for the determination of NYMEX members entitled to notice of and to vote at the NYMEX special meeting. On [record date], 2000, there were [612] members entitled to notice of and to vote at the special meeting. NYMEX directors are entitled to exercise [17] votes representing [2.6]% of the votes entitled to be cast on the demutualization. The demutualization requires the affirmative vote of 66 2/3% of the votes cast at the NYMEX special meeting, so long as at least a quorum of members vote in favor of the demutualization. Under the NYMEX bylaws, the presence, either in person or by proxy of 150 members represents a quorum.

     Owners of record of NYMEX memberships are entitled to one vote per member, regardless of the number of memberships owned, at the NYMEX special meeting. No member is entitled to vote on any matter while any dues, assessments, fees or fines remain unpaid or during any period of suspension of membership. Members of the COMEX Division of NYMEX and lessees of NYMEX memberships will not be entitled to vote at the special meeting and no vote on their part is required for the demutualization to be effected.

VOTING PROCEDURES

     If a member attends the NYMEX special meeting, that member may vote by ballot. However, since many members may be unable to attend the NYMEX special meeting, those members can ensure that their votes are cast at the meeting by signing and dating the enclosed ballot and proxy and returning it in the envelope provided. When a ballot and proxy card is returned properly signed and dated, the vote of the NYMEX member will be cast in accordance with the instructions on the ballot. If a member does not return a signed proxy card, no vote will be cast on behalf of that member.

     Members are urged to mark the box on the ballot to indicate how their vote is to be cast. If a member returns a signed proxy card but does not return a ballot or does not indicate on the ballot how they wish to vote, the vote represented by the proxy card will be cast "FOR" the proposals.

     Any NYMEX member who executes and returns a proxy card may revoke the proxy at any time before it is voted by:

     - notifying in writing M. Dawn Lowe of NYMEX at One North End Avenue, World Financial Center, New York, New York 10282-1101;

     - granting a subsequent proxy; or

     - appearing in person and voting at the NYMEX special meeting.

     Attendance at the NYMEX special meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     NYMEX will bear the costs of solicitation of proxies, including the cost of preparing, printing and mailing this proxy statement and prospectus. In addition to the solicitation of proxies by use of the mails, proxies may be solicited from NYMEX members by directors, officers and employees of NYMEX in person or by telephone, facsimile or other appropriate means of communication. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to these directors, officers and employees of NYMEX in connection with the solicitation. Any questions or requests for assistance regarding this proxy statement and prospectus and related proxy materials may be directed to:

     New York Mercantile Exchange
     One North End Avenue
     World Financial Center
     New York, New York 10282-1101
     Attention: M. Dawn Lowe
     Telephone: 212-299-2370
     Fax: 212-301-4612

OTHER MATTERS

     Pursuant to the current bylaws of NYMEX, no other business or matter other than the demutualization transactions indicated above may be properly presented at the NYMEX special meeting. Copies of NYMEX's bylaws are available to members free of charge upon request to NYMEX.

                              THE DEMUTUALIZATION

     The following is a brief summary of the terms of the demutualization, including the significant provisions of the merger agreements for the two-step merger. Copies of the merger agreements are attached as Annexes A and B and are incorporated by reference into this proxy statement and prospectus. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENTS CAREFULLY AND IN THEIR ENTIRETY.

GENERAL

     There are two merger agreements that together will effectuate the demutualization of NYMEX. Pursuant to the first merger agreement, NYMEX, which is currently organized as a New York not-for-profit corporation, will merge into a newly formed Delaware non-stock corporation. Pursuant to the second merger agreement, a wholly owned subsidiary of a newly formed Delaware corporation will merge with and into the surviving entity of the first merger in order to create a holding company structure.

     Each of NYMEX Holdings, its subsidiary and NYMEX Exchange was formed solely for the purpose of effecting the demutualization. None of them has any present assets, any business operations, or cash flows other than the activities associated with preparing for the demutualization.

     Both merger agreements are governed by Delaware law except to the extent that the merger agreement for the first merger is required to be governed by New York law.

EXCHANGE OF MEMBERSHIPS

     As a result of the mergers, each membership in NYMEX will be converted automatically into one Class A membership in NYMEX Exchange and one share of common stock of NYMEX Holdings. No exchange or transfer of any certificates representing memberships will be necessary to effectuate the conversion.

EFFECTIVENESS OF THE MERGERS

     The merger between NYMEX and NYMEX Exchange will take effect upon the acceptance for filing of a certificate of merger by the Secretary of State of Delaware and the Department of State of the State of New York. The merger between NYMEX Exchange and the subsidiary of NYMEX Holdings will take effect immediately following the first merger upon the acceptance of a certificate of merger with the Secretary of State of the State of Delaware. The board anticipates that the mergers will take effect shortly after the approval of the demutualization by the members of NYMEX, assuming the conditions to the mergers described below have been satisfied.

CONDITIONS TO THE MERGERS

     The mergers will not be consummated unless approved by the requisite vote of NYMEX members. In addition, NYMEX Exchange must receive appropriate "contract market" designations from the Commodity Futures Trading Commission and a favorable ruling from the Internal Revenue Service regarding certain federal income tax aspects of the demutualization. See "Federal Income Tax Consequences of the Demutualization" on page 86.

TERMINATION

     The merger agreements may each be terminated at any time prior to the effectiveness of the mergers by the board of directors of NYMEX, whether before or after approval by the members of NYMEX. The board may terminate the merger agreements if the conditions to the demutualization are not satisfied or it determines, for any reason, that the demutualization would not be in the best interests of NYMEX or its members.

RECOMMENDATION OF THE BOARD

     NYMEX's board of directors has unanimously approved the plan of demutualization. The board believes that it is in the best interests of NYMEX, its members to effectuate the transactions described in this proxy statement and prospectus. Accordingly, the board recommends that members vote "FOR" adoption of the two-step merger and merger agreements. If the demutualization is not consummated for any reason, the board presently intends to continue to operate NYMEX in its current form.

TAX TREATMENT

     We have structured the demutualization with the intention that neither NYMEX nor its members will recognize any gain or loss for federal income tax purposes. Because of the novelty of the demutualization, NYMEX has asked the Internal Revenue Service to issue a ruling on key aspects of the demutualization. Please see "Federal Income Tax Consequences of the Demutualization" on page 86 for a discussion of important tax matters.

ACCOUNTING TREATMENT

     We expect the demutualization will be treated in a manner similar to a "pooling of interests" transaction under generally accepted accounting principles. This means that, for accounting and financial reporting purposes, no gain or loss will be recognized at the time of the demutualization and the book value of the assets and liabilities of NYMEX at the time of the demutualization will carry over to NYMEX Exchange. After the demutualization, all the assets and liabilities of NYMEX Exchange will be consolidated into the parent company, NYMEX Holdings.

REGULATORY APPROVALS

     Federal commodities law requires that each commodity futures and option exchange obtains approval from the CFTC for each of its commodity markets. This process is known as contract market designation. The NYMEX Division is designated as a contract market for each of the 27 futures and options contracts it currently lists for trading. These contracts are listed on the chart on page
37. In addition, the NYMEX Division has been designated as a contract market for Central Appalachian coal futures, Middle East sour crude oil futures and Mid-Columbia electricity futures. The NYMEX Division also has been designated as a contract market for eight futures contracts that are currently delisted and would require CFTC approval to relist. It will be necessary for either NYMEX to obtain approval before the demutualization from the CFTC to transfer those designations to NYMEX Exchange or NYMEX Exchange to obtain new designations for each of the futures and options contracts noted above.

ABSENCE OF APPRAISAL OR DISSENTERS' RIGHTS

     Members who object to the demutualization will have no appraisal or dissenters' rights under applicable law. Appraisal or dissenters' rights would, if applicable, constitute the right to receive, instead of Class A membership interests in NYMEX Exchange and shares of common stock of NYMEX Holdings, an amount in cash that a court decides is the fair value of their membership in NYMEX.

FEDERAL SECURITIES LAW CONSEQUENCES

     Under United States federal securities laws, common stock of NYMEX Holdings received in the demutualization by persons who are not "affiliates" under the Securities Act may be resold immediately, except that these sales must be accompanied by sales of Class A memberships of NYMEX Exchange for so long as the common stock and Class A memberships are stapled. Common stock, and, therefore, Class A memberships, received in the demutualization by "affiliates" of NYMEX Holdings may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. These restrictions are expected to apply to the directors of NYMEX.

     This document cannot be used in connection with resales of common stock received in the demutualization by any person who may be deemed to be an affiliate of NYMEX under the Securities Act.

                      WHERE YOU CAN FIND MORE INFORMATION

     NYMEX Holdings has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the shares of common stock of NYMEX Holdings being offered in the demutualization. This proxy statement and prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement. Some items of information are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements made in this proxy statement and prospectus as to the content of any contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete. With respect to such statements, you should refer to the corresponding exhibit for a more complete description of the matter involved and read all statements in this proxy statement and prospectus in light of that exhibit.

     Following consummation of the demutualization, NYMEX Holdings will be required to file reports and other information with the SEC. We intend to furnish holders of the common stock of NYMEX Holdings with annual reports containing audited financial statements with a report thereon by NYMEX Holdings' independent certified public accountants.

     NYMEX Holdings filings are available to the public at the SEC's web site at http://www.sec.gov.

                                     NYMEX

     The following discussion of the business of NYMEX describes the business that will be conducted by NYMEX Holdings through NYMEX Exchange after the demutualization.

OVERVIEW

     NYMEX is the largest commodity exchange for trading energy futures and options contracts, including contracts for crude oil, heating oil, unleaded gasoline, propane, natural gas and electricity, based upon data reported by the Futures Industry Association. NYMEX is also the second largest commodity exchange for trading platinum group metals contracts, including futures contracts for platinum and palladium and options contracts for platinum. Through NYMEX's subsidiary, Commodity Exchange, Inc., also known as COMEX, NYMEX is the largest commodity exchange for trading precious metals futures and options contracts, including contracts for gold and silver, based upon data reported by the Futures Industry Association. COMEX also provides for trading of copper and aluminum futures and options contracts, FTSE Eurotop 100(R) stock index futures and options and FTSE Eurotop 300(R) stock index futures. The FTSE Eurotop contracts are based on an index designed to measure the collective performance of a sector of the European equities market.

     According to information provided by the Futures Industry Association, based on 1999 trading volume of approximately 109.5 million contracts, NYMEX is the largest physical commodity based futures exchange in the world and the third largest futures exchange in the United States. Physical commodity based futures exchanges are exchanges that primarily trade futures contracts based upon a physical commodity such as crude oil or gold. Futures exchanges include physical commodity based futures exchanges as well as exchanges that primarily trade futures contracts based upon financial instruments. The two U.S. futures exchanges with greater volume, the Chicago Board of Trade and the Chicago Mercantile Exchange, trade primarily futures contracts based upon financial instruments such as stock indices or fixed income products. Similarly, on a worldwide level, those futures exchanges which had greater trading volume in 1999, including the Chicago Board of Trade and the Chicago Mercantile Exchange, traded primarily equity based and fixed income based financial instruments.

     The chart below indicates NYMEX's annual trading volume of futures and options contracts for each of the five years in the period ended December 31, 1999:

                             ANNUAL TRADING VOLUMES

              [Five Year Comparison of Four Most Active Contracts]
[Graphic: Bar graph showing NYMEX's annual trading volume of futures and options contracts from 1995 to 1999 for each of five categories listed from top to bottom in a legend to the right of the bar chart including: Light Sweet Crude Oil, Henry Hub Natural Gas, Gold, Heating Oil, and All Other. Below the horizontal axis, each year for which trading volume is measured is written in chronological order from left to right. The categories from top to bottom are reflected in the bar chart as five bars above each year from left to right. The vertical axis indicates the number of contracts traded, in thousands, beginning with zero and increasing, in intervals of ten thousand, to fifty thousand. Each of the five bars for each category is shaded differently as follows: dots for Light Sweet Crude Oil, diagonal lines from bottom left to top right for Henry Hub Natural Gas, white for Gold, diagonal lines from bottom right to top left for Heating Oil and black for all other. Light Sweet Crude Oil contracts were traded at a rate of 27,590 in 1995, 28,759 in 1996, 30,562 in 1997, 37,944 in
1998 and 46,022 in 1999. Henry Hub Natural Gas contracts were traded at a rate of 9,008 in 1995, 10,049 in 1996, 14,003 in 1997, 19,094 in 1998 and 23,015 in
1999. Gold contracts were traded at a rate of 9,788 in 1995, 10,982 in 1996, 11,607 in 1997, 10,935 in 1998 and 12,392 in 1999. Heating Oil contracts were traded at a rate of 8,970 in 1995, 9,451 in 1996, 9,518 in 1997, 9,533 in 1998
and 9,896 in 1999. All Other contracts were traded at a rate of 18,116 in 1995, 16,559 in 1996, 18,162 in 1997, 17,512 in 1998 and 18,214 in 1999.]

     The aggregate trading volume on NYMEX has increased from 73.5 million futures and options contracts in 1995 to 109.5 million futures and options contracts in 1999. NYMEX believes that this growth has resulted principally from increased demand for NYMEX's energy contracts.

     NYMEX completed preparations in 1999 for the introduction of additional contracts, including Middle East sour crude oil futures and options, coal futures and options, calendar spread and average price options and an additional electricity contract.

     At March 31, 2000, NYMEX had approximately 605 employees, most of whom were based in New York City. NYMEX also has representatives at offices maintained in Houston, Texas, Washington, D.C. and London, England. None of NYMEX's employees are represented by labor unions.

PURPOSE

     NYMEX exists principally to provide facilities for buying and selling commodities for future delivery under rules intended to protect the interests of all market participants. NYMEX itself does not own any commodities, trade futures and options contracts for its own account or otherwise engage in market activities. NYMEX provides the physical facilities necessary to conduct an open-outcry auction market and electronic trading systems and systems for the matching and clearing of all trades executed on NYMEX. Futures and options markets, such as NYMEX, facilitate price discovery and provide financial risk management instruments to a broad array of commercial entities that produce, consume, trade or have other interests in, underlying commodities.

     Customers of our markets primarily include commercial producers, refiners or processors, marketers and users of energy products including industrial consumers. These market users use NYMEX for both hedging and speculative purposes. Hedging allows users with an interest in physical inventories to reduce exposure to risks inherent in price fluctuations. Speculators realize profit or loss based upon price fluctuations of the underlying commodity.

     The charts below set forth the percentage of futures contracts and options contracts that were traded on NYMEX in 1999 for either hedging or speculating purposes. NYMEX does not expect these percentages to change in the future.

[NYMEX DIVISION HEDGING VS. SPECULATING CONTRACTS 1999]

                                                                          HEDGING                          SPECULATING
                                                                          -------                          -----------
Futures                                                                    79.00                              21.00
Options                                                                    70.10                              29.90

[COMEX DIVISION HEDGING VS. SPECULATING CONTRACTS 1999]

                                                                          HEDGING                          SPECULATING
                                                                          -------                          -----------
Futures                                                                     60.8                               39.2
Options                                                                     53.4                               46.6

[TOTAL NYMEX HEDGING VS. SPECULATING CONTRACTS 1999]

                                                                          HEDGING                          SPECULATING
                                                                          -------                          -----------
Futures                                                                     75.7                               24.3
Options                                                                     66.5                               33.5

     NYMEX believes that market participants choose to trade on centralized markets such as NYMEX because of the liquidity those markets help to provide and because those markets perform an important price discovery function by publishing the prices at which each trade occurs. The liquidity that NYMEX and other centralized markets offer is achieved because the traded contracts have standardized terms and the exchanges' clearinghouses help minimize counterparty performance risk.

     For these reasons, in general the more liquidity a commodities market offers, the more attractive it is to market users. Conversely, if liquidity declines, a market becomes less attractive. Market participants generally view liquidity as having two elements--trading volume and open interest. A key factor in the decision by NYMEX's board to recommend demutualization is the board's belief that NYMEX must ensure that it is able to respond promptly and effectively to competitive and technological developments. These changes in the exchange environment could reduce NYMEX's ability to offer trading volume and open interest and therefore its ability to offer liquidity to market participants. NYMEX believes that demutualization will position it to enter into transactions that could enhance its ability to offer liquidity.

HISTORY

     NYMEX was established in 1872 as the Butter and Cheese Exchange of New York to provide an organized forum for the trading of dairy products. Its name was subsequently changed to the Butter, Cheese and Egg Exchange of The City of New York. In connection with NYMEX's efforts to attract traders of groceries, dried fruits, canned goods and poultry, the name was changed to New York Mercantile Exchange in 1882.

     COMEX was founded in 1933 from the combination of four futures markets. It initially traded six commodities: copper, hides, rubber, silk, silver and tin. In August 1994, NYMEX acquired COMEX which is currently a wholly owned subsidiary of NYMEX.

STRATEGY

     The commodities and securities markets are being affected by the emergence of electronic communications networks, or ECNs, and other technological advances such as the Internet. A major reason for the demutualization is to ensure that NYMEX is presently positioned to address both the risks and the opportunities that are presented by these technology-driven developments. In response to changing market conditions, among other things, NYMEX is considering

     - the pursuit of joint venture and other relationships with operators of ECNs;

     - pursuing global expansion opportunities;

     - seeking to leverage its proven capabilities as a central liquid and transparent market;

     - providing clearing and settlement services by offering those services to third parties; and

     - continuing to invest in technology.

Particularly in light of the rapid pace of change in this area, it is not possible to predict whether or to what extent these initiatives will be successful.

     ENERGY CONTRACTS

     As the largest exchange for trading energy futures and options, NYMEX actively participates in the development and integration of the energy markets. NYMEX understands that the ultimate success of its contracts lies in their relevance and utility to the underlying markets. For this reason, NYMEX provides, and actively develops and seeks expansion opportunities for a wide-range of energy products. NYMEX has designed energy futures and options contracts on a product-by-product basis as related sectors of the energy industry have been deregulated. NYMEX offers "one-stop shopping" for the energy industry by providing a wide variety of energy related products in one central marketplace. For example, with price deregulation of the petroleum markets in the late 1970's and early 1980s, NYMEX introduced heating oil futures contracts in 1978, crude oil futures contracts in 1983, gasoline futures contracts in 1984, natural gas futures contracts in 1990. In each case, NYMEX participated in opportunities created by the deregulation of relevant industries and the physical market's need for risk management. More recently, in order to participate in the opportunities created by the general deregulation of the electric utility industry, NYMEX introduced electricity futures and options contracts in the spring of 1996, added two additional sets of electricity futures and options contracts in 1998 and one new futures contract in 1999.

     METALS CONTRACTS

     NYMEX is pursuing a similar strategy with respect to its metals futures and options business, attempting to build on its status as the largest precious metals futures exchange, by offering one-stop shopping for the metals industry. NYMEX augmented its metals complex by adding aluminum futures and options contracts in 1999. At the same time, NYMEX is seeking to expand its product offerings beyond energy and metals products to other areas, thereby providing NYMEX with what it believes to be a natural hedge that results from diversification. NYMEX currently lists two Pan-European equity index futures contracts, the FTSE Eurotop 100(R) and FTSE Eurotop 300(R).

     INTERNATIONAL STRATEGY

     In connection with each of these strategies, NYMEX is also attempting to internationalize its customer base, in large part by undertaking a large-scale marketing effort to introduce risk management analysis and techniques to potential customers abroad. Toward achieving that end, NYMEX has placed terminals for trading NYMEX ACCESS(R), NYMEX's electronic trading system, in the United Kingdom and in Australia, through a linkage with the Sydney Futures Exchange. In addition, NYMEX is in the process of negotiating the renewal of its terminals for trading in Hong Kong, through a linkage with the Hong Kong Futures Exchange, now known as the Hong Kong Exchanges and Clearing Limited. In addition, NYMEX concluded an agreement in 1999 with the Singapore International Monetary Exchange, now known as the Singapore Exchange Derivatives Trading Limited, to install NYMEX ACCESS(R) terminals on the desks of experienced traders in that country. Similar talks are underway in Japan. The design and introduction of products aimed specifically at global markets make up a key component of NYMEX's international strategy. While a number of NYMEX contracts such as gold and crude oil have long had a global following, the forthcoming Middle East sour crude oil futures and options contracts will mark the first product designed primarily for a regional overseas market and to trade exclusively on NYMEX ACCESS(R). A second new regional contract is now under review for copper futures based on Asian market needs and practices. The new central Appalachian coal contract is also expected to draw strong interest from the growing international coal market.

     TECHNOLOGY

     Finally, NYMEX attempts to provide innovative, state-of-the-art trading systems and facilities to enable its members to efficiently serve their customers. To support its expanding international business and product base NYMEX has also made sizable investments to upgrade the operational efficiency and functionality of both its clearing systems and global electronic trading platform. Trading on NYMEX ACCESS(R), which was initiated in 1993, climbed to record volumes during 1999--approximately 2.4 million contracts accounting for approximately 2% of NYMEX's total trading volume in 1999. Volume traded on NYMEX ACCESS(R) has grown at an average annual rate of approximately 31% during the period since its inception in 1993 through December 31, 1999. A new upgraded version of NYMEX ACCESS(R) was launched in November 1999. The new system retains the response time of its predecessor while expanding capacity, using a standard Windows NT interface and is less costly to operate and easier to maintain than the previous system. The new system offers brokers and their customers a wider range of accounting and data tracking functions. Most importantly, NYMEX ACCESS(R) now allows for daytime trading as well as the potential to trade financial and other commodity products, pursuant to joint ventures, in the North American time zone. Toward this end, in March 2000, NYMEX launched its electricity contracts for trading exclusively on NYMEX ACCESS(R) throughout the daytime and night sessions. Upgrading and modernizing daytime trade matching and review and correction of clearing operations has also been the focus of a sustained effort by NYMEX. The installation of the final subsystems of Clearing 21(R), a highly flexible, state of the art, clearing system developed jointly with the Chicago Mercantile Exchange to process trades well into the next century, was also rolled out in 1999 and is expected to be implemented for COMEX in 2000.

     The Clearing 21(R) system was designed to replace NYMEX's trade management systems, data input systems and clearing systems. These applications are expected to support any anticipated growth in volume or business expansion for the next five to ten years. The Clearing 21(R) system clears trades originating from two sources: the trade management system on the trading floor and NYMEX ACCESS(R) electronic trading. The system consists of the following six modules:

     - Banking -- This module has the ability to handle multi-exchange requirements as well as process bank transactions, including payments and receipts, and adjustments.

     - Settlement -- Settlement processes and calculates the amounts applied to margin requirements and determines the payment or amount to be received on a transaction.

     - Asset Management -- Asset management processes and calculates the asset inventories maintained by a member as well as values them based on settlement value.

     - Deliveries -- This module handles delivery instructions as well as tracks confirmations of trades.

     - Position Management -- Position management aggregates trades to the clearing member level.

     - Performance Bond -- This module calculates margin based on both delivery and open positions.

     NYMEX is also currently engaging in a number of projects designed to improve the operational efficiency of the open-outcry method of trading and to enable NYMEX to compete effectively in an increasingly electronic and Internet-based trading environment.

The underlying principle is to apply as many technological innovations to the open-outcry method of trading as possible so that the open-outcry method can compete openly and efficiently with electronic methods. These technological innovations include electronic order routing and trade submission. NYMEX is in the process of evaluating a number of feasibility studies as to the implementation of these innovations as well as wireless voice and data transmission.

NYMEX'S COMPETITIVE ENVIRONMENT

     The marketplace for NYMEX's contracts exists both in the physical format of open-outcry trading conducted in product-oriented trading rings, which takes place on the floor of NYMEX, and electronically through the screen-based system NYMEX ACCESS(R). Other exchanges designated as "contract markets" by the CFTC and foreign exchanges permitted by the CFTC to do business in this country can compete with NYMEX in offering market trading of futures and options contracts in both of these formats. In addition, over-the-counter, or OTC, trading of physical commodity instruments, such as swaps, forward contracts and NYMEX "look alike" contracts, in which parties directly negotiate the terms of their contracts, represents a major source of competition for NYMEX. The International Petroleum Exchange, known as IPE, based in London, is the only other major international exchange for the trading of energy products. Major products traded on the IPE include Brent crude oil, the benchmark crude oil used in Europe and Asia, and gasoil.

     Many market participants believe that the unprecedented growth of electronic trading systems and Internet-based technologies represents a major threat to the continued viability of open-outcry trading as practiced at commodities exchanges such as NYMEX.

     NYMEX encounters competition in all aspects of its business and competes directly with other exchanges, both domestic and foreign, and OTC entities. Some of those competitors have substantially greater capital and resources and offer a wider range of products and services than does NYMEX. NYMEX believes that the principal factors affecting competition with it involve the integrity of the marketplace provided by NYMEX, the relative prices of services and products it offers, its substantial liquidity base, its worldwide brand recognition and the quality of its clearing and execution services.

     NYMEX, like other commodities and financial exchanges, is directly affected by a variety of factors. These factors include broad trends in legislation and regulations affecting NYMEX products directly, technological innovations, national and international financial and business conditions including currency values, the level and volatility of interest rates, fluctuation in the volume and price levels in the commodities markets, the perception of stability in the commodities and financial markets and taxes. These and other factors can affect NYMEX's volume of trading and the stability and liquidity of the commodities markets. A reduced volume of commodities transactions and reduced market liquidity would result in lower revenues from transaction and clearing fees. In periods of reduced transactions, profitability may be adversely affected because some expenses are relatively fixed.

     The futures and options industry is global in nature. It is comprised of approximately 70 exchanges located in 31 countries. The global futures and options industry is part of a broader global derivatives industry that consists principally of OTC products such as swaps, forward rate agreements and customized options. Generally speaking, those products are not traded on futures and options exchanges but on off-exchange markets between and among dealers and their customers, which are typically bulk or large institutions and corporations.

     NYMEX is one of six principal futures exchanges in the United States and the sixth largest futures exchange in the world. Shown below is a list of the largest futures exchanges in the world, their country of location, 1999 total contract volumes and three most active products traded on each of them as reported by the Futures Industry Association.

                                             1999 TOTAL
                                              CONTRACT
                                               VOLUMES                 MOST ACTIVE PRODUCTS
                                             ----------                --------------------
EUREX, Germany and Switzerland.........      378,760,300       Euro-BUND futures, Euro-BOBL
                                                               futures, DAX options
Chicago Board of Trade, U.S............      254,561,215       U.S. T-Bond futures, U.S. T-Bond
                                                               options, Ten Year T-Note future
Chicago Mercantile Exchange, U.S.......      200,737,123       3 Month Eurodollar futures, S&P 500
                                                               Index futures, 3 Month Eurodollar
                                                               options
MONEP, France..........................      177,329,802       CAC 40 Index (Long Term) options,
                                                               all options on individual equities,
                                                               CAC 40 10 Euro futures
London International Financial Futures
  Exchange, U.K........................      120,040,031       3 Month Euribor futures, 3 Month
                                                               Sterling futures, FTSE 100(R) Index
                                                               futures
New York Mercantile Exchange, U.S......      109,538,831       Crude Oil futures, Natural Gas
                                                               futures, Gold futures
London Metal Exchange, U.K.............      61,597,557        High Grade Primary Aluminum futures,
                                                               Copper-Grade A futures, Special High
                                                               Grade Zinc futures
B, M & F, Brazil.......................      55,931,098        Interest Rate futures, U.S. Dollar
                                                               futures, Interest Rate swap futures
OM Stockholm, Sweden...................      53,622,623        All options on individual equities,
                                                               OMX(Index) futures, Interest Rate
                                                               futures
Amsterdam Exchanges, Netherlands.......      49,431,139        All options on individual equities,
                                                               AEX Stock Index options, AEX Stock
                                                               Index (FTI) futures

     Historically, the futures industry has been characterized by significant specialization. Exchanges generally develop niches in product categories that, for the most part, have not substantially competed with futures and options contracts traded on other exchanges, despite the lack of significant regulatory obstacles to doing so. The liquidity provided by trading in a particular contract on an exchange, as described above, typically creates a competitive advantage for that exchange as compared to other exchanges considering offering rival contracts. With certain limited exceptions, most of the trading conducted in a futures product occurs on a single futures exchange.

     There have been attempts to list NYMEX's most actively traded products on other exchanges. For example, the Chicago Board of Trade trades electricity, gold and silver contracts; the London Metal Exchange trades copper and aluminum; and the Kansas City

Board of Trade trades a natural gas futures contract having terms similar to that of a NYMEX contract.

     NYMEX has worked extensively to appeal to international markets users. In June 1993, in an effort to directly attract more foreign participation and to expand its international franchise, NYMEX expanded its trading hours through the use of NYMEX ACCESS(R) to span time zones. Expanded trading hours have increased liquidity, efficiency and greater access to markets worldwide. By accommodating the business day hours in Hong Kong, Sydney, Singapore and the morning trading hours in London. NYMEX now participates directly in the Far Eastern and European markets.

     NYMEX continues to evaluate all forms of competition as the world business environment continues to change, with new products and instruments rapidly emerging, including, for example, the OTC derivative products markets and their perceived competition with the futures markets. NYMEX believes that OTC products and exchange-traded futures and options contracts are complementary risk management tools. NYMEX products are liquid risk management financial instruments, the terms of which are standardized and non-negotiable. Because of the financial guarantees provided by the NYMEX clearing houses for NYMEX products, counterparty credit risk is diminished. See the heading "-- Clearing Operations" below for further description of the NYMEX clearing house.

     The OTC market is a principal-to-principal unregulated market where participants negotiate the terms of their private contractual agreements. The OTC market affords a participant the opportunity to "go outside the physical marketplace" and "outside contract specifications" to negotiate terms for obtaining a product. As such, OTC derivative products are customized instruments, which deviate from the standardized specifications of NYMEX contracts, and which may not provide the liquidity of a NYMEX product. OTC derivative products are not cleared like NYMEX products and may not be fully offset by an opposite OTC transaction, which may expose participants to potential counterparty risk. However, OTC products may be more desirable for certain users of a particular commodity where a uniquely tailored agreement is needed to obtain a product. As an example, a commercial consumer of oil may want to "go outside" the standardization of a NYMEX product to obtain a different grade of oil, quantity, delivery period, location and means of delivery. Therefore, it is the OTC market that offers the flexibility to deviate from specified terms of NYMEX products. Because of NYMEX's standardized and liquid features, NYMEX's products are often used to hedge the price risk associated with OTC exposure.

     As standardized and liquid risk management instruments, products of NYMEX and other futures exchanges are desirable to market users because they can be entered into or liquidated with relative ease with no counterparty risk. Buyers, for example, can generally find offsetting sellers and sellers similarly can generally find offsetting buyers.

     Volume on foreign futures and options exchanges is growing as the benefits of risk management through futures and options trading become more appreciated throughout the world and risk management techniques are adopted to meet the needs of local economies. This growing global awareness has not only aided the growth of foreign exchanges but has, to a certain extent, also benefited NYMEX as non-U.S. enterprises become NYMEX members and customers of other NYMEX members.

     Under present competitive conditions, NYMEX believes that increasingly liquid foreign markets generally have not taken material volume away from NYMEX since volumes on NYMEX continue to grow. NYMEX believes that at the present time the most active and fastest growing futures and options products listed on foreign exchanges, including French, German, Japanese, and Brazilian bonds, Euroyen, Euromark, U.K. Sterling and French PIBOR deposits and German and Brazilian stock indices, have not competed with the most active and fastest growing NYMEX products such as natural gas. This is primarily due to the fact that the fastest growing foreign futures and options are based on financial instruments and not on physical commodities. Nevertheless, foreign futures and options exchanges may have taken and may continue to take some volume away from NYMEX since foreign exchanges also list futures and options based on physical commodities.

     NYMEX believes that its clearing and compliance operations, including reporting and record keeping requirements, provide greater security to market participants than foreign exchanges and the OTC market. Accordingly, NYMEX believes that regulation, together with NYMEX's internal controls and surveillance, is a benefit to traders that conduct business on NYMEX as opposed to in the OTC market.

REGULATORY OVERSIGHT

     NYMEX's operations are subject to extensive regulation by the CFTC under the Commodity Exchange Act. The Commodity Exchange Act generally requires that futures trading in commodities be conducted on a commodity exchange designated as a "contract market" by the CFTC. That act establishes non-financial criteria for an exchange to be designated to list futures and options contracts. Designation as a "contract market" for the trading of a specified futures contract is non-exclusive; the CFTC may designate additional exchanges as "contract markets" for trading the same or similar contracts. NYMEX has been designated by the CFTC as a "contract market" under the Commodity Exchange Act with respect to each of the futures and options traded on it. NYMEX is seeking either approval to transfer its contract market designations to NYMEX Exchange or approval for NYMEX Exchange to obtain new designations with respect to NYMEX's futures and options contracts. This approval is a condition to the demutualization.

     NYMEX is a self-regulatory organization that is subject to the oversight of the CFTC. In order to guard against default risk with respect to contracts traded on NYMEX and COMEX, each of NYMEX and COMEX has instituted detailed risk management policies and procedures. To manage the risk of financial non-performance, each of NYMEX and COMEX:

     - has established minimum capital requirements for clearing members;

     - limits the number of net open contracts that can be held by any clearing member, based upon that clearing member's capital;

     - requires clearing members to post original margin collateral, in the form of cash, U.S. treasury securities or letters of credit for all open positions, and to collect initial margin from their customers;

     - pays and collects variation margin on a marked-to-market basis at least twice daily;

     - requires clearing members to collect variation margin from their customers;

     - requires deposits to the applicable guaranty fund from NYMEX clearing members or COMEX clearing members, as the case may be, which would be available to cover financial non-performance; and

     - has broad assessment authority to recoup financial losses.

Each of NYMEX and COMEX also has extensive surveillance and compliance operations and procedures to monitor and enforce compliance with rules pertaining to the trading, position sizes, delivery obligations and financial condition of members.

CLEARING OPERATIONS

     NYMEX serves a clearinghouse function, standing as a financial intermediary on every futures and option transaction cleared by NYMEX. Specifically, through its clearinghouses, NYMEX guarantees performance of obligations owed to buyers and sellers. As such, in the case of a customer or clearing member financial default, to the extent that funds are not otherwise available to NYMEX to satisfy the obligations under the applicable contract, NYMEX may be required to perform the financial obligations. Furthermore, through its clearing and compliance functions, NYMEX has the mechanisms in place to ensure financial performance of and, if necessary, physical delivery of all contracts traded on the exchange.

     NYMEX contracts are currently cleared through NYMEX. COMEX contracts are currently cleared through a wholly-owned subsidiary of COMEX, the COMEX Clearing Association, Inc., known as CCA. NYMEX is in the process of consolidating its clearing operations by assigning all of the assets and liabilities of CCA to NYMEX. NYMEX and the CCA provide operational infrastructure to allow position matching, reporting and margining for each of NYMEX's and COMEX's contracts. This structure permits parties to trade with one another without individual credit determinations or counterparty credit risk, allows for the daily flow of marked-to-market variation margin payments and allows NYMEX to look to the financial strength of its clearing members as NYMEX's only customers.

     Clearing members must post with NYMEX or the CCA good-faith deposits on all open positions, in the form of cash, U.S. treasury securities or letters of credit. These deposits are often referred to as original margin. Upon purchase or sale of a futures or option contract traded on NYMEX, the customer is required to deposit initial margin with its clearing member. Customer initial margin requirements must also be paid in the form of cash, U.S. treasury securities or foreign currency. In the case of COMEX, the preceding forms of margin as well as letters of credit, commodity warehouse receipts, certain stock exchange and OTC traded securities, physical commodities or the net liquidation value of the customer's account over the initial margin requirements for the positions currently carried for such account may be used for payment. These payments provide funds to offset losses they may experience in the market. NYMEX also requires that clearing members collect 135% of clearing member margins from non-member customers and 110% of clearing member margins from member customers and has the power to impose limits on the number of positions any market participant can hold. As long as any customer maintains its position, the applicable clearing member and the customer is required to maintain minimum margin funds for that position, as well as to deposit additional funds, known as variation margin, to cover the market moves against the customer.

     As a further safeguard to ensure proper settlement of contracts, each clearing member is required to maintain a security deposit, in the form of cash or U.S. treasury securities, ranging from $100,000 to $2.0 million, depending upon the clearing member's capital, in a fund known as a guaranty fund for each of NYMEX and CCA, as applicable. The NYMEX guaranty fund contained approximately $84.0 million in cash and U.S. treasury securities as of December 31, 1999. The CCA guaranty fund contained approximately $76.9 million in cash and U.S. treasury securities as of December 31, 1999. Although the guaranty funds are controlled by NYMEX or CCA, as applicable, and may be used to cover the financial defaults of a clearing member, amounts on deposit in the guaranty funds are not the property of NYMEX and are not available to pay debt service.

     On March 17, 1985, due to the non-receipt of customer margin payments due, a clearing member defaulted on its financial obligation to COMEX. At no time were funds from the CCA guaranty fund used to repay the shortfall caused by the default. The CCA guaranty fund was merely used as collateral for the CCA to secure a loan for satisfaction of CCA's margin obligation with respect to this default. Neither NYMEX guaranty funds nor CCA guaranty funds have ever been utilized to cover the financial defaults of a clearing member.

SOURCES OF REVENUE

     NYMEX's operating revenues consist principally of clearing and transaction fees earned in connection with trades effected on NYMEX and market data revenue, which are revenues from fees earned from the sale of real-time price data.

     The chart below indicates the percentage of total 1999 revenues represented by each principal source of revenue.

                  1999 PERCENTAGE OF TOTAL REVENUE* BY SOURCE

[Graphic: Pie chart entitled "1999 Percentage of Total Revenue* by Source" and representing the sources of revenue as a percentage of total revenue. The chart is divided as follows: Clearing and Transaction Fees, Net of Rebates -- 70.90%, Market Data Revenue -- 23.38%, Investment Income, Net -- 2.66% and Other, Net of Rebates -- 3.06%.]

-------------------------
* Total consolidated revenue of $148.4 million is derived from combining total operating revenues and net investment income.

     CLEARING AND TRANSACTION FEES

     The largest source of exchange operating revenue is clearing and transaction fees earned in connection with trades effected on the trading floor and on NYMEX ACCESS(R). Members and non-members are required to pay clearing fees based upon each contract side traded. On NYMEX, non-members are also required to pay a transaction fee per side. On COMEX, the clearing fee for non-members is equivalent to the clearing fee and transaction fee for non-members on NYMEX. The fee schedule also differentiates between members' day-trades, which are positions opened and closed during the same trading session, and trades held overnight. COMEX assesses a clearing surcharge for lessee trading; on NYMEX, lessee trading is charged as member trading. NYMEX ACCESS(R) trades are also assessed a surcharge. NYMEX charges additional fees for deliveries, option notices, transfers and other services, which are not significant in the aggregate.

     In an effort to create additional privileges of membership and to stimulate liquidity of NYMEX futures and options contracts, NYMEX has maintained the NYMEX Division Member Fee Reduction Program, under which clearing fees of eligible members who are owners of seats and member firms are reduced by $.24 per round turn to $.06 for day trades and $.56 for trades held overnight, and clearing fees of eligible lessees and individuals who hold seats beneficially owned by member firms are reduced by $.05 per round turn to $.25 for day trades and $0.75 for overnight trades. The board of directors of NYMEX may renew the NYMEX Member Fee Reduction Program when its current term expires in July 2000.

     In addition to the Member Fee Reduction Program, NYMEX has instituted several other similar programs to create incentives for members and further stimulate liquidity. These programs include the Futures Commission Merchants Rebate Program, the Floor Brokers Cost Reduction Program and the Local Owners Fee Waiver Program on the NYMEX and COMEX Divisions and the Electricity Floor Brokers Incentive Program on the NYMEX Division which in the year 2000 were combined to form the Consolidated Cost Reduction Program. All of these programs are subject to terms and qualifications specifically designed to further the objective of that particular incentive program. Except for the Member Fee Reduction Program, for which the only qualification is that of membership, minimum standards were established for each program based on such factors as volume, type and size of trades. The incentives vary with each type of program and include the waiver of facility fees and payments if minimum levels of trading are met.

     Shown below is a table indicating the contracts traded and clearing and transaction fees generated for the years ending December 31, 1999, 1998, 1997, 1996 and 1995 for each of NYMEX and COMEX.

                            VOLUME AND EXCHANGE FEES

                                                                            CLEARING AND
                                      CONTRACT VOLUME                   TRANSACTION FEES(1)
                           -------------------------------------    ----------------------------
YEAR                         NYMEX        COMEX         TOTAL        NYMEX     COMEX     TOTAL
----                       ----------   ----------   -----------    -------   -------   --------
                                                                           (IN THOUSANDS)
1999.....................  89,189,928   20,348,903   109,538,831    $79,867   $25,339   $105,206
1998.....................  76,482,995   18,535,690    95,018,685     67,595    23,169     90,764
1997.....................  63,970,916   19,880,430    83,851,346     55,882    24,891     80,773
1996.....................  56,495,974   19,303,318    75,799,292     52,056    24,770     76,826
1995.....................  54,650,403   18,821,937    73,472,340     56,195    24,682     80,877

-------------------------
(1) Commencing in 1996, these numbers are net of rebates of (in thousands) $13,065, $11,272, $10,012 and $8,510 for the years ended December 31, 1999,
    1998, 1997 and 1996, respectively.

     The magnitude of operating revenues earned by NYMEX during any period depends heavily on the volume of trading on NYMEX and the mix of non-member and member business. Clearing and transaction fees represented approximately 73% of NYMEX's consolidated operating revenues, of which approximately 76% were attributable to the NYMEX Division's contracts, for the year ended December 31, 1999.

     MARKET DATA REVENUE

     NYMEX sells real-time market data relating to prices of contracts traded on NYMEX to third parties. The data is distributed to customers through information vendors. In addition, fees from customers are collected by these vendors and remitted to NYMEX. These information vendors include Reuters, Bridge and Dow Jones, who distribute the data to subscribers that receive real-time data on terminals at their business or personal locations. NYMEX and COMEX each charge a monthly subscription fee of $55 per initial unit and $10 per additional unit at each location. As of December 31, 1999, NYMEX had agreements with 59 vendors representing approximately 16,400 first units and 58,700 additional units for NYMEX and 14,200 first units and 53,400 second units for COMEX. Although no single customer accounts for more than 5% of total market data revenue, distribution of data and collection and remittance of fees is concentrated in the top nine vendors who represent approximately 80% of market data revenues. Market data revenue represented approximately 24%, 27% and 28% of NYMEX's consolidated operating revenues for each of the years ended December 31, 1999, 1998 and 1997, respectively.

     INVESTMENT INCOME

     NYMEX invests primarily in various fixed income securities including U.S. government and municipal securities. Investment income, net of investment advisory fees, totaled approximately $3.9 million and $6.7 million for the years ended December 31, 1999 and 1998, respectively.

     OTHER

     Other revenue totaled $4.5 and $5.0 million for the years ended December 31, 1999 and 1998, respectively. Other revenue consists of rental income, membership application and transfer fees, fines levied by NYMEX from time to time, booth licensing fees and clerk fees and other miscellaneous items. In an effort to promote member profitability and to enhance the privileges of ownership, some of these fees have been waived for owners of memberships.

     The largest component of other revenue is rental income. Rental income totaled $3.2 million or 70% of total other revenue for the year ended December 31, 1999. There can be no assurance that NYMEX Exchange will be able to continue to lease available space on favorable terms.

TRADING VOLUME AND OPEN INTEREST

     The following tables set forth information regarding the annual trading volume of contracts on NYMEX and COMEX for each of the five years in the period ended December 31, 1999 and open interest on NYMEX and COMEX at December 31 of each of those years. Open interest denotes the number of contracts that have not been liquidated as of the dates shown.

     NYMEX

     Contracts traded on NYMEX include futures and/or options contracts for light sweet crude oil, heating oil, New York Harbor unleaded gasoline, Henry Hub natural gas, propane, electricity and platinum group metals. Trading volume in NYMEX's two most active contracts--light sweet crude oil futures and Henry Hub natural gas futures--increased by 21% and 28%, respectively in 1999 and 1998 compared to the prior year. Over the period from January 1, 1995 to December 31, 1999, the trading of light sweet crude oil futures and options contracts accounted for approximately 50% of NYMEX's trading volume and approximately 39% of NYMEX's consolidated trading volume; clearing and transaction fees generated from the trading of such contracts represented approximately 42%, 40% and 36% of NYMEX's consolidated operating revenues for each of the years ended December 31, 1997, 1998 and 1999, respectively. Set forth below is information regarding the annual volume of contracts traded on NYMEX.

                             NYMEX CONTRACTS TRADED

                                                       1995                      1996                      1997
                                              -----------------------   -----------------------   -----------------------
                                               FUTURES      OPTIONS      FUTURES      OPTIONS      FUTURES      OPTIONS
                                              ----------   ----------   ----------   ----------   ----------   ----------
Light Sweet Crude Oil.......................  23,613,994    3,975,611   23,487,821    5,271,456   24,771,375    5,790,333
Henry Hub Natural Gas.......................   8,086,718      921,520    8,813,867    1,234,691   11,923,628    2,079,607
Heating Oil.................................   8,266,783      703,388    8,341,877    1,108,935    8,370,964    1,147,034
New York Harbor Unleaded Gasoline...........   7,071,787      766,557    6,312,339      655,965    7,475,145    1,033,778
Platinum....................................     846,693       43,601      802,468       36,175      698,597       31,139
Palladium...................................     166,713          N/A      205,610          N/A      238,716          N/A
California-Oregon Border Electricity........         N/A          N/A       52,340        7,650      120,896       13,495
Palo Verde Electricity......................         N/A          N/A       17,548        3,964      155,977       19,328
Heating Oil-Crude Oil Spread Options........         N/A       72,969          N/A       45,920          N/A       18,657
Gasoline-Crude Oil Spread Options...........         N/A       64,285          N/A       31,743          N/A       41,867
Propane.....................................      49,532          N/A       53,903          N/A       40,255          N/A
Cinergy Electricity.........................         N/A          N/A          N/A          N/A          N/A          N/A
Entergy Electricity.........................         N/A          N/A          N/A          N/A          N/A          N/A
PJM Electricity.............................           0          N/A          N/A          N/A          N/A          N/A
Permian Basin Natural Gas...................         N/A          N/A        8,811            0           15            0
Alberta Natural Gas.........................           0          N/A        2,876           15          110            0
Sour Crude Oil..............................           0          N/A            0          N/A            0          N/A
Gulf Coast Unleaded Gasoline................         252          N/A            0          N/A            0          N/A
                                              ----------   ----------   ----------   ----------   ----------   ----------
        Total...............................  48,102,472    6,547,931   48,099,460    8,396,514   53,795,678   10,175,238
                                              ==========   ==========   ==========   ==========   ==========   ==========

                                                       1998                      1999
                                              -----------------------   -----------------------
                                               FUTURES      OPTIONS      FUTURES      OPTIONS
                                              ----------   ----------   ----------   ----------
Light Sweet Crude Oil.......................  30,495,647    7,448,095   37,860,064    8,161,976
Henry Hub Natural Gas.......................  15,978,286    3,115,765   19,165,096    3,849,454
Heating Oil.................................   8,863,764      669,725    9,200,703      695,558
New York Harbor Unleaded Gasoline...........   7,992,269      730,421    8,701,216      600,009
Platinum....................................     528,269       14,183      567,268       11,146
Palladium...................................     131,250          N/A       75,394          N/A
California-Oregon Border Electricity........     128,423       19,989       52,032        3,761
Palo Verde Electricity......................     139,738       28,597       51,852        4,419
Heating Oil-Crude Oil Spread Options........         N/A       36,615          N/A       46,482
Gasoline-Crude Oil Spread Options...........         N/A       22,575          N/A       46,281
Propane.....................................      43,868          N/A       37,544          N/A
Cinergy Electricity.........................      48,483        2,597       34,367        1,419
Entergy Electricity.........................      42,580        1,855       20,528          105
PJM Electricity.............................         N/A          N/A        3,254          N/A
Permian Basin Natural Gas...................           0            0            0          N/A
Alberta Natural Gas.........................           0            0            0          N/A
Sour Crude Oil..............................           1          N/A            0          N/A
Gulf Coast Unleaded Gasoline................           0          N/A            0          N/A
                                              ----------   ----------   ----------   ----------
        Total...............................  64,392,578   12,090,417   75,769,318   13,420,610
                                              ==========   ==========   ==========   ==========

-------------------------

"N/A" means contract was either not in existence at the time or was declared dormant and therefore not available for trading.

"0" means contract was available for trading but no trades were executed.

     Set forth below is information with respect to open interest on contracts traded on NYMEX.

                              NYMEX OPEN INTEREST

                                      DECEMBER 31, 1995     DECEMBER 31, 1996    DECEMBER 31, 1997    DECEMBER 31, 1998
                                     -------------------   -------------------   -----------------   -------------------
                                     FUTURES    OPTIONS     FUTURES    OPTIONS   FUTURES   OPTIONS    FUTURES    OPTIONS
                                     -------   ---------   ---------   -------   -------   -------   ---------   -------
Light Sweet Crude Oil..............  353,354     297,642     364,170   439,536   413,045   363,639     483,327   420,962
Henry Hub Natural Gas..............  162,783     134,748     143,846   120,431   186,815   221,849     222,576   242,379
Heating Oil........................  128,834      72,578      95,408   104,877   152,476    86,415     176,361    66,632
New York Harbor Unleaded
  Gasoline.........................   61,632      23,116      59,806    32,886   100,742    25,965     100,465    26,859
Platinum...........................   23,690       2,345      25,990     3,276    10,983     1,141      11,543       413
Palladium..........................    6,196           0       7,995       N/A     3,565       N/A       2,861       N/A
California-Oregon Border
  Electricity......................      N/A         N/A       3,196     1,743     5,336     2,904       2,401       268
Palo Verde Electricity.............      N/A         N/A       1,218       899     4,515     2,191       1,537        10
Heating Oil-Crude Oil Spread
  Options..........................      N/A       9,271         N/A     2,655       N/A     1,998         N/A     4,845
Gasoline-Crude Oil Spread
  Options..........................      N/A         640         N/A     1,645       N/A     2,521         N/A       977
Propane............................    2,447           0       3,222       N/A     2,019       N/A       4,068       N/A
Cinergy Electricity................      N/A         N/A         N/A       N/A       N/A       N/A       2,087     1,490
Entergy Electricity................      N/A         N/A         N/A       N/A       N/A       N/A       2,653        50
PJM Electricity....................      N/A         N/A         N/A       N/A       N/A       N/A         N/A       N/A
Permian Basin Natural Gas..........      N/A         N/A          50         0         0         0           0         0
Alberta Natural Gas................      N/A         N/A         162         0         0         0           0         0
Sour Crude Oil.....................        0         N/A           0       N/A         0       N/A           0       N/A
Gulf Coast Unleaded Gasoline.......        0         N/A           0       N/A         0       N/A           0       N/A
                                     -------   ---------   ---------   -------   -------   -------   ---------   -------
        Total......................  738,936     540,340     705,063   707,948   879,496   708,623   1,009,879   764,885
                                     =======   =========   =========   =======   =======   =======   =========   =======

                                      DECEMBER 31, 1999
                                     -------------------
                                     FUTURES    OPTIONS
                                     -------   ---------
Light Sweet Crude Oil..............  501,819     557,221
Henry Hub Natural Gas..............  246,629     369,520
Heating Oil........................  135,259      58,593
New York Harbor Unleaded
  Gasoline.........................   89,804      45,854
Platinum...........................   11,953         326
Palladium..........................    2,869         N/A
California-Oregon Border
  Electricity......................    1,974           1
Palo Verde Electricity.............    1,769           0
Heating Oil-Crude Oil Spread
  Options..........................      N/A       5,235
Gasoline-Crude Oil Spread
  Options..........................      N/A       1,411
Propane............................    2,408         N/A
Cinergy Electricity................      193           0
Entergy Electricity................       25           0
PJM Electricity....................      372         N/A
Permian Basin Natural Gas..........        0         N/A
Alberta Natural Gas................        0         N/A
Sour Crude Oil.....................        0         N/A
Gulf Coast Unleaded Gasoline.......        0         N/A
                                     -------   ---------
        Total......................  995,074   1,038,161
                                     =======   =========

-------------------------

"N/A" means contract was either not in existence at the time or was declared dormant and therefore not available for trading.

"0" means contract was available for trading but no trades were executed.

     COMEX

     Contracts traded on COMEX include futures and options contracts for aluminum, gold, silver, high grade copper the FTSE Eurotop 100(R) Index and futures contracts for the FTSE Eurotop 300(R) Index. Set forth below is information regarding the annual volume of contracts traded on COMEX.

                             COMEX CONTRACTS TRADED

                                              1995                     1996                     1997               1998
                                     ----------------------   ----------------------   ----------------------   ----------
                                      FUTURES      OPTIONS     FUTURES      OPTIONS     FUTURES      OPTIONS     FUTURES
                                     ----------   ---------   ----------   ---------   ----------   ---------   ----------
Gold...............................   7,781,596   2,006,695    8,902,179   2,079,663    9,541,904   2,064,883    8,990,094
Silver.............................   5,183,236   1,146,513    4,870,808     949,239    4,893,520     842,923    4,094,616
High Grade Copper..................   2,519,414     134,212    2,311,919     150,339    2,356,170     133,603    2,483,610
Aluminum...........................         N/A         N/A          N/A         N/A          N/A         N/A          N/A
FTSE Eurotop 100(R) Index..........      49,328           0       38,925           0       47,427           0       50,619
FTSE Eurotop 300(R) Index..........         N/A         N/A          N/A         N/A          N/A         N/A          N/A
5 Day Gold Option..................         N/A         688          N/A         150          N/A         N/A          N/A
5 Day Silver Option................         N/A         221          N/A          96          N/A         N/A          N/A
5 Day High Grade Copper Option.....         N/A          34          N/A           0          N/A         N/A          N/A
                                     ----------   ---------   ----------   ---------   ----------   ---------   ----------
        Total......................  15,533,574   3,288,363   16,123,831   3,179,487   16,839,021   3,041,409   15,618,939
                                     ==========   =========   ==========   =========   ==========   =========   ==========

                                       1998               1999
                                     ---------   ----------------------
                                      OPTIONS     FUTURES      OPTIONS
                                     ---------   ----------   ---------
Gold...............................  1,945,366    9,575,788   2,815,831
Silver.............................    818,053    4,157,500     725,885
High Grade Copper..................    153,332    2,852,962     160,857
Aluminum...........................        N/A       27,978         642
FTSE Eurotop 100(R) Index..........          0       25,181           0
FTSE Eurotop 300(R) Index..........        N/A        6,279         N/A
5 Day Gold Option..................        N/A          N/A         N/A
5 Day Silver Option................        N/A          N/A         N/A
5 Day High Grade Copper Option.....        N/A          N/A         N/A
                                     ---------   ----------   ---------
        Total......................  2,916,751   16,645,688   3,703,215
                                     =========   ==========   =========

-------------------------

"N/A" means contract was either not in existence at the time or was declared dormant and therefore not available for trading.

"0" means contract was available for trading but no trades were executed.

     Set forth below is information with respect to open interest on contracts traded on COMEX.

                              COMEX OPEN INTEREST

                                DECEMBER 31, 1995   DECEMBER 31, 1996   DECEMBER 31, 1997   DECEMBER 31, 1998   DECEMBER 31, 1999
                                -----------------   -----------------   -----------------   -----------------   -----------------
                                FUTURES   OPTIONS   FUTURES   OPTIONS   FUTURES   OPTIONS   FUTURES   OPTIONS   FUTURES   OPTIONS
                                -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Gold..........................  142,179   276,737   189,805   328,367   177,770   404,403   162,912   432,256   155,914   629,296
Silver........................   98,555    67,924    84,693    59,319    98,906   106,258    75,353    60,858    76,387    64,209
High Grade Copper.............   35,393     5,503    49,176    12,637    70,078    15,214    71,975    19,960    71,753    12,142
Aluminum......................      N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       571         0
FTSE Eurotop 100(R) Index.....    3,910         0     2,461         0     2,200         0     1,811         0       387         0
FTSE Eurotop 300(R) Index.....      N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       552       N/A
5 Day Gold Option.............      N/A         0       N/A         0       N/A       N/A       N/A       N/A       N/A       N/A
5 Day Silver Option...........      N/A         0       N/A         0       N/A       N/A       N/A       N/A       N/A       N/A
5 Day High Grade Copper
  Option......................      N/A         0       N/A         0       N/A       N/A       N/A       N/A       N/A       N/A
                                -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
        Total.................  280,037   350,164   326,135   400,323   348,954   525,875   312,051   513,074   305,564   705,647
                                =======   =======   =======   =======   =======   =======   =======   =======   =======   =======

-------------------------

"N/A" means contract was either not in existence at the time or was declared dormant and therefore not available for trading.

"0" means contract was available for trading but no trades were executed.

TECHNOLOGY

     GENERAL

     In recent years, NYMEX has implemented several initiatives intended to increase the range and quality of services provided to members, which is one way to ensure that NYMEX remains competitive in a period of rapid technological developments. NYMEX believes that open-outcry trading provides the greatest depth of liquidity but that its electronic trading systems provide it with a hedge for the possibility that electronic trading becomes the predominant and preferred way energy and metals futures and options transactions are executed.

     OPEN-OUTCRY VERSUS ELECTRONIC TRADING

     Exchanges employing traditional open-outcry methods of trading financial instruments and commodities, such as the method utilized by NYMEX, have come under increasing competitive pressure from organizations and other exchanges employing electronic trading methods. These electronic trading methods include electronic communications networks and other Internet-based systems that electronically match orders and provide fast, low-cost execution. Both newly-formed ECNs, like Island, DATEK and Cantor Fitzgerald's eSpeed, as well as established exchanges such as EUREX are implementing electronic trading methods and routing order flow away from traditional open-outcry exchanges like the New York Stock Exchange and the London International Financial Futures Exchange, also known as LIFFE. While this trend has been most prevalent in the equities and debt futures market, ECNs and Internet-based entities are emerging at a rapid pace in the physical, forward and OTC energy marketplace. Examples are entities such as Bloomberg, which offers a bulletin board system called PowerMatch for physical electricity transactions; EnronOnline, an Internet-based business-to-business offering where Enron customers trade on a principal-to-principal basis with Enron through the Internet; and Houstonstreet.com, an Internet-based system designed to provide energy traders with an information-rich environment that offers flexible and anonymous trading. Another possible Internet-based competitor is Altrade, which provides a real-time electronic marketplace for physical natural gas, crude oil, natural gas liquids and electricity. While none of these ECN or Internet-based entities offer a futures market, they all represent a potential electronic threat to NYMEX. Accordingly, in March 2000, NYMEX listed its electricity contracts in a wholly electronic trading environment on NYMEX ACCESS(R).

     Over the past year, there have been a number of traditional open-outcry exchanges that have either moved toward or announced their intentions to close their open-outcry trading floors and become wholly electronic marketplaces. LIFFE closed its last futures ring in November 1999 and migrated its contracts to its LIFFEConnect electronic trading system. LIFFE has also stated it will close its last options ring by the middle of 2000. The Sydney Futures Exchange, also known as SFE, closed its trading floor in November 1999 and migrated all of its markets to its SYCOM(R) electronic trading system and the Hong Kong Exchanges and Clearing Limited has announced it will become wholly electronic by the end of the second quarter of 2000.

     The relative size of these three exchanges according to data reported by the Futures Industry Association is as follows. In 1999, LIFFE was the fifth largest futures exchange in the world with a volume of 120,040,031 contracts traded. By comparison, NYMEX was the sixth largest with a volume of 109,538,831 contracts traded in 1999. In 1999, the SFE recorded volume of 29,793,333 contracts traded and the Hong Kong Exchanges and Clearing Limited recorded volume of 6,331,400 contracts traded.

     Since 1993, electronic trading has been available to NYMEX members via NYMEX ACCESS(R), which is described below. By providing a means for round-the-clock trading and competing electronically in ways that will enhance the traditional open-outcry futures auction market, NYMEX believes that electronic systems such as NYMEX ACCESS(R) will help NYMEX and the entire futures industry to become more efficient while extending its outreach into new markets.

     NYMEX ACCESS(R)

     NYMEX ACCESS(R) is an electronic trading system, initially developed for after-hours trading only, launched in June 1993, which currently permits the trading of futures and options contracts on crude oil, heating oil, unleaded gasoline, natural gas and platinum, and futures contracts on gold, silver, copper, aluminum, propane, palladium and electricity, through a worldwide computer network. The system is currently active when the trading floor is closed; however, NYMEX trades its electricity contracts exclusively on NYMEX ACCESS(R) throughout the daytime and night sessions. As of March 1, 2000, approximately 700 users were authorized to trade over the system and approximately 300 trader workstations were in place primarily in the United States as well as London, Sydney and Hong Kong. NYMEX ACCESS(R) volume currently accounts for approximately 2% of NYMEX's average daily volume. In 1999, approximately 2.4 million contracts were traded over NYMEX ACCESS(R) which accounted for approximately 2% of NYMEX's total 1999 trading volume.

     The chart below indicates the gross amount of clearing and transaction fees generated by NYMEX ACCESS(R).

                 NYMEX ACCESS(R) CLEARING AND TRANSACTION FEES

[Graphic: Bar graph entitled "NYMEX Access(R) Clearing and Transaction Fees." Below the horizontal axis each year for which clearing and transaction fees were measured is written in chronological order from left to right. The vertical axis indicates the amount of fees, in thousands, beginning with zero and increasing, in intervals of two thousand, up to ten thousand. There are three bars for each year showing from left to right the amount of fees received by COMEX, NYMEX and Combined. Inset in a square to the right of the chart is a legend containing a dark shaded box to the left of the word "COMEX," a dotted box to the left of the word "NYMEX" and a white box to the left of the word "Combined." The amount of fees collected by COMEX was approximately $121,000 in 1995, $327,000 in 1996, $494,000 in 1997, $837,000 in 1998 and $1,026,000 in 1999. The amount of fees collected by NYMEX was approximately $3,812,000 in 1995, $3,815,000 in 1996, $4,023,000 in 1997, $5,669,000 in 1998 and $7,420,000 in 1999. The amount of fees collected by the combined company was approximately $3,933,000 in 1995, $4,142,000 in 1996, $4,517,000 in 1997, $6,506,000 in 1998 and $8,446,000 in
1999.]

     NYMEX ACCESS(R) was originally developed pursuant to a joint development agreement among NYMEX, Task Management, Inc. and AT&T. NYMEX ACCESS(R) is a complete, integrated electronic trading system. It has been designed to take advantage of computer technology while maintaining the efficiencies of market pricing inherent in open-outcry trading. Included within the NYMEX ACCESS(R) system are an order-matching system based upon the use of a matching algorithm reflecting strict price/time priority for all orders entered into the system, a unique and proactive risk management system and a trade allocation system. The joint development agreement expired in December 1999.

     In February 1998, NYMEX entered into a joint development agreement with the IPE to develop an updated system which would retain the benefits of the current system while providing expansion of capacity and functionality. Pursuant to this agreement, neither NYMEX nor the IPE retain any royalty rights or other proprietary rights over the other's system. In November 1999, NYMEX launched this updated version of the system and further system refinement is ongoing.

     NYMEX ACCESS(R) is one of the vehicles through which NYMEX has sought to internationalize its customer base. In November 1994, NYMEX ACCESS(R) began operating in the United Kingdom. At the present time, 11 trader workstations are installed in the United Kingdom. In September 1995, NYMEX's energy products, including crude oil, heating oil, gasoline and natural gas, became available to the SFE traders through a link of NYMEX ACCESS(R) with the SFE's SYCOM(R) after hours electronic trading system. As originally implemented, the linkage allowed SFE members to access NYMEX contracts and NYMEX ACCESS(R) trading systems through their SYCOM(R) terminals. In April 1996, gold, silver and copper contracts became available to SFE members through the system. With the updated version of NYMEX ACCESS(R), NYMEX ACCESS(R) terminals have been placed directly in Australia. There are currently nine NYMEX ACCESS(R) terminals located in Australia. In June 1996, trading commenced on NYMEX ACCESS(R) terminals which had been placed in Hong Kong pursuant to a linkage arrangement between NYMEX and the Hong Kong Exchanges and Clearing Limited. Currently, this linkage agreement has expired; NYMEX and the Hong Kong Exchanges and Clearing Limited are in the process of negotiating an extension of the terms of the linkage. In 1999, NYMEX finalized a new agreement with the Singapore Exchange Derivatives Trading Limited that will allow it to place terminals in that oil market center. This linkage is currently pending approval of the CFTC. Similar opportunities are being explored in Japan, Korea, and India.

PROPERTIES

     NYMEX's state-of-the-art trading facilities and corporate headquarters are located at One North End Avenue in New York, New York. NYMEX leases the land on which this building is located from the Battery Park City Authority. The lease expires on June 17, 2069. Construction of the 502,000 square foot building was completed in 1997. Each of the NYMEX and COMEX Divisions has its own 25,000 square foot trading floor in the facility. The facility also contains all of NYMEX's back office support functions. NYMEX leases approximately 73,000 square feet at this facility to 30 tenants who are member firms and five non-member retail tenants.

     NYMEX also leases 17,000 square feet of space at 22 Cortland Street in New York, New York. This space is used as the NYMEX ACCESS(R) primary data center, the NYMEX ACCESS(R) control center, known as NACC and the backup data center for the One North End facility.

     NYMEX also leases office space in Washington, D.C., at which it conducts government relations activities, as well as office space in Houston, Texas and London, England, at which it conducts marketing activities. These offices are used to promote awareness of NYMEX's contracts.

     NYMEX management believes its properties are adequate and suitable for its business as presently conducted and are adequately maintained. For further information concerning leases, see Note 14 of the Consolidated Financial Statements.

MEMBERSHIP VALUE

     The charts below indicate information regarding NYMEX Division memberships for each year from 1995 to 1999.
[Graphic: Bar graph entitled "Sale Price Per NYMEX Membership". Below the horizontal axis each year for which sale price is measured is written in chronological order from left to right. The vertical axis indicates the sales price beginning with zero and increasing, in intervals of two hundred thousand, up to eight hundred thousand. There are two bars for each year. The left bar represents the high and the right bar represents the low sales price for each year. To the right of the chart is a square in which a legend is inset consisting of a white square box to the left of the word "High" and a black square box to the left of the word "Low". The high sales price per membership was approximately $575,000 in 1995, $585,000 in 1996, $675,000 in 1997, $705,000
in 1998 and $630,000 1999. The low sales price per membership was approximately $340,000 in 1995, $410,000 in 1996, $525,000 in 1997, $430,000 in 1998 and
$551,000 1999.]

1995                                                                       575000                             340000
1996                                                                       585000                             410000
1997                                                                       675000                             525000
1998                                                                       705000                             430000
1999                                                                       630000                             551000

[Graphic: Bar graph entitled "Earnings Per NYMEX Membership." Below the horizontal axis each year for which earnings was measured is written in chronological order from left to right. The vertical axis indicates earnings beginning with zero and increasing, in intervals of five thousand dollars, up to twenty thousand dollars. Earnings per NYMEX membership were approximately $16,708 in 1995, $9,504 in 1996, $1,408 in 1997, $7,449 in 1998 and $13,906
1999.]

1995                                                                             16708
1996                                                                              9504
1997                                                                              1408
1998                                                                              7449
1999                                                                             14939

[Graphic: Bar graph entitled "Book Value Per NYMEX Membership." Below the horizontal axis each year for which book value is measured is written in chronological order from left to right. The vertical axis indicates book value beginning at one hundred thousand dollars and increasing, in intervals of five thousand dollars, up to one hundred fifteen thousand dollars. Book value per NYMEX Membership was $109,393 in 1995, $112,484 in 1996, $106,085 in 1997,
$105,678 in 1998 and $114,218 1999.]

1995                                                                            109393
1996                                                                            112484
1997                                                                            106085
1998                                                                            105678
1999                                                                            114218

MEMBER BENEFIT PLANS

     RETENTION PLANS

     NYMEX Exchange intends to continue to maintain NYMEX's Members' Retention and Retirement Plan under which NYMEX makes annual contributions to fund the plan from which quarterly distributions are made to vested participants. In order to be vested, participants must complete 15 years of continuous service in NYMEX under the terms of the plan. Payments commence for vested participants after attaining age 59 1/2 and continue for 10 years. Payments are equal to $25,000 per year increased by 3% each year commencing July 1, 1996. The amount of the payments for each participant is determined at the time the participant first becomes eligible to receive payments and remains fixed at that amount. Payments are made from the general assets of NYMEX. Under the terms of the plan, the commitments to members are subject to the claims of general creditors and may be paid only if they will not render NYMEX insolvent or unable to carry on its corporate purposes. NYMEX may terminate the plan at any time based on an affirmative vote of three-fourths of NYMEX's board of directors. Assets designated for the plan are segregated in a trust. If the plan is terminated, the plan requires that assets in the trust be distributed first to vested participants pro rata in proportion to the present value of their vested benefit payments and thereafter to participants who have served more than ten years, but less than 15 years, pro rata based on their actual years of service.

     COMEX also maintains a retention program for COMEX members, which is similar to the NYMEX Exchange plan except that the benefit payments are $12,500, or $2,000 for option seatholders, per year for vested participants. No new participants are permitted since the merger of NYMEX and COMEX. The amount of the benefit payment to COMEX members under the COMEX plan is not subject to increase.

     SEAT FINANCING PROGRAM

     NYMEX Exchange intends to continue to maintain NYMEX's seat financing program under which NYMEX Exchange, subject to review and approval by a special committee, may guarantee and collateralize personal loans made to members by Brown Brothers Harriman & Co. for the purpose of purchasing a NYMEX Division or a COMEX Division membership. Members may borrow up to the lesser of $500,000 or 60% of the purchase price of a membership. The program is presently limited to an aggregate of $11 million in loan guarantees at any one time. Currently, NYMEX is guarantor for 30 such loans in an aggregate amount of approximately $8.0 million.

LEGAL PROCEEDINGS

     From time to time, NYMEX is involved in legal proceedings and litigation arising in the ordinary course of business. Set forth below are descriptions of litigation and legal proceedings to which we are a party as of the date of this proxy statement and prospectus that could have a material adverse effect on our business, operating results or financial condition. While the ultimate result of the proceedings against NYMEX cannot be predicted with certainty, the management of NYMEX believes that the resolution of these matters will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

     NYMEX has been named as a defendant in the following legal actions:

     - Ricky Barnes v. New York Mercantile Exchange, Commodity Exchange, Inc. A.
       J. Contracting Company, Inc. and Zwicker Electric Company, Inc. This action is pending in New York State Supreme Court (New York County). NYMEX was served with the summons and complaint on or about March 4, 1998. This is a personal injury case that relates to the construction of One North End. Plaintiff, an employee of Forest

       Datacom Services, Inc., a subcontractor of A.J. Construction, alleges that he was injured on December 17, 1996 while working at the One North End construction site. Plaintiff seeks $10,000,000 in compensatory damages. NYMEX and COMEX are represented by insurance counsel. The case is currently in discovery.

     - Electronic Trading Systems Corporation v. The Board of Trade of the City of Chicago, New York Mercantile Exchange, Cantor Fitzgerald, L.P. and the Chicago Mercantile Exchange. This action is pending in United States District Court for the Northern District of Texas (Dallas Division). NYMEX was served with a summons and complaint on or about May 10, 1999. This is a patent infringement case. Plaintiff alleges that it is the owner of United States Letters Patent No. 4,903,201 entitled "Automated Futures Trade Exchange" and that defendants are infringing this patent through use of their respective electronic trading systems. Plaintiff seeks an unspecified amount of royalties. NYMEX is providing its own defense to this action. NYMEX has filed motion to sever and transfer venue to the Southern District of New York. Cantor Fitzgerald, L.P. has settled this lawsuit and is no longer a party to this action. This case is in discovery.

     - Phillip Petruzzi and Joann Petruzzi v. New York Mercantile Exchange. This action is pending in New York State Supreme Court (New York County). NYMEX was served with the summons and complaint on or about October 13, 1998. This is a personal injury claim that relates to plaintiff's trading activity when NYMEX was located at 4 World Trade Center. Plaintiff, a NYMEX member, alleges that he was injured on July 23, 1993 while trading in the Natural Gas Ring. Plaintiff seeks $10,750,000 in compensatory damages and $10,000,000 in punitive damages. NYMEX is represented by insurance counsel on the compensatory damages portion of the claims and has retained counsel to represent it on the punitive damages claim. The case is still in discovery. NYMEX's motion to dismiss punitive damages was served on March 17, 2000.

     - Enrique Rivera and Edith Rivera v. New York Mercantile Exchange, Mark Kessloff, Les Faison, Brian Bartichek and John Does "1-10." This action is pending in New York State Supreme Court (Bronx County). NYMEX was served with the summons and complaint on or about April 22, 1999. This is an ethnic discrimination case. Plaintiff alleges that throughout his employment with NYMEX he was subjected to a hostile work environment and discrimination regarding his ethnic origin. Plaintiff seeks an unspecified amount of compensatory and punitive damages. NYMEX has retained counsel to defend it in this matter. The case is in discovery.

     - George Scivoletti and Maryanne Scivoletti v. New York Mercantile Exchange, Commodities Exchange Center, Inc., Cushman & Wakefield, Inc., Paris Maintenance, Inc., A.J. Construction of New York, Inc. and Space/Management Programs, Inc. This action is pending in United States District Court for the Southern District of New York. The summons and complaint were filed on or about February 2, 1998. This is a personal injury case that related to plaintiff's trading activity at NYMEX's One North End trading facility. Plaintiff alleges that on July 10, 1997 he was injured while trading in the Natural Gas Ring. Plaintiffs seeks a total of $30,000,000 in compensatory damages against defendants. NYMEX is represented by insurance counsel. The case is in discovery.

     - Robert Teofrio and Susan Teofrio v. New York Mercantile Exchange, Turner Construction and AJ Construction of New York. This action is pending in New York State Supreme Court (New York County). NYMEX was served with the summons and complaint on or about July 20, 1998. This is a personal injury case that relates to plaintiff's involvement in the construction of One North End. Plaintiff is an ironworker employed by Diamond Installations, a subcontractor of Turner Construction. Plaintiff alleges that he was injured on September 11, 1996, while working at the One North End construction site. Plaintiff seeks a total of $11,000,000 in compensatory damages. NYMEX is represented by insurance counsel. This case is in discovery.

     - Western Capital Design, LLC, On Its Own Behalf and on Behalf of All Those Similarly Situated v. New York Mercantile Exchange and John Does "1-50." This action is pending in New York District Court for the Southern District of New York. NYMEX was served with the summons and complaint on or about February 17, 1999. This action relates to alleged wrongful conduct by NYMEX and NYMEX members regarding the execution of heating oil and natural gas options. Plaintiff alleges that the prices it was charged for heating oil and natural gas options were improper and that these improper transactions affected the market price at which plaintiff transacted its trading. Plaintiff seeks compensatory damages and $75,000,000 in punitive damages. NYMEX has retained counsel to represent it in this matter. This action was commenced in State Court in Florida. It was removed to Federal Court by notice of removal filed March 8, 1999. Venue was transferred to the Southern District of New York by an order dated May 11, 1999. NYMEX's motion to dismiss was filed on November 12, 1999 and granted on March 31, 2000. NYMEX was served with an amended complaint on or about April 26, 2000.

     - John Donnellan v. New York Mercantile Exchange, Turner Construction Company, LaStrada General Construction Corp. and the Faraday Company, Ltd. This action is pending in New York State Supreme Court (New York County). The complaint was filed on February 25, 1999. This is a personal injury case that relates to the construction of the One North End Avenue facility. Plaintiff alleges that he was injured on February 28, 1996 while working at the One North End construction site. LaStrada General Construction Corp. is a subcontractor of Turner. Although the complaint alleges that the Faraday Company, Ltd. is a subcontractor of LaStrada, NYMEX has no record of Faraday's relationship to LaStrada. Plaintiff seeks $25,000,000 in compensatory damages. NYMEX is reviewing the complaint to determine its response.

                         SELECTED FINANCIAL INFORMATION

     The following table sets forth selected consolidated financial and other information for NYMEX. The balance sheet and operating data as of and for each of the years in the five year period ended December 31, 1999 have been derived from the audited consolidated financial statements and notes thereto. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 49, the consolidated financial statements and the notes thereto, and other financial information, including the pro forma consolidated financial information, included in this proxy statement and prospectus.

                                                                          YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------------------------
                                               1999              1998              1997              1996              1995
                                               ----              ----              ----              ----              ----
                                                             (IN THOUSANDS, EXCEPT PER NYMEX MEMBERSHIP DATA)
OPERATING DATA
  Revenues
    Clearing and transaction fees(1)....  $       105,206   $        90,764   $        80,773   $        76,826   $        80,877
    Market data fees....................           34,689            34,858            33,457            33,232            33,839
    Other(2)............................            4,540             4,961             3,557             2,532             3,198
                                          ---------------   ---------------   ---------------   ---------------   ---------------
    Operating revenues..................          144,435           130,583           117,787           112,590           117,914
                                          ---------------   ---------------   ---------------   ---------------   ---------------
  Expenses
    General and administrative..........           89,732            86,992            83,933            73,170            74,467
    Rent and facility...................           12,877            12,760            17,116            14,415            12,153
    Depreciation and amortization(3)....           10,966             9,901             5,215             7,642             6,169
    Marketing...........................            2,537             2,403             4,813             2,534             3,722
    Amortization of goodwill............            2,153             2,153             2,153             2,153             2,153
    Loss on disposition of property and
      equipment.........................            1,298             2,814             1,234                --                --
                                          ---------------   ---------------   ---------------   ---------------   ---------------
    Operating expenses..................          119,563           117,023           114,464            99,914            98,664
                                          ---------------   ---------------   ---------------   ---------------   ---------------
    Operating income....................           24,872            13,560             3,323            12,676            19,250

  Other income and expenses
    Investment income, net..............            3,942             6,739             8,288             4,860             7,429
    Interest expense....................           (7,721)           (7,958)           (6,967)           (1,781)           (1,299)
                                          ---------------   ---------------   ---------------   ---------------   ---------------
    Income before income taxes..........           21,093            12,341             4,644            15,755            25,380
    Income tax expense..................            8,903             6,263             3,495             8,000            11,746
                                          ---------------   ---------------   ---------------   ---------------   ---------------
    Net income..........................  $        12,190   $         6,078   $         1,149   $         7,755   $        13,634
                                          ===============   ===============   ===============   ===============   ===============
BALANCE SHEET DATA
  Total assets..........................  $       392,494   $       375,282   $       372,327   $       329,515   $       154,986
  Total liabilities.....................          299,292           289,049           285,762           237,728            65,721
  Short term borrowings.................               --                --             5,043             5,043             5,043
  Long term borrowings..................          100,000           100,000           100,000            90,043            10,086
  Total equity..........................           93,202            86,233            86,565            91,787            89,265
UNAUDITED PRO FORMA DATA(4)
  Pro forma net income..................  $        11,494
  Pro forma stockholders' equity........  $        92,506
  Pro forma earnings per share..........  $        14,086
  Pro forma book value per share........  $       113,365
  Pro forma times interest earned.......              3.6
OTHER DATA
  Earnings per NYMEX membership(5)......  $        14,939   $         7,449   $         1,408   $         9,504   $        16,708
  Book value per NYMEX membership(5)....  $       114,218   $       105,678   $       106,085   $       112,484   $       109,393
  Current ratio(6)......................              6.8               8.1               5.1               4.9               3.7
  Working capital.......................  $       120,669   $       112,839   $       102,002   $       122,438   $        58,616
  Capital expenditures..................  $        20,022   $        18,175   $        82,795   $       109,375   $        26,374
  Times interest earned(7)..............              3.7               2.6               1.7               9.8              20.5
  Number of employees at end of
    period..............................              609               594               587               528               521
  Sales price per NYMEX membership
    High................................  $       630,000   $       705,000   $       675,000   $       585,000   $       575,000
    Low.................................  $       551,000   $       430,000   $       525,000   $       410,000   $       340,000

-------------------------
(1) Clearing and transaction fees are presented net of member fee rebates which were $13,065, $11,272, $10,012 and $8,510 for the years ended December 31,
    1999, 1998, 1997 and 1996, respectively. There were no member fee rebates for the year ended December 31, 1995.

(2) Beginning in 1998, NYMEX introduced various other rebate programs. These costs reduced other revenue for the years ended December 31, 1999 and 1998 by $2,399 and $1,364, respectively.

(3) Depreciation and amortization expense is net of amortization of deferred credit for building construction of $2,145, $1,930 and $1,287 for the years ended December 31, 1999, 1998 and 1997, respectively. There was no amortization of deferred credit for building construction for the years ended 1996 and 1995.

(4) Unaudited pro forma data reflects such adjustments as necessary, in the opinion of management, for a fair presentation of the results of operations and stockholders' equity of NYMEX Holdings on a pro forma basis. See "Pro Forma Consolidated Financial Information" on page F-23 for more detailed information concerning these adjustments.

(5) NYMEX has 900 authorized NYMEX memberships. The per NYMEX membership amounts in the table are based on the 816 NYMEX memberships issued and outstanding at the end of each of the periods shown.

(6) Equals current assets divided by current liabilities.

(7) Equals income before income taxes and interest expense divided by interest expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     NYMEX's primary goal in conducting its business is to provide efficient, orderly and well-regulated markets for trading commodity futures and options contracts for the benefits of its members and the public.

     NYMEX's principal business activity is providing facilities and clearing and other services for the trading of commodity futures contracts and options on futures contracts. The value of these contracts are sensitive to the volatility of the prices of the underlying physical commodities as well as to general economic conditions and global affairs. The composition of trading affects the revenues generated because non-member trades generate higher fees than member trades. The selling of market data is also a significant business activity, but is less susceptible to the volatility of the marketplace. While a long and sustained downturn in market activity could lead to industry downsizing and a reduction in the placement of ticker services for NYMEX market data, this trend would not be as erratic and volatile as the effect of these factors on trading volume. Unless otherwise specified, all references herein to "contracts" refer to commodity futures and options contracts and to "volume" refer to the number of contracts traded during a specified period.

     Over the past several years, NYMEX has enjoyed substantial and sustained volume growth. Average daily contracts traded on NYMEX, excluding COMEX, increased from approximately 218,600 during the year ended December 31, 1995 to approximately 356,800 during the year ended December 31, 1999. NYMEX's light sweet crude oil contract is the primary contributor to NYMEX's growth. This contract's annual volume has increased by 67% from 1995 to 1999--see the chart on page 23. COMEX's volume growth during these periods has not sustained the same rate of increase as compared to NYMEX's volume growth, reflecting relatively static volume. During the year ended December 31, 1995, COMEX experienced average daily volume of approximately 75,300 contracts traded versus approximately 81,400 contracts traded daily during the year ended December 31, 1999.

RESULTS OF OPERATIONS

     YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     For the year ended December 31, 1999, NYMEX's net income increased 100% to $12.2 million, compared to $6.1 million in 1998. Operating revenue increased 11% to $144.4 million in 1999, compared to $130.6 million in 1998. Clearing and transaction fees, net of the member fee rebate which was $13.1 million for 1999 versus $11.3 million for 1998, increased by 16% in 1999 to $105.2 million from $90.8 million last year. Overall, NYMEX's volume of contracts traded increased by 15%. The average daily trading volume on NYMEX, excluding COMEX, for 1999 was 356,800 contracts, compared to 305,000 contracts in 1998; the average daily trading volume on COMEX was 81,400 contracts during 1999, compared to 73,800 contracts during 1998. A slight contraction of the market data subscriber network resulted in a $0.2 million decrease in revenue during 1999 from 1998; NYMEX data subscriber revenue increased 1% or $0.1 million, whereas COMEX data subscriber revenue declined $0.3 million or 2%.

     Other revenue in 1999, consisting principally of rental income, decreased $0.4 million or 8% compared to 1998. Specifically, with regard to rental income, NYMEX subleased additional space at the One North End property resulting in a $1.3 million increase over 1998. During 1999, NYMEX continued and expanded its member incentive programs. These incentive programs resulted in a decrease in other revenue of $2.4 million in 1999 which was $1 million greater than the effect of these programs on other revenue in 1998. Telephone equipment fees were also waived under this program, resulting in lower 1999 fees of $1.2 as compared to $1.5 million in 1998.

     Operating expenses totaled $119.6 million in 1999 as compared to $117.0 million in 1998. The substantial portion of expenses incurred in both 1999 and 1998 were for salary and employee benefit costs; $45.8 million of these expenses were incurred in 1999, an increase of $1.2 million or 3% over 1998. This increase primarily resulted from greater personnel compensation costs due to additional hires during 1999 as well as increased year-end bonus awards. Telecommunications, equipment rentals and maintenance costs were $15.9 million in 1999, an increase of approximately 9% or $1.3 million over 1998. This increase was due to the $7.1 million expensed in 1999 for NYMEX ACCESS(R) terminal data communication line fees, as compared with $5.9 million in 1998, an increase of 20%. The increased expenditures during 1999 for data communication line fees were largely due to additional NYMEX ACCESS(R) terminals placed in service in the United States and the United Kingdom, as well as costs for parallel operations of both the original NYMEX ACCESS(R) system and the updated version of the system during the last quarter of 1999. NYMEX adopted Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, in 1999 which required capitalization of approximately $10.2 million for costs incurred in the development of internal use software. These capitalized costs consisted primarily of outside consulting service costs, staff salaries, related fringe benefits and payroll expenses. Amortization of these costs, which is over the expected life of the software, not to exceed five years, totaled $0.3 million. Similar software development costs of $5.2 million incurred during 1998 were expensed as incurred. The adoption of SOP 98-1 in 1999 had a material effect on NYMEX's results of operations and financial position. The net effect was an increase in pre-tax net income of approximately $9.9 million and an increase in property and equipment balances at December 31, 1999 by the same amount. Applying the 42.2% effective tax rate for 1999, this adoption has increased net income and members' equity by $5.7 million and earnings per NYMEX membership by $6,985.

     General and administrative expenses in 1999, which included travel and related expenses of $2.5 million, software licensing fees of $2.4 million, board stipends of $2.9 million, and other general office expenses of $6.2 million, decreased by $1.0 million or 6% from 1998. This reduction was primarily due to the impact of legal settlement costs, of $0.6 million in 1998, as well as lower trading floor and office supply expenses incurred during 1999, a decrease of $0.6 million from 1998. Rent and facility costs increased by $0.1 million over 1998. This increase was due in part to 1999 PILOT (Payment In Lieu Of Taxes) payments to the Battery Park City Authority of $0.8 million. This expense was not incurred in 1998 as PILOT obligations prior to 1999 were abated. In addition, costs for repair and maintenance of the building increased in 1999 by $0.6 million over the prior year due to the lapse of repair and maintenance warranties with respect to building assets. These increases over the prior year were partially offset by a reduction in expenses as a result of the payment of $1.1 million in 1998 to the Commodity Exchange Center, Inc., known as CEC, for residual overhead costs. Depreciation and amortization of property and equipment, net of deferred credit amortization, increased by $1.1 million or approximately 11% over 1998. This increase was attributable to 1999 capital expenditures of $20.0 million of which approximately one-half was for computer equipment related largely to the Clearing 21(R) and NYMEX ACCESS(R) upgrade efforts. These expenditures are being depreciated over seven years. Professional services rendered during 1999 were $9.0 million, representing an increase of $1.5 million or 20% over the prior year. This increase was primarily the direct result of investment banking and legal representation fees incurred during the fourth quarter of 1999 in connection with the demutualization. Loss on the disposition of property and assets decreased by $1.5 million or 54% from 1998. During the fourth quarter of 1999, management reviewed NYMEX's property and equipment records and determined that several computer assets should be written off as they either had no value, because they were no longer in service. In addition, previously existing leasehold improvements at the 22 Cortlandt Street location were deemed to have no value and were written off at the end of 1999. Other expenses decreased by $0.4 million, or 7%, from the prior year largely due to lower costs for members' life insurance and long term disability benefits. These decreases were attributable to lower insurance premiums resulting from positive experience rate factors.

     Net investment income, which is not a component of operating income, decreased in 1999 by approximately 42% to $3.9 million, as compared to $6.7 million in 1998, primarily as a result of unrealized losses on NYMEX's fixed income marketable securities portfolio due to a market wide decline in municipal bond prices.

     YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     For the year ended December 31, 1998, NYMEX's net income was $6.1 million, compared to $1.1 million for 1997, an increase of approximately 429%. Operating revenue for 1998 was $130.6 million versus $117.8 million for 1997, an increase of approximately 11%. Revenue from clearing and transaction fees, the largest component of NYMEX's revenue, increased to $90.8 million for 1998, an increase of more than 12% from 1997. This increase in revenue from clearing and transaction fees excludes the downward impact of the volume driven member fee rebate programs for 1998 and 1997 that resulted in a decrease in member fees of $11.3 million and $10.0 million, respectively. This increase in revenue from clearing and transaction fees is attributable to greater volume generated on NYMEX. The average daily trading volume of NYMEX, excluding COMEX, for 1998 was approximately 305,000 contracts, compared to approximately 253,800 contracts in 1997; on COMEX, the average daily trading volume was approximately 73,800 contracts during 1998 compared to approximately 78,900 contracts in 1997. Expansion of the market data subscriber network resulted in a $1.4 million increase in revenue during 1998 over 1997; NYMEX data subscriber revenue increased 6.0% or $1.1 million, and COMEX data subscriber revenue increased $0.3 million or 2.0%.

     Other revenue in 1998, consisting principally of rental income, increased $1.4 million compared to 1997. Specifically, with regard to rental revenue, NYMEX leased additional space at the One North End property during 1998 resulting in a $1.8 million increase over 1997. Telephone equipment fees increased in 1998 by $0.9 million due primarily to full year invoicing versus half-year billings during 1997. These fees represent income derived from the members' use of equipment and phones provided by NYMEX at the One North End facility on the trading floor; these facilities were previously provided by the CEC at 4 World Trade Center. During 1998, NYMEX instituted a cost reduction and incentive program for its futures commission merchants. Incentives and reduced costs in the form of credits applicable toward amounts owed by futures commission merchants for trading floor overhead costs resulted in a reduction of revenue of $1.4 million in 1998.

     Operating expenses totaled $117.0 million in 1998 as compared to $114.5 million in 1997. The substantial portion of expenses incurred in both 1998 and 1997 were for salary and fringe benefit costs; approximately $44.6 million of these expenses were incurred in 1998, an increase of approximately 2.0% over 1997. This increase is primarily attributable to higher personnel compensation expenses resulting from the full year impact of additional staffing costs due to the move to NYMEX's new headquarters facility at One North End. Increases in 1998 salaries and fringe benefits were partially offset by the termination of the former COMEX employee defined benefit plan, as well as by reductions to NYMEX's postemployment benefit costs resulting from plan amendments. Telecommunications and equipment rental costs amounted to $14.6 million in 1998, an increase of approximately 11% or $1.5 million above 1997. This increase was due largely to the full year recognition of rental and service expenses in 1998 versus the approximate half-year recognition in 1997 as a result of the move to the One North End facility in mid-1997. Professional services rendered during 1998 were approximately $2.3 million or 44% greater than in 1997; these expenses included professional consulting fees for the Clearing 21(R) project and upgrades to NYMEX ACCESS(R) development. Depreciation and amortization in 1998 increased by $4.7 million as compared to 1997 as a result of recognition of a full year of depreciation cost for relocation assets versus the approximate half-year impact during 1997.

     General and administrative expenses in 1998, which include travel and related costs of $2.9 million, software licensing fees of $2.2 million, and other general office expenses of $9.9 million, decreased by $1.9 million from 1997. This decrease resulted primarily from the cost accrued during late 1997 for the "Global Settlement and Surrender Agreement" reached with the CEC in late April, 1998. NYMEX paid the CEC $3.1 million in satisfaction of liabilities owed to the CEC and relinquished its rights to use a portion of the trading floor at the 4 World Trade Center facility. This reduction in expenses was partially offset in 1998 by increased staff travel resulting from foreign exchange strategic alliance initiatives, an increase of $0.4 million, as well as by legal settlement costs with an outside vendor, $0.6 million. Rent and facility expenses amounted to $12.8 million in 1998 as compared to $17.1 million in 1997. The decrease in rent and facility expenses was the direct result of running two facilities, 4 World Trade Center and One North End, for half a year during 1997 versus one facility during 1998; operating costs relating to the 4 World Trade Center facility decreased $5.4 million. This decrease was partially offset by the $1.1 million increase during 1998 in facility repair and maintenance costs resulting from the impact of a full year of operations at NYMEX's One North End facility versus the approximate half-year of operations in 1997. Marketing expenses in 1998 decreased $2.4 million due to one-time costs related to NYMEX's 125th anniversary and new building campaigns conducted during 1997. Loss on the disposition of assets increased $1.6 million in 1998 primarily due to leasehold improvement write-offs as a result of the relocation to One North End. The $2.8 million written off in 1998 represents trading floor leasehold improvements abandoned pursuant to the lease termination agreement entered into between NYMEX and the CEC on April 22, 1998.

     Investment income, which is not a component of operating income, decreased in 1998 by $1.5 million from 1997 due primarily to a reduction in the size of the building reserve portfolio during 1998. Interest expense increased by $1.0 million in 1998 as a result of the capitalization of interest expense in 1997 on NYMEX's $100 million principal amount senior notes, the proceeds of which were used to finance the construction of the new One North End facility; NYMEX began recognizing interest expense on the senior notes when the new facility was placed into service mid-1997.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, NYMEX's cash flows from operations have been adequate to fund working capital needs. NYMEX's principal sources of cash flows have been from operating activities which primarily include clearing and transaction fees and market data fees from third parties. Clearing and transaction fees represented 73% of NYMEX's consolidated operating revenues, of which approximately 76% were attributable to NYMEX's energy contracts, for the fiscal year ended December 31, 1999. NYMEX's principal uses of cash are to fund operating expenses and to upgrade equipment and facilities.

     The chart below indicates the percentage of total assets represented by each principal category of asset as of December 31, 1999.

                      TOTAL ASSETS AS OF DECEMBER 31, 1999

[Graphic: Pie chart entitled "Total Assets as of December 31, 1999" and representing assets of NYMEX divided into principal categories of assets as a percentage of the total assets as of December 31, 1999. Total assets are divided as follows: Property and Equipment, Net -- 58%, Marketable Securities -- 20%, Cash -- 9%, Other -- 8%, Goodwill, Net -- 5%.]

     For the year ended December 31, 1999, cash and cash equivalents increased by $22.2 million. This increase consisted primarily of net income of $12.2 million net cash generated by operating activities of $31 million less capital expenditures primarily for technology related infrastructure of $20.0 million, and distributions from the members' retention program of $1 million.

     NYMEX's investment portfolio, with a market value of $77.0 million as of December 31, 1999, includes highly liquid marketable securities consisting primarily of tax-exempt municipal bonds, direct obligations of the U.S. government and its agencies and other short-term investments. These assets include $29.5 million placed in trust in order to pay commitments to eligible NYMEX members under the NYMEX Division member retention program. Payouts are made from the general assets of NYMEX, and program commitments are currently recognized by a transfer from members' equity to a subordinated commitment. For each of the years ended December 31, 1999, 1998 and 1997, $3.6 million was transferred. This program may be terminated at any time based on an affirmative vote of three-fourths of NYMEX's board of directors. Although NYMEX does not expect early termination of this program, in such event, NYMEX would be required to provide, first, for a payout to the fully vested participants and, secondarily, for a pro rata distribution to partially vested participants to the extent of the assets placed in trust. The COMEX Division's member retention program will commence making payments to eligible members on January 1, 2002. The COMEX Division member retention program has been funded at $800,000 annually since 1996 and the balance in the COMEX member retention fund was $7.3 million as of December 31, 1999.

     The table below provides information about the market values of NYMEX's marketable securities at December 31, 1999 (in thousands).

                                                 MATURITY
                                -------------------------------------------                  TOTAL     TOTAL
                                WITHIN                             10 YEARS                 MARKET     BOOK
         DESCRIPTION            1 YEAR    1-5 YEARS   5-10 YEARS   AND MORE   NO MATURITY    VALUE     VALUE
         -----------            -------   ---------   ----------   --------   -----------   -------   -------
Government Bonds, Federal
  Agency Issues...............  $ 2,188    $ 3,330     $    --     $    --      $   --      $ 5,518   $ 5,500
US Treasury Issues............   10,202      3,922         968          --          --       15,092    15,121
Municipal Bonds...............    2,946     12,254      26,411      12,708          --       54,319    58,262
Equities......................       --         --          --          --       2,063        2,063     2,022
                                -------    -------     -------     -------      ------      -------   -------
Total Marketable Securities...  $15,336    $19,506     $27,379     $12,708      $2,063      $76,992   $80,905
                                =======    =======     =======     =======      ======      =======   =======

     The charts below indicate the maturities and composition of the marketable securities portfolio as of December 31, 1999.

          MATURITIES OF MARKETABLE SECURITIES* AS OF DECEMBER 31, 1999

[Graphic: Pie chart entitled "Maturities of Marketable Securities as of December 31, 1999" and representing marketable securities owned by NYMEX divided into terms of maturity. The chart is subtitled "Percentages are based on year end market values." Maturities are divided as follows: 5-10 years -- 35%, 10 or more years -- 17%, No Maturity -- 3%, Within 1 year -- 20%, 1-5 years -- 25%.

      MARKETABLE SECURITIES* PORTFOLIO ALLOCATION AS OF DECEMBER 31, 1999

               * Percentages are based on year end market values
[Graphic: Pie chart entitled "Marketable Securities Portfolio Allocation as of December 31, 1999" and representing types of marketable securities as percentages of total marketable securities owned by NYMEX. The chart is subtitled "Percentages are based on year end market values." The chart is divided as follows: Municipal Bonds -- 70%, Equities -- 3%, Government Bonds, Federal Agency Issues -- 7%, U.S. Treasury Issues -- 20%.]

     As of December 31, 1999, NYMEX's consolidated long-term debt was $100 million. This is the result of NYMEX's private placement of debt during 1996 and 1997. The proceeds of the private placement were used to provide financing for the new trading facility at One North End. This debt is unsecured and consists of three senior note series each with different maturities, interest rates and required repayment schedules. During 2000, NYMEX expects to incur interest expense related to the debt totaling $7.7 million and expects to fund this interest expense with operating cash flow. The $31.0 million principal amount of 7.48% Series A notes requires annual principal repayments of $2.8 million beginning in October 2001 with a final repayment of remaining principal in October 2011. The $54 million principal amount of 7.75% Series B notes requires annual principal repayments of $4.9 million beginning in October 2011 with a final repayment of remaining principal in October 2021. The $15.0 million principal amount of 7.84% Series C notes requires annual principal repayments of $3.0 million beginning October 2022 with a final repayment of remaining principal in October 2026. As of December 31, 1999, NYMEX has established a $20.9 million fund to be used to repay principal on this debt.

     It is expected that during 2000, NYMEX capital expenditures will amount to $14.7 million. Approximately 94% of such amount is expected to be committed to technology enhancements of the open-outcry trading facilities and back office support facilities. We expect to continue to make additional capital expenditures after 2000 for technology enhancements to our open-outcry trading system to improve its operational efficiency and to enable us to compete effectively in an increasingly electronic trading environment.

     After the demutualization, NYMEX expects to meet short-term liquidity requirements such as operating expenses from its net cash flow from operations. NYMEX expects to meet long-term liquidity requirements after the demutualization such as scheduled debt maturities, investments in facilities and technologies, and new strategic initiatives from available working capital, issuances of short-term or long-term debt and, if the common stock of NYMEX Holdings and membership interests of NYMEX Exchange are unstapled, additional equity issuances by NYMEX Holdings.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     Set forth below is information regarding certain quantitative and qualitative information about market risk exposures. This information is limited to estimates and assumptions made by management. Actual results may differ. While NYMEX provides trading and clearing services for derivatives products, it does not trade derivatives for its own account.

     The table below provides information about NYMEX's marketable securities, excluding equity securities, including expected principal cash flows for the years 2000 through 2004 and thereafter (in thousands).

                     PRINCIPAL AMOUNTS BY EXPECTED MATURITY

                                                                                                            FAIR MARKET
                                                                                                            VALUE AS OF
                                                                                          TOTAL PRINCIPAL   DECEMBER 31,
                                  2000     2001     2002    2003    2004     THEREAFTER     CASH FLOWS          1999
                                 -------   -----   ------   ----   -------   ----------   ---------------   ------------
Government Bonds, Federal
  Agency Issues................  $ 2,157      --   $2,351     --   $   992         --         $ 5,500         $ 5,518
  Weighted average interest
    rate.......................     2.50%     --     5.50%    --      6.50%        --
U.S. Treasury Issues...........   10,199      --       --     --     3,948        974          15,121          15,092
  Weighted average interest
    rate.......................     4.45%     --       --     --      5.88%      6.00%
Municipal Bonds................    2,959      95    3,946    898     7,352     43,012          58,262          54,319
  Weighted average interest
    rate.......................     4.37%   3.57%    5.53%  4.50%     5.88%      4.80%
                                 -------   -----   ------   ----   -------    -------         -------         -------
    Total Portfolio, excluding
      equity securities........  $15,315   $  95   $6,297   $898   $12,292    $43,986         $78,883         $74,929
                                 =======   =====   ======   ====   =======    =======         =======         =======

     INTEREST RATE RISK

     Current Assets. In the normal course of business, NYMEX's outside investment advisors invest primarily in fixed income securities. Marketable securities bought by NYMEX are typically held for the purpose of selling them in the near term and are classified as trading securities. Unrealized gains and losses are included in earnings. For the periods ended December 31, 1999 and 1998, NYMEX had net investment income of $3.9 million and $6.7 million, respectively. Accordingly, a substantial portion of our income depends upon our ability to continue to invest monies in these instruments, prevailing interest rates and market prices. The fair value of these securities at December 31, 1999 and 1998 was $77 million and $92 million, respectively. The change in fair value, using a hypothetical 10% decline in prices, is estimated to be a $7.7 million loss and a $9.2 million loss for December 31, 1999 and 1998, respectively. NYMEX also invests in U.S. government securities and repurchase agreements and maintains interest bearing balances in its trading accounts with its investment managers. Financial instruments with maturities of three months or less when purchased are classified as cash equivalents in the consolidated financial statements.

     Debt. The interest rate on our long-term indebtedness is a weighted average fixed rate of 7.68%. NYMEX's fixed rate debt is exposed to the risk that the fair market value of its debt will increase in a declining interest rate environment. This would result in NYMEX paying a redemption premium if NYMEX should choose to refinance this debt. Management has not deemed it necessary to employ any market or interest risk management strategies, such as interest rate swap agreements. In the future, as NYMEX pursues its market strategy, it may become subject to a higher degree of interest rate sensitivity if it is required to borrow at higher or at variable rates. This could significantly increase NYMEX's future sensitivity to interest rate fluctuations and materially affect, in a negative manner, NYMEX's future financial position and results of operations.

     FOREIGN CURRENCY RISK

     At this time, NYMEX transacts minimal business in foreign currencies. NYMEX transacts the majority of its business in the United States dollar. To the extent that NYMEX continues to transact its business using the United States dollar as its functional currency, NYMEX believes that fluctuations in foreign currency exchange rates will not have a material adverse effect on its results of operations.

     CREDIT RISK

     NYMEX mitigates default risk by attempting to invest in high credit quality securities of an intermediate maturity. NYMEX's portfolio, which is managed by outside investment firms, is limited to marketable securities with active secondary or resale markets to ensure portfolio liquidity. As of December 31, 1999, NYMEX had $36.6 million of cash and cash equivalents bearing an average annual interest rate of approximately 5.0%. We do not believe there is any other significant risk associated with our investments. However, if NYMEX in the future invests in other income-producing securities, it could subject NYMEX's income to greater risk and volatility.

                                 CAPITALIZATION

     The following table sets forth the capitalization of NYMEX as of December 31, 1999 on an historical basis as well as on a pro forma basis giving effect to the proposed demutualization. The table should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 49 and the consolidated historical and pro forma financial statements and notes thereto of NYMEX included elsewhere in this proxy statement and prospectus.

                                                   AS OF DECEMBER 31, 1999
                                           ---------------------------------------
                                                         PRO FORMA
                                            ACTUAL     ADJUSTMENT(2)     PRO FORMA
                                           --------    --------------    ---------
                                                       (IN THOUSANDS)
Long term debt -- notes payable..........  $100,000       $     --       $100,000
                                           --------       --------       --------
Members' Equity:
  Members' equity........................    93,202        (93,202)            --
  Common stock, $.01 par value, 816
     shares authorized and
     outstanding(1)......................        --             --             --
  Additional paid-in capital.............        --         92,506         92,506
                                           --------       --------       --------
       Total members'
          equity/stockholders' equity....    93,202           (696)        92,506
                                           --------       --------       --------
       Total capitalization..............  $193,202       $   (696)      $192,506
                                           ========       ========       ========

-------------------------
(1) Total pro forma common stock amount at December 31, 1999 is $8. Due to rounding to '000's, this number does not appear on this table.

(2) Pro forma data reflects such adjustments as necessary, in the opinion of management, for a fair presentation of the results of operations and stockholders' equity of NYMEX Holdings on a pro forma basis. See "Pro Forma Consolidated Financial Information" on page F-23 for more detailed information concerning these adjustments.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of NYMEX Holdings after the demutualization will be the same as the directors and executive officers of NYMEX before the demutualization. The certificate of incorporation of NYMEX Exchange requires NYMEX Holdings, as the sole Class B member, to elect the directors of NYMEX Holdings to serve as the directors of NYMEX Exchange. NYMEX Holdings will have a 22 person board consisting of 20 directors who meet the qualifications of floor broker, futures commission merchant, local, trade, at large and public directors in the same proportions as provided in NYMEX's current bylaws. The Chairman and Vice Chairman of the NYMEX Holdings board will be designated directly by stockholders and will be considered members of the at-large category. The board of NYMEX Holdings will be divided into three classes serving staggered three-year terms. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires. The board of NYMEX currently has one vacancy which is a public director vacancy. We expect that this vacancy will be filled by the board of directors within the next three months.

     The following table sets forth certain information regarding the executive officers and directors of NYMEX Holdings and NYMEX Exchange after the demutualization.

                                                                              TERM
              NAME                   AGE               POSITION              EXPIRES
              ----                   ---               --------              -------
Daniel Rappaport.................    46     Chairman of the Board             2001
Mitchell Steinhause..............    52     Vice Chairman                     2002
Richard Schaeffer................    47     Director, Treasurer               2002
Neil Citrone.....................    36     Director, Secretary               2003
Stephen Ardizzone................    38     Director                          2001
Madeline Boyd....................    47     Director                          2001
Robert Coakley...................    37     Director                          2002
John Conheeney...................    71     Director                          2002
Thomas Costantino................    49     Director                          2001
Anthony George Gero..............    63     Director                          2002
David Greenberg..................    35     Director                          2003
E. Bulkeley Griswold.............    61     Director                          2002
Jesse B. Harte...................    42     Director                          2003
Robert Halper(1).................    41     Director                          2001
Scott Hess.......................    43     Director                          2003
Steven Karvellas.................    40     Director                          2002
Harley Lippman...................    45     Director                          2001
Kevin McDonnell..................    40     Director                          2002
Gary Rizzi.......................    45     Director                          2001
Richard Saitta...................    50     Director                          2003
Robert Steele....................    61     Director                          2001
R. Patrick Thompson, Esq.........    51     President
Neal L. Wolkoff, Esq.............    44     Executive Vice President
Christopher K. Bowen, Esq........    39     Senior Vice President & General
                                            Counsel
Patrick F. Conroy................    43     Senior Vice President --
                                            Finance & Administration

                                                                              TERM
              NAME                   AGE               POSITION              EXPIRES
              ----                   ---               --------              -------
Robert Levin.....................    44     Senior Vice President --
                                            Planning & Development
Bernard J. Purta.................    56     Senior Vice President --
                                            Operations & Regulatory Affairs
Stuart A. Smith..................    52     Senior Vice President --
                                            Operations

-------------------------
(1) Mr. Halper was appointed to the board of directors at its meeting held on April 5, 2000. His term will expire on March 20, 2001, the date of the next scheduled annual meeting of members.

     Each member of the board of directors of NYMEX also serves, and after the demutualization will continue to serve, on the board of directors of COMEX. Each member of the NYMEX executive committee serves, and after the demutualization will continue to serve, on the board of directors of the NYMEX Charitable Foundation, Inc. and, other than Mr. Karvellas, the COMEX Clearing Association, Inc.

     Daniel Rappaport has been Chairman of the board of directors of NYMEX since March 1993 and a director of NYMEX since 1986. Mr. Rappaport has also been Chairman of the board of directors of COMEX and COMEX Clearing Association, Inc. since August 1994 and Chairman of the board of directors of NYMEX Charitable Foundation, Inc. since March 1993. He currently serves on the CFTC's Global Markets Advisory Committee and National Petroleum Council as well as on the boards of New York Law School and Connecticut Innovations. Prior to joining NYMEX, Mr. Rappaport was a lawyer engaged in the practice of general corporate law and was a self-employed floor trader. He was also the President of Brighton Trading Corporation, which was formerly a clearing member of NYMEX. Mr. Rappaport holds a B.S. from Syracuse University, an M.B.A. from Baruch College, and a J.D. from New York Law School.

     Mitchell Steinhause has been Vice Chairman of the board of directors of NYMEX since March 2000 and has been a director of NYMEX since 1992. Mr. Steinhause also previously served as Corporate Secretary of NYMEX. He has been a member of NYMEX since 1975 as both a floor broker and local trader. Mr. Steinhause received his bachelor of arts degree from the University of Pittsburgh and a masters of business administration in accounting from St. John's University.

     Richard M. Schaeffer has been a director of NYMEX since March 1990 and the Treasurer of NYMEX since March 1993. Mr. Schaeffer is a Senior Vice President and Director of Global Energy Futures for ABN Amro, Inc. Prior to that, Mr. Schaeffer was Senior Vice President/Director of The Chicago Corp., which is a clearing member of both NYMEX and COMEX, since 1987. Mr. Schaeffer holds a B.S. in Business Administration from the University of Maryland.

     Neil Citrone has been a director of NYMEX since 1997 and has been Corporate Secretary since 1999. Mr. Citrone is a Vice President of Pioneer Futures, Inc. and has been employed by Pioneer since 1990. Prior to that, Mr. Citrone was employed by Delos Commodities. Mr. Citrone has a liberal arts degree from Westchester University.

     Stephen Ardizzone has been a director of NYMEX since 1998 and also serves as a director of NYMEX PAC. He is presently the owner of Zone Energy Group Inc. Mr. Ardizzone attended St. John's University, and the John Jay College of Criminal Justice.

     Madeline Boyd has been a director of NYMEX since 1998 and has been a member of NYMEX for over 15 years. She received her bachelor of science degree in business from Fairleigh Dickinson University. Ms. Boyd is chairman of the NYMEX Charitable Foundation Committee and a director of the Commodity Floor Brokers and Traders Association.

     Robert Coakley has been a director of NYMEX since 1999 and is presently a Senior Vice President at FIMAT USA Inc. He became a member of NYMEX in 1990. Mr. Coakley graduated from Fordham University in 1985 with a bachelor of science degree in finance and accounting. Pursuant to a settlement agreement reached with Mr. Coakley, the National Futures Association restricted Mr. Coakley's registration as a floor broker for two years effective July 28, 1999. This restriction on registration will be removed after this two year period if Mr. Coakley is not charged with a violation of the Commodity Exchange Act, National Futures Association requirements, self-regulatory organization rules or any statute rule or regulation of any law enforcement or regulatory agency.

     John Conheeney has been a public director of NYMEX since 1996. Mr. Conheeney has also been a member of the boards of the Chicago Board of Trade, the Chicago Mercantile Exchange, Globex and COMEX. He is a graduate of Manhattan College, and also attended the Graduate School of Business at Tulane University.

     Thomas Costantino has been a director of NYMEX since 1995 and has been a member of NYMEX since 1993. He is currently employed by Unocal. Mr. Costantino received a bachelor of science degree in economics, and a masters of business administration in finance from the University of Maryland. He has completed other graduate level work in accounting and finance at New York University.

     Anthony George Gero has been a member of NYMEX since 1966 and has served as a director for an aggregate of 19 years. He is presently Senior Vice President of investments, senior spokesman for the futures division, and a President's Council member of Prudential Securities, Incorporated. Mr. Gero is also a first vice president of PSI. A graduate of the New York University School of Commerce, Mr. Gero received his certificate in investment banking from the Investment Bankers Association at the Wharton School in 1965. Mr. Gero is currently a board member of the New York Futures Exchange and FINEX and was previously a director of the Commodity Clearing Corporation. He is also Chairman of the NYMEX PAC and Chairman of the Commodity Floor Brokers and Traders Association. He is a member of the American Stock Exchange, COMEX, the New York Board of Trade, the New York Futures Exchange, FINEX, the Coffee, Sugar & Cocoa Exchange and the New York Cotton Exchange and authored the textbook Precious Metals.

     David D. Greenberg has been a director of NYMEX since March 2000 and has been a member of NYMEX since 1990 and of the COMEX Division since 1988. Mr. Greenberg is also a member of the New York Board of Trade and a director of the Commodity Floor Brokers and Traders Association. He is president of Sterling Commodities Corp. He is a graduate of Syracuse University.

     E. Bulkeley Griswold has been a public director of NYMEX since 1996. Mr. Griswold is the Managing General Partner of L&L Capital Partners, LLC, and serves on the boards of Scan-Optics, Inc., Trust Company of Connecticut and Fleet Bank.

     Robert Halper has been a director of NYMEX since April 2000 and has been a member of NYMEX since 1983. Mr. Halper has a BA degree in economics from SUNY

Binghamton. Pursuant to a settlement agreement dated February 22, 1995 entered into with Mr. Halper, the CFTC conditioned Mr. Halper's registration as a floor trader on his activities being subject to a Supplemental Sponsor Certification statement and restricted his service on self-regulatory governing boards or other oversight committees for such period of conditional registration. This conditional registration expired on February 22, 1996.

     Jesse B. Harte has been a director of NYMEX since March 2000 and has been a member of NYMEX since 1983. He is a former owner of Bay Area Petroleum a large, independent floor brokerage operation and a Senior Vice President of Daiwa Securities, a Futures Commission Merchant. Currently, Mr. Harte is employed by Duke Energy Trading and Marketing, LLC. Mr. Harte is a graduate of The University of Maine with a Bachelor of Science in Resource Economics.

     Scott Hess has been a member of NYMEX since 1982 and a director since 1997. He is presently a partner in G&H Commodities. He is also a director of the Commodity Floor Brokers and Traders Association. Mr. Hess holds a business degree from Montclair State University and a masters of business administration in marketing from Pace University.

     Steven J. Karvellas has been a director of NYMEX since 1996. After majoring in finance at the University of Pennsylvania, Mr. Karvellas's career began in 1981 as a clerk on COMEX. In 1984, he became a member of COMEX and has been a member of NYMEX since 1990. He was elected to the board of directors of COMEX in 1987.

     Harley Lippman has been a public director of NYMEX since 1999. Mr. Lippman is the founder and chief executive officer of Genesis 10 Corp., an information technology company. He currently serves on the advisory board of the School of International and Public Affairs at Columbia University. He also serves on the board of the Middle East Forum and the national commission of the Anti-Defamation League of New York.

     Kevin McDonnell has been a director of NYMEX since 1999 and a member of NYMEX for more than 15 years. He is a graduate of Fordham University with a bachelor of science degree in accounting and finance.

     Gary Rizzi has been a director of NYMEX since 1995. Mr. Rizzi has been an officer of A.G. Edwards and a member of NYMEX since 1984. He is a member of the Coffee, Sugar & Cocoa Exchange and the New York Cotton Exchange.

     Richard Saitta has been a director of NYMEX since 1983. He is presently an independent floor broker and is President of Star Futures Corp. He has been a member since 1976 and has served on the NYMEX board since 1983.

     Robert Steele has been a public director of NYMEX since 1999 and previously served as a director from 1988 to 1995. Mr. Steele is a former public director of NYMEX and vice chairman of the John Ryan Company, an international bank marketing firm. He currently serves on the boards of Scan Optics, Inc., SmartServ Online, Inc., Accent Color Sciences and NLC Insurance Co. and is chairman of the board of directors of Moore Medical Corp. He also served as a U.S. Congressman from the second district in Connecticut from 1970 - 1974.

     R. Patrick Thompson has been President of NYMEX since October 1989. Mr. Thompson also serves as President of COMEX and the COMEX Clearing Association, Inc. From March 1988 to October 1989, he served as Executive Vice President of NYMEX. He has also held positions with NYMEX as Senior Vice President -- Compliance, and Senior Vice President and General Counsel. Mr. Thompson sits on the board of directors of the National Futures Association and the Futures Industry Institute. Earlier in his career he served as a trial attorney with the CFTC. Mr. Thompson holds a B.S. in Biology from St. Joseph's College and a J.D. from Catholic University.

     Neal L. Wolkoff has been Executive Vice President of NYMEX since July 1993 and was Senior Vice President -- Operations and Regulatory Affairs from November 1989 to July 1993. Mr. Wolkoff has also served as Executive Vice President of COMEX and the COMEX Clearing Association, Inc. since August 1994. He previously served as a director of EnerSoft Inc. Earlier in his career, he served as a trial attorney with the CFTC. Mr. Wolkoff holds a B.A. from Columbia College and a J.D. from Boston University School of Law. He is a member of the bar of the State of New York.

     Christopher K. Bowen has been Senior Vice President and General Counsel of NYMEX since 1997. Mr. Bowen has also held positions at the Exchange of Associate General Counsel and Senior Associate General Counsel. He has also served as Counsel/ Manager of Futures Compliance at Morgan Stanley & Co. Inc. and as an attorney at the CFTC. Mr. Bowen holds a B.A. from Columbia University and a J.D. from the University of Maryland. Mr. Bowen also serves as Senior Vice President and General Counsel of COMEX and the COMEX Clearing Association, Inc.

     Patrick F. Conroy has been the Senior Vice President -- Finance & Administration of NYMEX since January 1993. Mr. Conroy also serves as Senior Vice President -- Finance of COMEX and the COMEX Clearing Association, Inc. From 1987 to 1993, Mr. Conroy was employed as the Senior Vice President -- Finance of the American Stock Exchange. Prior to such time, Mr. Conroy was employed by KPMG Peat Marwick. Mr. Conroy is a licensed C.P.A. who holds a B.S. in Accounting from St. John's University.

     Robert Levin has been Senior Vice President -- Planning and Development of NYMEX since June 1993. Mr. Levin was Vice President -- Product Development of NYMEX from July 1991 until June 1993. Mr. Levin also currently serves as Senior Vice President -- Planning and Development of COMEX. Mr. Levin holds a B.A. from the University of Rochester and an M.A. and Ph.D. from the University of New Mexico.

     Bernard J. Purta has been Senior Vice President -- Operations and Regulatory Affairs of NYMEX since December 1993. He also serves as Senior Vice President -- Operations and Regulatory Affairs of COMEX and the COMEX Clearing Association, Inc. (of which he is also Treasurer) and as Treasurer of NYMEX PAC. He currently is a director of the FIA Operations Division (N.Y.). Mr. Purta is a licensed C.P.A. who holds an M.B.A. in Management from Fairleigh Dickinson University, a B.S. in Accounting from St. Peter's College and an A.A.S. in Accounting from Bergen Community College. Earlier in his career he served as a staff member at the CFTC.

     Stuart A. Smith has been Senior Vice President -- Operations of NYMEX since May 1992. Mr. Smith currently serves as Senior Vice President -- Operations of COMEX. Mr. Smith previously served as Vice President of Trading Floor Operations at NYMEX from 1986 to 1996. Prior to that time, he was an Assistant Vice President at the American Stock Exchange. Mr. Smith holds a B.B.A. from Pace University.

COMMITTEES OF THE BOARD

     The board of NYMEX Holdings is authorized to designate from among its members an executive committee, which will have all the authority of the board of directors, and other committees, each consisting of two or more directors. The Chairman of the board will be an ex officio member of all committees. The board of NYMEX Exchange will have the same committees with the same functions and members as NYMEX had before the demutualization. In addition the board of NYMEX Exchange may appoint additional regular committees of the board of NYMEX Exchange. The executive and audit committees are described below.

     EXECUTIVE. The executive committee exercises the authority of the board of directors when the board is not in session, as permitted by law and the bylaws and rules of NYMEX. Members: Ms. Boyd and Messrs. Citrone, Karvellas, Rappaport, Rizzi, Schaeffer and Steinhause.

     AUDIT. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of NYMEX's internal accounting controls. Members: Messrs. Griswold, Rappaport and Steele.

COMPENSATION OF DIRECTORS

     Members of the board of NYMEX Exchange will receive the same compensation as members of the board of NYMEX before the demutualization as set forth below. The board of NYMEX Holdings does not intend to establish any compensation for members of the board of NYMEX Holdings.

     CHAIRMAN STIPEND. Effective January 1, 2000, the Chairman receives an annual stipend of $600,000. The Chairman is also eligible to receive a year-end bonus in an amount to be determined and approved by the board.

     VICE CHAIRMAN STIPEND. Effective April 1, 2000, the Vice Chairman receives an annual stipend of $100,000 as well as a fee of $1,000 for each board meeting attended. The Vice Chairman is also eligible to receive a year-end bonus in an amount to be determined and approved by the board.

     DIRECTOR STIPEND. Directors receive a monthly stipend of $2,500, or $30,000 a year. Effective April 1, 2000, directors receive an additional fee of $1,000 for each board meeting attended. In addition, effective April 1, 2000, directors serving on the executive committee receive a $20,000 yearly retainer. Directors serving on the executive committee are also eligible to receive a year end bonus in an amount to be determined and approved by the board.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of our Chairman of the board and the other four most highly paid officers in respect of 1999.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION(1)
                                                ----------------------     ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR     SALARY       BONUS       COMPENSATION
--------------------------------------  ----    --------    ----------    ------------
Daniel Rappaport, Chairman............  1999    $     --    $1,500,000      $100,000(2)
R. Patrick Thompson, Esq.,
  President...........................  1999     412,500       200,000            --
Neal Wolkoff, Esq., Executive Vice
  President...........................  1999     342,500       130,000            --
Albert Helmig, Jr., Vice
  Chairman(3).........................  1999          --       300,000        50,000
Christopher Bowen, Esq., Sr. Vice
  President & General Counsel.........  1999     198,450        76,923            --

-------------------------
(1) Perquisites and other personal benefits aggregating the lower of $50,000 or 10% of the sum of salary and bonus are not reported.

(2) Represents stipend payments for serving as the Chairman of the board of directors.

(3) Mr. Helmig's term as Vice Chairman ended on March 21, 2000. The $50,000 shown under "All Other Compensation" represents stipend payments for serving as Vice Chairman of the board of directors.

EMPLOYEE BENEFITS PLANS

     401(k) PLAN

     NYMEX sponsors a defined contribution plan known as the "Savings and Investment Plan," for all eligible domestic employees with at least one year of service, provided that they have completed 1,000 hours of employment within one year. This plan qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Participating employees may elect to defer up to 15% of their base salary, subject to the annual Internal Revenue Code contribution limit. NYMEX matches pre-tax contributions up to a maximum of 3% of base salary. A participant may also make after-tax contributions. NYMEX does not match these contributions. This amount may be reduced to comply with applicable Internal Revenue Code requirements. NYMEX also makes a year end contribution ranging from 2% to 7% of base salary based upon tenure for each eligible plan member provided NYMEX attains certain minimum corporate profitability thresholds. Participants are immediately vested in their before-tax and after-tax contributions and actual earnings on their contributions. Vesting in the matching and year end contributions vest 40% after two full years of service, and then 20% per year up to 100% after five years of service. Participants may receive the full value of their accounts generally only upon termination of employment. The plan allows earlier receipt of a participant's share in the plan, subject to certain limitations and conditions as set forth in the plan document.

     DEFERRED COMPENSATION PLAN

     Effective July 1, 1997, NYMEX instituted a non-qualified deferred compensation plan for eligible officers. The deferred compensation plan allows participants to defer receipt of current compensation in order to provide retirement benefits on behalf of employees. NYMEX may provide a matching and year end contribution to the plan. Matching contribution percentages and vesting follow the same guidelines as NYMEX's defined contribution plan. The deferred compensation plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. It is intended to be unfunded and, therefore, all compensation deferred under this plan is held by NYMEX and commingled with its general assets. The participating employees are general creditors of NYMEX with respect to these benefits. NYMEX has the right to amend, modify or terminate the deferred compensation plan at any time.

     POSTRETIREMENT BENEFIT PLANS

     NYMEX provides certain health care and life insurance benefit plans for qualifying retired employees. Substantially all of NYMEX's employees may become eligible for these benefits if they reach specified age and years of service criteria while employed by NYMEX.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of common stock of NYMEX Holdings which will be beneficially owned upon the completion of the demutualization by each director and executive officer of NYMEX Holdings. The number of shares of common stock of NYMEX Holdings owned will be the same as the number of memberships owned prior to the demutualization. No director or executive officer of NYMEX Holdings will beneficially own more than one percent of all outstanding shares of common stock upon completion of the demutualization. No person will be the beneficial owner of 5% or more of the shares of common stock.

                                             SHARES OF
                                               COMMON           PERCENT OF
                                               STOCK           COMMON STOCK
                                            BENEFICIALLY       BENEFICIALLY
NAME OF BENEFICIAL OWNER                       OWNED              OWNED
------------------------                    ------------    ------------------
Daniel Rappaport..........................        3                  *
Mitchell Steinhause.......................        1                  *
Richard Schaeffer.........................        3                  *
Neil Citrone(1)...........................        1                  *
Stephen Ardizzone.........................        1                  *
Madeline Boyd.............................        1                  *
Robert Coakley(2).........................        1                  *
John Conheeney............................        0                  *
Thomas Costantino(3)......................        1                  *
Anthony George Gero.......................        2                  *
David Greenberg...........................        1                  *
E. Bulkeley Griswold......................        0                  *
Robert Halper.............................        2                  *
Jesse B. Harte(4).........................        1                  *
Scott Hess................................        1                  *
Steven Karvellas..........................        1                  *
Harley Lippman............................        0                  *
Kevin McDonnell...........................        1                  *
Gary Rizzi(5).............................        1                  *
Richard Saitta............................        1                  *
Robert Steele.............................        0                  *
R. Patrick Thompson, Esq. ................        0                  *

                                             SHARES OF
                                               COMMON           PERCENT OF
                                               STOCK           COMMON STOCK
                                            BENEFICIALLY       BENEFICIALLY
NAME OF BENEFICIAL OWNER                       OWNED              OWNED
------------------------                    ------------    ------------------
Neal L. Wolkoff, Esq. ....................        0                  *
Christopher K. Bowen, Esq. ...............        0                  *
Patrick F. Conroy.........................        0                  *
Robert Levin..............................        0                  *
Bernard J. Purta..........................        0                  *
Stuart A. Smith...........................        0                  *
                                                 --                ---
All directors and executive officers as a
  group...................................       23                2.8%

-------------------------
  * Less than one percent.

(1) Pursuant to an agreement with Pioneer Futures, Inc., a member firm of NYMEX, Mr. Citrone is the nominal holder of Pioneer's membership and is entitled to the privileges of the membership, including the right to vote on all matters on which members are entitled to vote. However, the agreement also provides that Mr. Citrone may not sell, transfer or otherwise encumber the membership without the consent of Pioneer. This type of agreement, in which a member designates an individual to exercise voting rights and other membership privileges but does not give the individual the power to dispose of a membership, is known as an "ABC Agreement." The provisions of this ABC Agreement will also apply to the common stock of NYMEX Holdings shown to be beneficially owned by Mr. Citrone.

(2) Mr. Coakley has entered into an ABC Agreement with FIMAT USA Inc. The provisions of this ABC Agreement will also apply to the common stock of NYMEX Holdings shown to be beneficially owned by Mr. Coakley.

(3) Mr. Costantino has entered into an ABC Agreement with Union Oil Company of California. The provisions of this ABC Agreement will also apply to the common stock of NYMEX Holdings shown to be beneficially owned by Mr. Costantino.

(4) Mr. Harte has entered into an ABC Agreement with Duke Energy Trading and Marketing, LLC. The provisions of this ABC Agreement will also apply to the common stock of NYMEX Holdings shown to be beneficially owned by Mr. Harte.

(5) Mr. Rizzi has entered into an ABC Agreement with AGE Commodity Clearing Corp. The provisions of this ABC Agreement will also apply to the common stock of NYMEX Holdings shown to be beneficially owned by Mr. Rizzi.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following are descriptions of material transactions involving NYMEX and its directors:

     - Pioneer Futures, Inc., of which Mr. Citrone is Vice President, currently leases from NYMEX approximately 32,093 square feet of space at the One North End facility. Pioneer has three leases, one for 2,840 square feet expiring on December 4, 2002, one for 10,360 square feet expiring on December 14, 2002 and one for 18,893 square feet expiring April 1, 2005. The current aggregate annual rent for these spaces is $1,213,320.

     - FIMAT USA Inc., of which Mr. Coakley is a Senior Vice President, currently leases from NYMEX approximately 1,350 square feet of space at the One North End facility. The lease expires on July 27, 2001. The current annual rent for this space is $56,574.

     - Sterling Commodities Corp., of which Mr. Greenberg is President, currently leases from NYMEX approximately 6,253 square feet of space at the One North End facility. The lease expires on November 23, 2002. The current annual rent for this space is $225,108. Mr. Greenberg's father, Martin Greenberg, is the Chief Executive Officer and 100% owner of Sterling Commodities.

     - Mr. Lippman is the founder and Chief Executive Officer of Genesis 10 Corp., a company which, among other things, places executives in the information technology field. Mr. Lippman owns 95% of the equity interest of Genesis 10. Genesis 10 is one of the companies which NYMEX has consulted with regarding its search for a new Chief Information Officer. In the event that NYMEX hires a candidate recommended by Genesis 10, Genesis 10 will earn a fee of 30% of the annual compensation of the candidate who is hired. Management believes this is a typical fee for this type of consulting and recommendation service. In addition, NYMEX has entered into a written contractual relationship with Genesis 10 under which Genesis 10 provides the services of one temporary Senior Developer /Architect to NYMEX. NYMEX pays Genesis 10 $115 per hour for the Senior Developer/Architect. Approximately $104,440 has been paid by NYMEX to Genesis 10 for services rendered from October 1999 to the present. Furthermore, if the Senior Developer/Architect is hired on a permanent basis, NYMEX will be obligated to pay Genesis 10 a fee of 30% of annual compensation in accordance with the arrangement described above in this paragraph.

                 DESCRIPTION OF CAPITAL STOCK OF NYMEX HOLDINGS

     The following summary of NYMEX Holdings' capital stock describes the material terms of the stock. For a complete description, we refer you to NYMEX Holdings' charter and bylaws, which are attached as Annexes C and D to this proxy statement and prospectus.

GENERAL

     NYMEX Holdings' charter authorizes the issuance of 816 shares of common stock, par value $0.01 per share. This number corresponds to the number of NYMEX memberships outstanding immediately prior to the demutualization. Immediately following the demutualization, all 816 shares of NYMEX Holdings common stock will be issued and outstanding.

VOTING RIGHTS, DIVIDEND RIGHTS AND LIQUIDATION RIGHTS

     Each outstanding share of common stock is entitled to one vote on any matter on which stockholders are entitled to vote. The holders of shares of common stock are entitled to share ratably in dividends or distributions, if, as and when dividends or distributions are declared by the board of directors of NYMEX Holdings at its discretion. NYMEX Holdings has no current plans to pay cash dividends on the common stock. Upon dissolution, liquidation or winding-up of NYMEX Holdings, holders of common stock are entitled to share ratably in the net assets available for distribution to stockholders after the payment of debts and other liabilities subject to the prior rights of any issued preferred shares. Holders of common stock do not have any rights to purchase additional shares of stock from NYMEX Holdings, to have their common stock converted into or exchanged for other securities, to have their common stock repurchased by NYMEX Holdings or to receive a preferred return on their shares of common stock.

TRANSFER RESTRICTIONS

     In the demutualization, each membership of NYMEX will be automatically converted into one Class A membership of NYMEX Exchange as well as one share of NYMEX Holdings common stock. Each Class A membership of NYMEX Exchange will be "stapled" together with the corresponding share of NYMEX Holdings common stock. The Class A memberships and the common stock of NYMEX Holdings will not be separately transferable either by the Class A members or the stockholders of NYMEX Holdings.

     The Class A memberships may be "unstapled" from the common stock of NYMEX Holdings by a vote of a majority of the shares of common stock. If the stockholders approve the unstapling, the charter of NYMEX Holdings will be amended and the Class A memberships and the common stock of NYMEX Holdings will be separately transferable.

TRANSFER AGENT

     NYMEX Holdings will be the transfer agent and registrar of the common stock.

                  DESCRIPTION OF MEMBERSHIPS OF NYMEX EXCHANGE

     The following summary of the terms of NYMEX Exchange's memberships describes the material terms of the memberships following the demutualization. For a complete description, we refer you to NYMEX Exchange's certificate of incorporation and bylaws, which are attached to this proxy statement and prospectus as Annexes E and F. When we refer to NYMEX members or members throughout this document, we are referring to owners of memberships in the NYMEX Division of the New York Mercantile Exchange, as opposed to members of the COMEX Division and lessees of NYMEX Division memberships.

GENERAL

     NYMEX Exchange has two classes of memberships: Class A memberships and one Class B membership. The number of Class A memberships is limited to 816. The board of directors may create additional classes of members having rights and limitations as the board determines, except that no additional class of membership, other than the Class B membership, may have voting or other rights equal to or greater than the Class A memberships.

     Class A memberships may be held solely by those who qualify for membership in NYMEX Exchange. The sole Class B membership will be held by NYMEX Holdings following the demutualization.

     The members of NYMEX's COMEX Division will continue to have the same trading and other contractual rights following the demutualization as at present. NYMEX Exchange, as the corporate successor to NYMEX, will assume all of its obligations to the COMEX Division members.

TRADING PRIVILEGES

     The Class A memberships have trading privileges on the NYMEX Exchange as set forth in the rules of NYMEX Exchange. Those trading privileges are identical to the privileges that NYMEX members enjoy today.

VOTING RIGHTS

     At present, each NYMEX member is entitled to one vote on all matters on which members are entitled to vote, even if multiple memberships are owned by the same person. Unlike NYMEX, Class A members of NYMEX Exchange will not be limited to one vote per member; rather each Class A member will be entitled to one vote per each membership owned. NYMEX Holdings, as the sole Class B member, is entitled to one vote on all matters including fundamental changes such as an amendment to the certificate of incorporation or a merger of NYMEX Exchange. The Class A memberships are only entitled to vote on amendments to the bylaws of NYMEX Exchange. Amendments to the bylaws of NYMEX Exchange must be approved by a majority of all memberships of NYMEX Exchange, voting together as a single class. Any other matters that require the vote of members will be voted on solely by NYMEX Holdings as the sole Class B member. The board of directors of NYMEX Holdings would exercise this vote on behalf of NYMEX Holdings.

     Unless and until the common stock of NYMEX Holdings and the Class A memberships of NYMEX Exchange are unstapled, the board of NYMEX Holdings will be the same as the board of NYMEX Exchange. Those directors will be elected by the stockholders of NYMEX Holdings and are subject to the same criteria for election as the existing board members of NYMEX. Until the Class A memberships and common stock are unstapled, the Class A members of NYMEX Exchange will be the same as the stockholders of NYMEX Holdings.

     So long as the Class A memberships remain stapled to the common stock of NYMEX Holdings, NYMEX Holdings, as the sole Class B member, must elect the directors of NYMEX Holdings to serve as the directors of NYMEX Exchange and must elect the Chairman and Vice Chairman of NYMEX Holdings to serve as the Chairman and Vice Chairman, respectively, of NYMEX Exchange.

DISTRIBUTIONS

     NYMEX Holdings, as the sole Class B member, is entitled to receive all dividends and other distributions of any type, including upon liquidation, made by NYMEX Exchange. The Class A members have no right to receive any dividends or distributions made by NYMEX Exchange.

TRANSFER RESTRICTIONS

     Membership in NYMEX Exchange is a personal privilege and transferable only pursuant to the terms and conditions established by the certificate of incorporation, bylaws and rules of NYMEX Exchange. The Class A memberships of NYMEX Exchange are "stapled" to the shares of NYMEX Holdings common stock. This means that the Class A memberships are not transferable and will not be transferred upon the books of NYMEX Exchange unless a simultaneous transfer is made by the same transferor to the same transferee of a number of shares of NYMEX Holdings common stock equal to the number of Class A memberships being transferred. In addition, each certificate evidencing ownership of shares of NYMEX Holdings common stock will be deemed to evidence the same number of Class A memberships. The Class A memberships may be "unstapled" from the common shares of NYMEX Holdings by a vote of the holders of a majority of the outstanding shares of common stock of NYMEX Holdings. If this occurs, the Class A memberships and the common stock of NYMEX Holdings will be separately transferable.

     Members of NYMEX Exchange may only transfer their Class A memberships to another member or a member-elect.

     Before transferring a Class A membership, the member must first file a notice of intention to transfer with the Office of the Secretary of NYMEX Exchange. A member who owns a sole Class A membership will cease to have floor trading privileges on the date a notice of intention to transfer is filed with respect to his Class A membership.

     No member may transfer a Class A membership unless and until all dues, fees, assessments and other monies due to NYMEX Exchange have been paid. In addition, no member may transfer a Class A membership unless and until all claims arising out of the transaction of business on NYMEX Exchange have been settled or discharged including all claims filed with the secretary of NYMEX Exchange within 10 days after NYMEX Exchange notified the member of its receipt of the notice of intention to transfer.

     Notwithstanding the requirements set forth in the two preceding paragraphs, a member may transfer a Class A membership if (1) the member owns more than one Class A membership and the value of the claim is less than the then current value of a Class A membership or (2) the transferor deposits a certified check with NYMEX Exchange, payable to NYMEX Exchange, in an amount equal to the price at which a

Class A membership last sold or at which one was bid, whichever is greater, and files an affidavit stating that all outstanding claims arising out of the transaction of business with respect to that membership on NYMEX Exchange have been settled or discharged.

     No member may transfer a Class A membership if the member is the subject of any disciplinary proceeding or investigation by NYMEX Exchange under the bylaws or rules of NYMEX Exchange unless the member submits a written agreement, acceptable to the board of NYMEX Exchange, by which the member submits to the continuing jurisdiction of NYMEX Exchange. This rule does not apply to lessees.

     The transferee of a Class A membership must pay a transfer fee to NYMEX Exchange in an amount to be fixed by the board of NYMEX Exchange.

     All purchases and sales of Class A memberships must be made through the Office of the Secretary, which shall maintain a file of bids and offers for memberships. Any member desiring to buy or sell a membership must submit a written offer to the Office of the Secretary.

     Within 45 days of election to membership, a member-elect must purchase a Class A membership. In the interim, the member-elect must abide by the certificate of incorporation, bylaws and rules of NYMEX Exchange. If the member-elect fails to cause the membership to be transferred within 45 days of election to membership, his election will be void unless the time for compliance is extended by the board of NYMEX Exchange.

     The board of NYMEX Exchange may adopt rules relating to any requirements or procedures for the acquisition or transfer of a membership as it may determine.

LEASING OF MEMBERSHIPS

     A member may lease a membership to another member. Memberships subject to outstanding seat financing agreements are prohibited from being leased. A copy of the lease agreement must be delivered to the Office of the Secretary of NYMEX Exchange and to the lessee's qualifying clearing member. A member may separately lease his privileges to trade during regular trading hours and to trade electronically on the NYMEX ACCESS(R) system.

     If the member leases a membership to a member-elect, the lease agreement must be approved by the membership committee. The agreement will not be effective until the lessee is elected to membership and the lease agreement, or its extension, is approved by the membership committee. The board of NYMEX Exchange may establish requirements regarding provisions to be included in the lease agreements.

     A member who owns a sole membership and confers the benefits of membership on a member firm may not lease such membership at any time. A member who has leased his sole membership and seeks to regain membership status upon termination of the lease will be required to file an application for reinstatement to membership.

     If a member leases either his regular trading privileges or his electronic trading privileges with respect to his last or sole membership, the member will not be entitled to member rates for trades executed for his account during the trading session in which he has leased his rights. If a member leases only his regular trading privileges without encumbering his electronic trading privileges, the member will not be entitled to:

     - serve on the board of NYMEX Exchange;

     - receive any life insurance and/or disability insurance benefits;

     - earn continuous service credits in connection with the Members Retention and Retirement Plan;

     - place orders for the execution of any futures or options contracts, provided that, if properly registered as a clerk, that person may transmit customer orders for execution.

     Notwithstanding the foregoing, the lessee of a membership by operation of the lease is entitled to:

     - serve on the board of NYMEX Exchange;

     - receive life insurance and/or disability insurance benefits;

     - vest and participate in any distributions from the Members Retention and Retirement Plan;

     - receive member rates for any trades executed for his account during any regular trading hour.

     Lessees of memberships have no voting rights in NYMEX Exchange or NYMEX Holdings.

     Lessors and lessees are permitted to serve on NYMEX Exchange committees to the extent allowed by the certificate of incorporation, bylaws and rules and as determined by the board of NYMEX Exchange. All lessors and lessees shall be subject to such dues and assessments as are from time-to-time determined by the board of NYMEX Exchange. Lessees shall not be entitled to any other residual rights of membership not specifically granted by the lessor or the certificate of incorporation, bylaws and rules of NYMEX Exchange.

     A lessee who is the subject of any disciplinary proceeding or investigation by NYMEX Exchange may transfer a membership back to a lessor upon the termination of the lease provided that:

     - the lessee will remain subject to NYMEX Exchange jurisdiction and be personally liable for any fines assessed in connection with the proceeding or investigation;

     - the lessee will be deemed to have consented to the jurisdiction of the court of the State of New York in New York County for the purpose of any action brought by NYMEX Exchange to enforce its rights against such lessee;

     - the required trading account equity funds shall be (1) frozen until the investigation is closed or proceeding concluded, (2) paid to NYMEX Exchange to satisfy any outstanding fines, and (3) released only upon written approval to the lessee's clearing member from the NYMEX Exchange's Compliance Department.

     Upon the termination of the lease agreement, whether by reason of death of the lessee or the natural termination of the term of the lease, the parties shall give written notice to NYMEX Exchange of the termination as promptly as possible. The lessor of a membership shall give notice of a proposed lease agreement or renewal thereof to the Office of the Secretary of NYMEX Exchange at least 10 business days prior to the filing of the agreement. The lessor or lessee of a membership who does not intend to renew a lease agreement must give notice to the Office of the Secretary of NYMEX Exchange at least 10 business days prior to the termination of the lease agreement. Neither the lessor nor the lessee are permitted to sell or transfer the leased membership during the term of the lease, unless the agreement specifically provides otherwise.

     The board of NYMEX Exchange may adopt new or different rules relating to eligibility and procedures for leasing of memberships. Rules established by the board need not be uniform and may differ among different categories of memberships as determined by the board in its sole discretion.

ELIGIBILITY CRITERIA AND PROCEDURES

     The criteria for eligibility for membership and procedures for becoming a Class A member will be the same as the criteria and procedures currently applicable to NYMEX members.

     Every member and every applicant for membership must be at least 18 years old or the minimum age of majority required to be responsible for his contracts in each jurisdiction in which the member or applicant conducts business. Each non-floor member and each applicant for membership other than as a floor member shall have and, at all times shall maintain, net liquid assets of not less than $25,000 or shall be guaranteed by a member firm for all obligations of such member arising out of the transaction of business of NYMEX Exchange to the extent of $25,000. "Floor member" means a member who has been granted floor trading privileges. Each applicant as a floor member must be qualified to trade on the floor by a clearing member who must execute the guarantees and other documents as required by the board of NYMEX Exchange. With limited exceptions, each applicant as a floor member must maintain, at all times, $50,000 equity value in a trading account with the clearing member.

     To be eligible for membership, an applicant must be sponsored by two members in good standing. One of the sponsors must appear before the membership committee and report the sponsor's knowledge of the personal history and financial affairs of the applicant.

     The membership committee is comprised of a number of members as the Chairman of NYMEX Exchange may determine. The membership committee is divided into two panels -- a NYMEX Division panel and a COMEX Division panel. The NYMEX Division panel currently has 18 members.

     Each applicant must submit an application and such other documentation as the board of NYMEX Exchange may require. The application must be accompanied by a non-refundable application fee in an amount as determined by the board of NYMEX Exchange. Each member has the affirmative obligation to keep informed of all pending applications and to provide the membership committee with any adverse firsthand knowledge or information relating to an applicant's character or financial or business history. Each member will be investigated and every reference listed, all of whom must be members themselves, may be contacted. Also, the applicant's financial statement will be verified by an independent inquiry. However, any applicant as an non-floor member who is the subject of an unlimited guarantee by his member firm shall not be required to provide a financial statement.

     The membership committee shall review each application and may require additional documentation as determined by the committee. The membership committee will vote on whether to recommend the application to the board of NYMEX Exchange for approval. Each applicant must appear before the committee along with at least one sponsor, unless waived by the committee. A vote of two-thirds of the directors present at a meeting of the board of NYMEX Exchange is required for admission as a member. An applicant who has been rejected by the board of NYMEX Exchange may not be reconsidered for membership by the membership committee for one year after the date of rejection.

     The Chairman of the membership committee may waive certain eligibility requirements as he may determine in the case of a member who transfers his last membership and acquires a new membership within 45 days. Within two days after posting his last membership for transfer, such member must notify the Office of the Secretary of his intention to acquire a new membership and file an application form with the Office of the Secretary.

     Members may confer membership privileges upon corporations, partnerships, cooperative associations and sole proprietorships subject to the rules and limitations set by the board of NYMEX Exchange. The board may also establish procedures for conferring membership privileges and financial requirements for member firms as it may determine in its sole discretion.

     The board of NYMEX Exchange may adopt rules relating to the eligibility requirements and financial standards for floor members as it may determine in its sole discretion. These requirements and standards may differ from the requirements set for regular membership.

     The board may adopt new or different rules relating to financial standards applicable to Class A members and member firms as a condition to becoming a Class A member. Those rules may or may not also relate to a member's continuation as a Class A member. Standards set by the board need not be uniform and may differ among different categories of membership as determined by the board in its sole discretion. Any Class A member, however, who is registered with the CFTC must comply with the rules and regulations as the CFTC adopts relating to financial requirements.

DUES, FEES AND ASSESSMENTS

     The annual dues of Class A members will be fixed by the board at any meeting of the board and are payable at such time as the board may determine. The board may waive the payment of dues by all Class A members or by individual Class A members as it determines. Dues are payable by the Class A member in whose name the membership is registered.

     From time to time the board may establish fees, in amounts as it determines, on contracts traded on NYMEX Exchange. From time to time the board may levy assessments as it determines to be necessary. All assessments are due and payable if and when the board determines. All assessments are payable by the member in whose name the membership is registered.

     If a Class A member fails to pay any dues, assessments or fees when due and the failure is not cured within 30 days after written notice to the Class A member by NYMEX Exchange that the dues, assessments or fees are due, then the Class A member will be suspended automatically from all rights and privileges of membership. The suspension shall continue in effect until the failure is cured. The Executive Committee of NYMEX Exchange, upon written application, may extend the 30 day period, in its sole discretion.

     If a Class A member who is suspended fails to pay any dues, assessments or fees within 30 days of the suspension, then the Class A member will be expelled from membership. The board or the Executive Committee, upon written application received prior to the expiration of the 30 day period, and for good cause, may extend the 30 day period.

     Any Class A member who fails to pay any dues, assessments or fees after written notice to the Class A member that such dues, assessments or fees are payable, will pay a penalty, in addition to the sanctions imposed, as fixed from time to time by the board, but not less than 20% of the amount due.

     Notice of all dues and assessments will be published by NYMEX Exchange and will be given personally by delivery to a postal box located on the NYMEX Exchange premises or by first class mail, postage prepaid and addressed to the Class A member at the address the Class A member has filed with NYMEX Exchange. Non-receipt of the notice will not operate to relieve the Class A member from payment, to extend the time for payment or to relieve any Class A member from the imposition of penalties for failing to pay dues and assessments.

EFFECT OF SUSPENSION OR EXPULSION

     A Class A member or member firm whose rights and privileges of membership have been suspended will continue to be:

     - subject to the bylaws and rules of NYMEX Exchange;

     - liable for all dues, assessments, fees and fines imposed by NYMEX Exchange; and

     - obligated to NYMEX Exchange and to its members for all contracts, obligations and liabilities entered into or incurred before, during and after the suspension.

     A Class A member or member firm who has been expelled from the rights and privileges of membership will continue to be:

     - subject to the disciplinary and arbitration rules of NYMEX Exchange;

     - liable for all dues, assessments, fees and fines imposed by NYMEX Exchange prior to the expulsion; and

     - obligated to NYMEX Exchange and its members for all contracts, obligations, liabilities, fines and penalties entered into or incurred prior to or after the expulsion.

               CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS
                   OF NYMEX HOLDINGS, INC. AND NYMEX EXCHANGE

     The summary set forth below describes the material provisions of the certificate of incorporation and bylaws of both NYMEX Holdings and NYMEX Exchange, each of which are attached as Annexes to this proxy statement and prospectus.

BOARD OF DIRECTORS

     The board of directors of NYMEX Holdings is divided into three classes serving staggered three-year terms. In addition, any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of common stock of NYMEX Holdings. Vacancies on the board of directors may be filled by the remaining directors and the replacement director may serve until the next annual meeting and until his successor is elected and qualified.

     The certificate of incorporation of NYMEX Exchange provides that, so long as the common stock of NYMEX Holdings and Class A memberships of NYMEX Exchange are stapled, the Class B member of the Exchange must elect any person who becomes a director of NYMEX Holdings as a director of NYMEX Exchange. As a result, the board of directors of NYMEX Exchange will be identical to and will serve the same term as, the board of directors of NYMEX Holdings.

MEETINGS AND ACTIONS BY WRITTEN CONSENT

     The presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders is necessary, and will constitute a quorum, for the transaction of business at a meeting. Each stockholder will be entitled to one vote for each share of stock held of record on the books of NYMEX Holdings. The bylaws also allow stockholder action by written consent in lieu of a meeting, but only if the action taken has the written consent of the holders of shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted.

     Commencing with the year 2001, annual meetings of stockholders will be held on the third Tuesday in March of each year or if that day is a holiday, the next business day, or as fixed by the board. At each annual meeting, the stockholders will elect directors and transact other business that is properly brought before the meeting.

     Special meetings of stockholders may be called by the board of directors or the Chairman at any time and for any purpose. The Chairman or the Secretary will be required to call a special meeting upon the written request of the holders of at least 10% of all outstanding shares entitled to vote on the action proposed to be taken.

     Notice of annual and special meetings shall be given not less than 10 nor more than 50 days before the date of such meeting to each stockholder entitled to vote at the meeting.

     The bylaws of NYMEX Exchange provide that any action of NYMEX Exchange taken by the members will require the vote of a majority of the votes cast at an annual or special meeting of members by the members entitled to vote on such action. The presence, in person or by proxy, of 150 members will constitute a quorum for the transaction of business at a meeting. Each member will be entitled to one vote for each membership owned of record by that member. A member may not vote on any matter while any dues, assessments, fees or fines are unpaid or during any period of suspension.

     Annual meetings of members will be held on the third Tuesday in March of each year to elect directors and transact other business that may come before the meeting. Special meetings of members may be called by the board of directors or the Chairman in their discretion. In addition, the Chairman or Secretary will be required to call a special meeting upon the written request of a majority of the board of directors or of members entitled to cast 10% of the votes entitled to be cast at the meeting.

     Notice of any meeting of the members must be given to each member not less than 10 days nor more than 50 days before the date of the meeting.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION MATTERS

     Section 145 of the Delaware General Corporation Law authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification under some circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act, as amended.

     As permitted by Delaware law, the certificate of incorporation of each of NYMEX Holdings and NYMEX Exchange includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to NYMEX Holdings, NYMEX Exchange or its stockholders or members;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

     - for any transaction from which the director obtained an improper personal benefit.

     Pursuant to the bylaws of NYMEX Holdings, NYMEX Holdings will indemnify its directors, officers, employees and other agents to the fullest extent permitted by law and may pay the expenses of indemnified persons incurred in defending a suit or proceeding in advance of the final disposition of the suit or proceeding. In addition, the bylaws of NYMEX Exchange provide that NYMEX Exchange will indemnify its officers, directors and employees as well as members of committees of NYMEX Exchange to the maximum extent permitted by law. The NYMEX Holdings bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether the bylaws would permit indemnification.

                     COMPARISON OF RIGHTS OF NYMEX MEMBERS
                      BEFORE AND AFTER THE DEMUTUALIZATION

     The rights of members are currently governed by New York law as well as the charter, bylaws and rules of NYMEX. Upon completion of the demutualization, the rights of members will be governed by Delaware law, the certificate of incorporation and bylaws of NYMEX Exchange and the certificate of incorporation and bylaws of NYMEX Holdings. The following is a summary of the material differences between NYMEX memberships and the combination of NYMEX Exchange Class A memberships and common stock of NYMEX Holdings. This summary is not intended to be a complete discussion of, and is qualified in its entirety by reference to New York law, Delaware law, and the certificate of incorporation and bylaws of NYMEX, NYMEX Exchange and NYMEX Holdings. Copies of the certificate of incorporation and bylaws of NYMEX Exchange and NYMEX Holdings are attached as Annexes to this document.

                                 NYMEX EXCHANGE CLASS A
                                    MEMBERSHIPS AND
                                 NYMEX HOLDINGS COMMON
                                         STOCK                   NYMEX MEMBERSHIPS
                              ----------------------------  ----------------------------
DIVIDENDS                     - The Delaware General        - The New York
                                Corporation Law permits     not-for-profit corporation
                                the payment of dividends      law prohibits the payment
                                by NYMEX Holdings and         of dividends, subject only
                                NYMEX Exchange. The board     to very limited
                                of each has the discretion    exceptions.
                                to determine whether and
                                when to declare and
                                distribute dividends to
                                the stockholders or, in
                                the case of NYMEX
                                Exchange, the Class B
                                member. The Class A
                                members of NYMEX Exchange
                                have no right to receive
                                dividends or distributions
                                under the certificate of
                                incorporation of NYMEX
                                Exchange.

                                 NYMEX EXCHANGE CLASS A
                                    MEMBERSHIPS AND
                                 NYMEX HOLDINGS COMMON
                                         STOCK                   NYMEX MEMBERSHIPS
                              ----------------------------  ----------------------------
AUTHORIZED CAPITAL            - The certificate of          - The charter of NYMEX
                                incorporation and bylaws      authorizes a total of 900
                                of NYMEX Exchange             memberships, but the board
                                authorizes a total of 816     may create additional
                                Class A memberships and       classes of memberships.
                                one Class B membership,       However, no additional
                                but the board may create      class of membership may
                                additional classes of         have voting or other
                                memberships with rights       rights equal to or greater
                                and limitations as it         than the class of regular
                                determines. No additional     members.
                                class of membership may
                                have voting or other
                                rights equal to or greater
                                than the Class A
                                memberships.
                              - The certificate of
                                incorporation of NYMEX
                                Holdings authorizes the
                                issuance of up to 816
                                shares of common stock.
MEMBER INTERESTS              - NYMEX Exchange members      - NYMEX members hold regular
                                hold Class A memberships      memberships representing
                                representing trading          trading, economic and
                                rights and the right to       voting rights in NYMEX.
                                approve changes to the
                                bylaws of NYMEX Exchange.
                                The economic and other
                                voting rights are held by
                                NYMEX Holdings in the form
                                of one Class B membership.
                              - Members of NYMEX Exchange
                                also hold common stock in
                                NYMEX Holdings
                                representing economic and
                                voting rights in NYMEX
                                Holdings.

                                 NYMEX EXCHANGE CLASS A
                                    MEMBERSHIPS AND
                                 NYMEX HOLDINGS COMMON
                                         STOCK                   NYMEX MEMBERSHIPS
                              ----------------------------  ----------------------------
LIQUIDITY AND                 - The Class A memberships of  - Members of NYMEX may
TRANSFERABILITY                 NYMEX Exchange and the        transfer their memberships
                                common stock of NYMEX         in their entirety;
                                Holdings are "stapled"        provided that the member
                                together and cannot be        or transferee is not the
                                separately transferred. A     subject of any
                                member may transfer both      disciplinary proceeding or
                                the member's Class A          investigation, unless
                                membership in NYMEX           certain conditions are
                                Exchange and the common       met.
                                stock of NYMEX Holdings
                                together, provided that     - There is no public market
                                the member or transferee    for NYMEX memberships.
                                is not the subject of any     Memberships may be
                                disciplinary proceeding or    transferred only to
                                investigation, unless         transferees that meet
                                certain conditions are        certain fiscal and other
                                met.                          requirements.
                              - There is no public market
                              for the memberships of NYMEX
                                Exchange or the common
                                stock of NYMEX Holdings.
                                Memberships may be
                                transferred only to
                                transferees that meet
                                certain fiscal and other
                                requirements.
VOTING RIGHTS                 - The sole Class B            - Each member of NYMEX has
                              membership held by NYMEX        one vote regardless of the
                                Holdings has the sole         number of memberships
                                voting right on matters       owned.
                                relating to NYMEX
                                Exchange, except that       - Lessees of NYMEX
                                Class A memberships have      memberships may have
                                the right to vote with the    voting rights as provided
                                Class B membership on         for in the rules of NYMEX
                                proposed amendments to the    from time to time.
                                bylaws of NYMEX Exchange.
                                As to any matters upon
                                which Class A members are
                                entitled to vote, each
                                member has one vote per
                                membership owned.
                              - Each stockholder of NYMEX
                                Holdings is entitled to
                                one vote per share on all
                                matters presented to the
                                stockholders.
                              - Lessees of NYMEX Exchange
                                memberships have no voting
                                rights.

                                 NYMEX EXCHANGE CLASS A
                                    MEMBERSHIPS AND
                                 NYMEX HOLDINGS COMMON
                                         STOCK                   NYMEX MEMBERSHIPS
                              ----------------------------  ----------------------------
VOTE ON EXTRAORDINARY         - Delaware law requires that  - New York law requires that
TRANSACTIONS                  a merger, consolidation,        an affirmative vote of at
                                sale of all or                least 66 2/3% of votes
                                substantially all of the      cast is required for the
                                assets or a dissolution       approval of a merger,
                                must be approved by an        consolidation, sale of all
                                affirmative vote of           or substantially all of
                                holders of at least a         the assets or a
                                majority of the               dissolution of NYMEX,
                                memberships having the        provided that the
                                right to vote for the         affirmative vote of at
                                election of directors in      least a quorum is also
                                the case of transactions      obtained.
                                relating to NYMEX Exchange
                                or of outstanding shares
                                in the case of
                                transactions relating to
                                NYMEX Holdings.
ANNUAL MEETINGS               - The bylaws of both NYMEX    - The bylaws of NYMEX
                                Exchange and NYMEX            provide for annual
                                Holdings provide for          meetings to be held on the
                                annual meetings to be held    third Tuesday in March of
                                on the third Tuesday in       each year.
                                March of each year or if
                                that day is a holiday, the
                                next business day, or as
                                fixed by the board.
DUES, FEES AND ASSESSMENTS    - The board of NYMEX          - The board of NYMEX is
                                Exchange is authorized to     authorized to set dues,
                                set dues, fees and            fees and assessments and
                                assessments and determine     determine the date for
                                the date for payment in       payment in its discretion.
                                its discretion. The common
                                stock of NYMEX Holdings is
                                nonassessable.
REDEMPTION                    - Neither the bylaws of       - The bylaws of NYMEX do not
                                NYMEX Exchange nor of         provide for redemption
                                NYMEX Holdings provide for    rights.
                                redemption rights.

                                 NYMEX EXCHANGE CLASS A
                                    MEMBERSHIPS AND
                                 NYMEX HOLDINGS COMMON
                                         STOCK                   NYMEX MEMBERSHIPS
                              ----------------------------  ----------------------------
AMENDMENT OF GOVERNING        - The Class B member, NYMEX   - Each member is entitled to
DOCUMENTS                       Holdings, has the sole        vote on a one vote per
                                vote on changes to the        member basis on any
                                charter of NYMEX Exchange.    changes to the charter and
                                The Class A memberships       bylaws of NYMEX.
                                have the right to vote
                                with the Class B member on
                                all proposed amendments to
                                the bylaws of NYMEX
                                Exchange.
                              - Each common stockholder of
                                NYMEX Holdings is entitled
                                to one vote per share on
                                changes to the charter of
                                NYMEX Holdings which,
                                under Delaware law, are
                                required to be submitted
                                to the stockholders for
                                approval. The bylaws of
                                NYMEX Holdings may be
                                amended by the
                                stockholders of NYMEX
                                Holdings.
PREEMPTIVE RIGHTS             - Neither the bylaws of       - The bylaws of NYMEX do not
                                NYMEX Exchange nor NYMEX      provide for preemptive
                                Holdings provide for          rights.
                                preemptive rights.
APPRAISAL RIGHTS              - The bylaws of NYMEX         - Neither New York law nor
                                Exchange do not provide       the bylaws of NYMEX
                                for appraisal rights.         provide for appraisal
                                                              rights under any
                                                              circumstances.
                              - Delaware law provides for
                                appraisal rights for
                                stockholders of NYMEX
                                Holdings in the case of
                                certain mergers or other
                                consolidations involving
                                NYMEX Holdings.
LIQUIDATION RIGHTS            - Holders of Class A          - Owners of NYMEX
                                memberships are not           memberships are entitled
                                entitled to any               to share ratably in any
                                liquidating distributions.    liquidating distributions.
                                The holder of the Class B
                                membership has the right
                                to any distributions.
                              - Stockholders of NYMEX
                                Holdings are entitled to
                                share ratably in any
                                liquidating distributions.

                                 NYMEX EXCHANGE CLASS A
                                    MEMBERSHIPS AND
                                 NYMEX HOLDINGS COMMON
                                         STOCK                   NYMEX MEMBERSHIPS
                              ----------------------------  ----------------------------
ELECTION OF DIRECTORS         - The board of NYMEX          - The members of NYMEX are
                                Exchange is required to       entitled to vote on a one
                                mirror the board of NYMEX     vote per member basis for
                                Holdings as long as the       the appointment of the
                                Class A memberships of        member directors, the
                                NYMEX Exchange are            Chairman and the Vice
                                "stapled" to the common       Chairman.
                                stock of NYMEX Holdings.
                                As the sole voting member,
                                the Class B member is
                                required to appoint the
                                directors of NYMEX
                                Holdings as directors of
                                NYMEX Exchange. Any
                                director who leaves the
                                board of NYMEX Holdings is
                                required to leave the
                                board of NYMEX Exchange.
                              - Each stockholder is
                              entitled to cast one vote
                                per share for the election
                                of the directors and
                                designation of the
                                Chairman and Vice
                                Chairman.
TAXATION                      - NYMEX Exchange will be      - NYMEX is treated as a
                                treated as a corporation      corporation for federal
                                for federal income tax        income tax purposes. The
                                purposes. Its profits will    corporation is taxed on
                                be taxed at regular           its profits. The
                                corporate tax rates.          individual members are
                                                              taxed on dividends they
                                                              receive, if any, as
                                                              ordinary income.
                              - NYMEX Holdings will be
                                treated as a corporation
                                for income tax purposes.
                                NYMEX Holdings will be
                                taxed at regular corporate
                                tax rates. The holders of
                                common stock will have to
                                pay tax on any dividends
                                received as ordinary
                                income.

                                 NYMEX EXCHANGE CLASS A
                                    MEMBERSHIPS AND
                                 NYMEX HOLDINGS COMMON
                                         STOCK                   NYMEX MEMBERSHIPS
                              ----------------------------  ----------------------------
LIMITED LIABILITY             - Stockholders of NYMEX       - Members are subject to the
                                Holdings are not subject      assessment provisions of
                                to personal liability for     NYMEX's charter, bylaws
                                the debts, obligations or     and rules.
                                liabilities of NYMEX
                                Holdings. In addition the
                                common stock of NYMEX
                                Holdings is nonassessable.
                              - NYMEX Exchange members are
                                subject to the assessment
                                provisions of NYMEX
                                Exchange's certificate of
                                incorporation, bylaws and
                                rules, which are
                                substantially identical to
                                NYMEX's current charter,
                                bylaws and rules except
                                for changes made to
                                reflect the
                                demutualization and to
                                comply with Delaware law.

             FEDERAL INCOME TAX CONSEQUENCES OF THE DEMUTUALIZATION

     The following is a summary of the material federal income tax consequences to NYMEX and its members of the demutualization. The tax treatment of a member may vary depending upon the member's particular situation, and certain members (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, and persons who are neither citizens nor residents of the United States, or which are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) may be subject to special rules not discussed below. The following summary is based on the Internal Revenue Code of 1986, as amended, treasury regulations promulgated under the Code, administrative rulings and pronouncements, and judicial decisions available on the date of this proxy statement and prospectus. This summary does not address any state, local or foreign tax consequences.


     Clifford Chance Rogers & Wells LLP opined as follows on the material federal income tax matters and consequences stated below:



     (1) Although not entirely free from doubt, memberships in NYMEX are stock of NYMEX and the Class B membership in NYMEX Exchange should be treated as stock for purposes of the provisions of subchapter C of the Code. This is not entirely free from doubt because memberships in NYMEX have characteristics common to stock, such as voting and liquidation rights, but also have substantial non-stock rights and attributes, such as trading privileges and participation in the Members Retention and Retirement Plan.



     (2) Although not entirely free from doubt, the exchange of memberships pursuant to the first merger should satisfy the continuity of interest requirement for a tax-free reorganization under Section 368 of the Code. There is some uncertainty regarding continuity of interest because immediately following the first merger, the members will exchange the Class B membership interests, which represent the requisite continuity for purposes of Section 368 of the Code, for NYMEX Holdings shares, in a transaction which may not qualify as a reorganization. There is an absence of direct authority on the maintenance of continuity of interest in this transaction.



     (3) Although not entirely free from doubt, the first merger and the second merger should be treated as separate transactions and should not disqualify the first merger from satisfying the requirements of a reorganization under Section 368(a)(1)(F) of the Code and should not disqualify the second merger from satisfying the requirements for a tax-free exchange under Section 351 of the Code. This opinion is not entirely free from doubt because the common law step transaction principle might apply to disqualify the first merger from qualifying as a reorganization under Section 368(a)(1)(F) of the Code, and could result in the transfer of the Class B membership interests not being treated as made by the members, which would disqualify the second merger under Section 351.



     (4) Based upon the conclusions stated in opinions (1), (2) and (3) above:
(i) the first merger should qualify as a reorganization within the meaning of
Section 368(a)(1)(F) of the Code; (ii) the exchange of Class B membership interests pursuant to the second merger should qualify as a tax-free exchange under Section 351 of the Code; (iii) NYMEX should not recognize any gain or loss as a result of the merger; (iv) although not entirely free from doubt, NYMEX members should not recognize gain or loss and no amount should be included in their income; (v) the aggregate adjusted tax bases of the NYMEX Holdings stock and Class A memberships in the hands of each member should be the same as the adjusted tax basis of the member's interest in NYMEX immediately prior to the first merger, increased by the amount of gain, if any, recognized by each member and (vi) the holding period of the NYMEX Holdings stock should in each instance include the holding period of the membership in NYMEX. The conclusion in clause (iv) is not free from doubt because the NYMEX members will receive in the first merger the Class A membership interests, which might be classified as taxable property. Although there is legal precedent supporting our opinion, it might not extend to a membership organization such as NYMEX.



     It is a condition to the consummation of the demutualization that we receive a ruling from the IRS generally to the effect that the demutualization will have the foregoing effects. An opinion of counsel does not satisfy this condition.



     NYMEX has applied to the IRS for a ruling on the material federal income tax consequences and matters of the demutualization that is expected to conclude that:



     - memberships in NYMEX are treated as stock of NYMEX and the Class B membership in NYMEX Exchange will be treated as stock of NYMEX Exchange for purposes of Subchapter C of the Code;



     - the exchange of memberships pursuant to the first merger will satisfy the continuity of interest requirement for a tax-free reorganization under
       Section 368 of the Code;



     - the first merger and the second merger will be treated as separate transactions, the first merger will not be disqualified from satisfying the requirements of a reorganization under Section 368(a)(I)(F) of the Code and the second merger will not be disqualified from satisfying the requirements of a tax-free exchange under Section 351 of the Code;



     - NYMEX will not recognize any gain or loss as a result of the merger;



     - NYMEX members will not recognize gain or loss (and no amount will be included in their income);



     - the aggregate adjusted tax basis of the NYMEX Holdings stock and Class A memberships in the hands of each member will be the same as the adjusted tax basis of the member's interest in NYMEX immediately prior to the first merger increased by the amount of gain, if any, recognized by each member; and



     - the holding period of the NYMEX Holdings stock will in each instance include the holding period of the membership in NYMEX.



     A ruling from the IRS, while generally binding on the IRS, may under certain circumstances be revoked or modified by the IRS retroactively. NYMEX is not currently aware of any facts or circumstances that would cause the IRS to revoke or modify the IRS ruling.



     An opinion of counsel is not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge the tax treatment of the demutualization. Furthermore, the opinions of Clifford Chance Rogers & Wells LLP are dependent upon future events, such as NYMEX Exchange continuing to own and conduct NYMEX's business after the demutualization, the results of which will not be reviewed by counsel. NYMEX is not currently aware of any facts or circumstances that would cause the representations that they have made to the IRS and to counsel to be untrue or incorrect in any material respect.


     If the first merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, the demutualization would be treated as a taxable exchange for federal income tax purposes. In that event, each member likely would be required to recognize gain or loss equal to the difference between (1) the sum of the fair market value of the NYMEX Holdings stock and Class A memberships received by the member and (2) the adjusted tax basis of the NYMEX membership held by the member immediately before the demutualization, and NYMEX would be required to recognize taxable gain in an amount equal to the excess of (1) the sum of the aggregate fair market value of its assets and the amount of liabilities of NYMEX assumed by NYMEX Exchange in the demutualization, over (2) the aggregate adjusted tax basis of NYMEX's assets. If the first merger qualifies as a reorganization but the second merger does not qualify as a tax free exchange, each member likely would be required to recognize gain up to the value of the NYMEX Holdings stock received by the member.

     The highest marginal individual Federal income tax rate, which applies to ordinary income and gain from the sale or exchange of capital assets held for one year or less, is 39.6%. The maximum regular Federal income tax rate on capital gains derived by individual taxpayers generally is 20% for sales and exchanges of capital assets held for more than one year. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate income tax rates of up to 35%.


     Clifford Chance Rogers & Wells LLP, counsel for NYMEX, has delivered an opinion that the description of the Federal income tax consequences of the demutualization, contained in this summary correctly sets forth the material Federal income tax consequences of the demutualization to NYMEX and its members. These opinions are based upon, among other things, factual statements made in this proxy statement and prospectus, the IRS ruling request and a representation letter provided by NYMEX. These factual statements include customary statements relating to certain technical requirements under the Code, including statements concerning the continuation of NYMEX's business and the use of certain assets of NYMEX after the demutualization.


                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for NYMEX Holdings by Clifford Chance Rogers & Wells LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the New York Mercantile Exchange and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this proxy statement and prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                  INDEX TO FINANCIAL STATEMENTS AND PRO FORMA
                             FINANCIAL INFORMATION

                                                              PAGE
                                                              ----
Independent Auditors' Report................................   F-2
Consolidated Balance Sheets at December 31, 1999 and 1998...   F-3
Consolidated Statements of Income and Members' Equity for
  the Years Ended December 31, 1999, 1998 and 1997..........   F-4
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1999, 1998 and 1997..........................   F-5
Notes to Consolidated Financial Statements for the Years
  Ended December 31, 1999, 1998 and 1997....................   F-6
Pro Forma Consolidated Financial Information................  F-23

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of the
New York Mercantile Exchange:

We have audited the accompanying consolidated balance sheets of the New York Mercantile Exchange and subsidiaries (the "Exchange") as of December 31, 1999 and 1998, and the related consolidated statements of income and members' equity and of cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Exchange's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the New York Mercantile Exchange and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

New York, New York
March 31, 2000 (April 26, 2000 as to Notes 14 and 15)

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                                 (IN THOUSANDS)

                                                             1999        1998
                                                           --------    --------
ASSETS
Cash and cash equivalents................................  $ 36,592    $ 14,353
Marketable securities, at market (cost of $80,905 and
  $89,900)...............................................    76,992      92,259
Clearing and transaction fees receivable.................    14,421       6,075
Market data fees receivable..............................     4,647       3,640
Prepaid taxes and expenses...............................     4,209       9,233
Deferred income taxes....................................       476         346
Other current assets.....................................     4,172       2,794
                                                           --------    --------
          Total current assets...........................   141,509     128,700
Property and equipment, net..............................   228,613     223,000
Goodwill, net............................................    20,635      22,788
Other assets.............................................     1,737         794
                                                           --------    --------
TOTAL ASSETS.............................................  $392,494    $375,282
                                                           ========    ========
LIABILITIES AND MEMBERS' EQUITY
LIABILITIES:
  Accounts payable and accrued liabilities...............  $ 12,053    $  7,829
  Accrued salaries and related liabilities...............     2,848       2,924
  Deferred credit -- grant for building construction.....     2,145       2,145
  Accrued interest payable...............................     1,920       1,920
  Other current liabilities..............................     1,874       1,043
                                                           --------    --------
          Total current liabilities......................    20,840      15,861
Deferred income taxes....................................    12,568       9,459
Postemployment and postretirement benefits...............     6,770       6,585
Notes payable............................................   100,000     100,000
Deferred credit -- grant for building construction.......   121,179     123,324
Subordinated commitment -- members' retention program....    37,935      33,820
                                                           --------    --------
          Total liabilities..............................   299,292     289,049
COMMITMENTS AND CONTINGENCIES (See Note 14)
MEMBERS' EQUITY..........................................    93,202      86,233
                                                           --------    --------
TOTAL LIABILITIES AND MEMBERS' EQUITY....................  $392,494    $375,282
                                                           ========    ========

The accompanying notes are an integral part of these statements.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF INCOME AND MEMBERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                                 (IN THOUSANDS)

                                                      1999               1998               1997
                                                 ---------------    ---------------    ---------------
OPERATING REVENUES:
  Clearing and transaction fees, net of member
     fee rebates of $13,065, $11,272 and
     $10,012 in 1999, 1998 and 1997. ..........  $       105,206    $        90,764    $        80,773
  Market data fees.............................           34,689             34,858             33,457
  Other, net of rebates of $2,399, $1,364, and
     $0 in 1999, 1998 and 1997.................            4,540              4,961              3,557
                                                 ---------------    ---------------    ---------------
          Total operating revenues.............          144,435            130,583            117,787
                                                 ---------------    ---------------    ---------------
OPERATING EXPENSES:
  Salaries and employee benefits...............           45,802             44,552             43,676
  Telecommunications, equipment rentals and
     maintenance...............................           15,917             14,627             13,164
  General and administrative...................           14,012             14,983             16,869
  Rent and facility............................           12,877             12,760             17,116
  Depreciation and amortization of property and
     equipment, net of deferred credit
     amortization..............................           10,966              9,901              5,215
  Professional services........................            9,017              7,486              5,198
  Marketing....................................            2,537              2,403              4,813
  Amortization of goodwill.....................            2,153              2,153              2,153
  Loss on disposition of property and
     equipment.................................            1,298              2,814              1,234
  Other........................................            4,984              5,344              5,026
                                                 ---------------    ---------------    ---------------
          Total operating expenses.............          119,563            117,023            114,464
                                                 ---------------    ---------------    ---------------
INCOME FROM OPERATIONS.........................           24,872             13,560              3,323
OTHER INCOME (EXPENSES):
  Investment income, net.......................            3,942              6,739              8,288
  Interest expense.............................           (7,721)            (7,958)            (6,967)
                                                 ---------------    ---------------    ---------------
INCOME BEFORE PROVISION FOR INCOME TAXES.......           21,093             12,341              4,644
PROVISION FOR INCOME TAXES.....................            8,903              6,263              3,495
                                                 ---------------    ---------------    ---------------
NET INCOME.....................................           12,190              6,078              1,149
MEMBERS' EQUITY, BEGINNING OF YEAR.............           86,233             86,565             91,787
LESS NET TRANSFER TO MEMBERS' RETENTION
  PROGRAM:
  NYMEX Division...............................           (4,017)            (5,255)            (5,006)
  COMEX Division...............................           (1,204)            (1,155)            (1,365)
                                                 ---------------    ---------------    ---------------
MEMBERS' EQUITY, END OF YEAR...................  $        93,202    $        86,233    $        86,565
                                                 ===============    ===============    ===============

The accompanying notes are an integral part of these statements.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                                 (IN THOUSANDS)

                                                                   1999              1998              1997
                                                              ---------------   ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $        12,190   $         6,078   $         1,149
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization of property and equipment,
      net of deferred credit amortization...................           10,966             9,901             5,215
    Amortization of goodwill................................            2,153             2,153             2,153
    Deferred income taxes...................................            2,979             8,262             4,378
    Loss on disposition of property and equipment...........            1,298             2,814             1,234
    Net changes in operating assets and liabilities:
      Decrease (increase) in marketable securities:
         Corporate funds....................................            9,029             2,167            45,455
         Members' retention funds...........................            6,238            (5,398)           (5,223)
      (Increase) decrease in clearing and transaction fees
         receivable.........................................           (8,346)            2,042            (1,477)
      Increase in market data fees receivable...............           (1,007)             (154)           (3,486)
      Decrease (increase) in prepaid taxes and expenses.....            5,024             2,398            (9,353)
      Increase in other current assets......................           (1,378)             (366)           (1,095)
      Decrease in due from affiliate........................               --                --             4,810
      Decrease in prepaid pension cost......................               --                --             2,003
      Increase (decrease) in accounts payable and accrued
         liabilities........................................            4,224            (4,954)           (8,590)
      (Decrease) increase in accrued salaries and related
         liabilities........................................              (76)            1,078               (34)
      (Decrease) increase in accrued interest payable.......               --            (1,196)              545
      Increase in other current liabilities.................              831               906               766
      Increase in postemployment and postretirement
         benefits...........................................              185               420             1,905
                                                              ---------------   ---------------   ---------------
         Net cash provided by operating activities..........           44,310            26,151            40,355
                                                              ---------------   ---------------   ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................          (20,022)          (18,175)          (82,795)
  (Increase) decrease in other assets.......................             (943)               50              (110)
                                                              ---------------   ---------------   ---------------
         Net cash used in investing activities..............          (20,965)          (18,125)          (82,905)
                                                              ---------------   ---------------   ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  COMEX acquisition note repayments.........................               --            (5,043)           (5,043)
  Proceeds from notes payable...............................               --                --            15,000
  Grant receipts from EDC and ESDC for building
    construction............................................               --                --            38,698
  Distributions under NYMEX Division members' retention
    program.................................................           (1,106)           (1,012)           (1,148)
                                                              ---------------   ---------------   ---------------
         Net cash (used in) provided by financing
           activities.......................................           (1,106)           (6,055)           47,507
                                                              ---------------   ---------------   ---------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................           22,239             1,971             4,957
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................           14,353            12,382             7,425
                                                              ---------------   ---------------   ---------------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $        36,592   $        14,353   $        12,382
                                                              ===============   ===============   ===============
SUPPLEMENTAL INFORMATION
  Cash paid for:
    Interest (net of $1.6 million capitalized in 1997)......  $         7,680   $         9,130   $         6,914
                                                              ===============   ===============   ===============
    Income taxes............................................  $           704   $            --   $         4,877
                                                              ===============   ===============   ===============
  Cash received from:
    Income tax refunds......................................  $            --   $         3,461   $            --
                                                              ===============   ===============   ===============
  Noncash members' equity transaction -- transfer to
    subordinated commitment -- members' retention program:
    NYMEX Division..........................................  $         4,017   $         5,255   $         5,006
                                                              ===============   ===============   ===============
    COMEX Division..........................................  $         1,204   $         1,155   $         1,365
                                                              ===============   ===============   ===============

The accompanying notes are an integral part of these statements.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES

     NATURE OF BUSINESS -- The New York Mercantile Exchange (the "Exchange") is a membership corporation organized under the New York State Not-for-Profit Corporation Law. Under these laws, the Exchange is prohibited from paying dividends (subject to only very limited exceptions).

     As an exchange designated for trading futures contracts and options on futures contracts by the Commodity Futures Trading Commission, the Exchange has the primary objective of creating and maintaining an orderly market for contracts that are traded on the Exchange. Through its in-house clearing unit, the Exchange stands as buyer to every seller and seller to every buyer. To manage the risk of financial nonperformance, the Exchange requires members to post margin, in the form of cash, U.S. government securities or irrevocable letters of credit. The Exchange also requires guaranty fund deposits from clearing members which would be available to cover financial nonperformance. (See Notes 11 and 12.) The Exchange has extensive surveillance and compliance operations and procedures to monitor and enforce the rules pertaining to trading, position limits and financial condition of its members.

     BASIS OF PRESENTATION -- The accompanying consolidated financial statements are presented on an accrual basis in conformity with accounting principles generally accepted in the United States of America.

     PRINCIPLES OF CONSOLIDATION -- The accompanying consolidated financial statements include the accounts of the Exchange and its wholly-owned subsidiaries: Commodity Exchange, Inc. ("COMEX"), COMEX Clearing Association, Inc. and NYMEX Technology Corp. (which became inactive in November 1996). All significant intercompany balances and transactions have been eliminated in consolidation.

     USE OF ESTIMATES -- The preparation of the accompanying consolidated financial statements requires the Exchange's management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     NEW ACCOUNTING STANDARD -- The American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, effective for fiscal years beginning after December 15, 1998. Generally, once the capitalization criteria of this SOP have been met, external direct costs of materials and services used in development of internal-use software, payroll and payroll-related costs for employees directly involved in the development of internal-use software are to be capitalized. Beginning in 1999, the Exchange capitalized certain software development and implementation costs. The Exchange capitalizes internally developed software costs based on a project-by-project analysis of each project's significance to the Exchange. The total amount of internally developed software costs capitalized for the year ended December 31, 1999 was $10.2 million and is included in property and equipment, net in the consolidated balance sheets. All capitalized internally developed software costs are amortized using the straight-line method over the estimated

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

useful lives of the software, not exceeding five years. Prior to 1999, all costs associated with internally developed software were expensed as incurred.

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents consist of cash and all highly-liquid investments with maturities of three months or less when purchased. The fair value of cash and cash equivalents approximates their carrying amounts.

     Securities purchased under agreements to resell are treated as cash equivalents and are carried at contract value, as specified in the agreements. The market value of securities purchased under agreements to resell is monitored by the Exchange and additional collateral is obtained as necessary to protect against credit exposure. At December 31, 1999 and 1998, U.S. government securities held in a segregated account by a U.S. money-center bank collateralized the securities purchased under agreements to resell.

     MARKETABLE SECURITIES -- The Exchange invests primarily in high-grade tax-exempt municipal bonds and direct obligations of the U.S. government and its agencies. The Exchange has classified all of its investments in debt and equities as trading. Management determines the appropriate classification of debt and equity securities at the time of purchase and re-evaluates such classification at each balance sheet date.

     Trading securities are bought and held principally for the purpose of selling them in the near future and are carried at fair value based on quoted market prices. The resulting unrealized gains or losses are recognized currently in the consolidated statement of income and members' equity. Realized gains or losses from the sales of marketable securities are determined on the specific identification basis and are included in Investment Income, Net in the consolidated statement of income and members' equity.

     REVENUE RECOGNITION -- The largest source of the Exchange's operating revenues are clearing and transaction fees. These fees are recognized as revenue in the same period that trades are effectuated on the Exchange. Clearing and transaction fees receivable are monies due the Exchange from clearing member firms. Exposure to losses on receivables is principally dependent on each member firm's financial condition. Fees owed to the Exchange are collateralized by members' seats. At the end of December 31, 1999 and 1998, no clearing and transaction fees receivable balance was greater than the underlying collateral. Management does not believe that a concentration of credit risk exists from these receivables. The Exchange retains the right to liquidate a member's seat in order to satisfy its receivable.

     Clearing and transaction fees receivable are carried at amounts that approximate fair value, net of allowances for member credits which are based upon expected billing adjustments. An allowance for member credits of $1,500,000 has been established based on historical recording of these subsequent credits and has been applied as a reduction of clearing and transaction fees receivable at December 31, 1999 and 1998, respectively. The Exchange believes the allowances are adequate to cover member credits. The Exchange believes the likelihood of incurring material losses due to collectibility is remote and therefore no allowance for doubtful accounts is necessary.

     Effective January 1, 1996, the Exchange adopted a fee reduction program, pursuant to which certain clearing fees of NYMEX members are substantially reduced. The Exchange adopted a fee reduction program for Futures Commission Merchants ("FCMs") effective

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

January 1, 1998 and similar fee reduction programs for Local Owners and Floor Brokerage Operations effective January 1, 1999. These programs have been established to reduce various operating costs to these participants such as telephone, rent and marketing expenses.

     The Exchange provides real time information to subscribers regarding prices of futures contracts traded on the Exchange. As is common business practice in the industry, fees are remitted to the Exchange by market data vendors on behalf of subscribers. The Exchange accrues revenue for the current month based on the last month reported. The Exchange conducts periodic audits of the information provided. At December 31, 1999, nine vendors each represented receivable balances greater than 5% of the total balance. An allowance for uncollectible receivables of $500,000 has been applied as a reduction to the December 31, 1999 market data fees receivable balance.

     PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost, less allowances for depreciation and amortization. Depreciation and amortization are provided utilizing the straight-line method over the estimated useful lives of the assets or lease terms, whichever is shorter. (See Note 3.)

     The following table summarizes the years over which significant assets are generally depreciated or amortized:

Building and improvements...........................    20 to 60 years
Information system equipment........................     4 to 10 years
Furniture, fixtures, office machinery and other.....     3 to 15 years
Leasehold improvements..............................    15 to 40 years

     Where different depreciation methods or lives are used for tax purposes, deferred income taxes are recorded.

     The Exchange capitalizes purchases of software and amortizes these costs using the straight-line method over a period of three years.

     The carrying value of property and equipment is assessed annually and/or when factors indicating an impairment may be present. The Exchange determines such impairment by measuring undiscounted future cash flows. If an impairment is present, the assets are reported at the lower of carrying value or fair value. There were no impairments recognized for the years ended December 31, 1999 and 1998. The loss on disposition of assets included in the consolidated statements of income and members' equity for these years represents the net book value of property retired from service. For the year ended December 31, 1997, the loss on disposition included in the consolidated statement of income and members' equity represents the write down of impaired assets.

     Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments which significantly extend the useful lives of existing property and equipment are capitalized and depreciated. Fully depreciated assets are retained in property and accumulated depreciation accounts until removed from service. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     GOODWILL -- Goodwill, representing the excess of the purchase price over the fair value of the net assets of COMEX (acquired in August 1994), is being amortized on a straight-line basis over the period of expected benefit of fifteen years. Periodically, the Exchange reviews the recoverability of goodwill. The measurement of possible impairment is based on the ability to recover the balance of the goodwill from expected future operating cash flows on an undiscounted basis. There were no impairments recognized during any of the periods presented.

     INCOME TAXES -- While the Exchange's corporate structure was organized under the New York State Not-for-Profit Corporation Law, it is not considered a tax exempt organization. The Exchange is, therefore, a taxable corporate entity for tax reporting purposes. The Exchange accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting For Income Taxes. SFAS No. 109 requires that deferred taxes be established based upon the temporary differences between financial statement and income tax bases of assets and liabilities using the enacted statutory rates. (See Note 10.)

     POSTRETIREMENT BENEFITS OTHER THAN PENSIONS -- The Exchange accounts for certain postretirement benefits in accordance with SFAS No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions. SFAS No. 106 requires the Exchange to accrue the estimated cost of retiree benefit payments other than pensions during the employees' active service lives. For the Exchange, such benefits consist principally of health care benefits. (See Note 9.)

     In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, Employers' Disclosures About Pensions and Other Postretirement Benefits. SFAS No. 132 does not change the measurement or recognition provisions of previously issued standards, but revises disclosures about pensions and other postretirement benefit plans. The Exchange adopted SFAS No. 132 during 1998 retroactive to January 1, 1997.

     SEGMENT REPORTING -- The Exchange adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information during 1998 retroactive to January 1, 1997. Management reports on two segments: the NYMEX Division, providing futures and options trading of energy product contracts and platinum group metals contracts, and the COMEX Division, providing for futures and options trading of precious metals contracts, copper and aluminum contracts, and FTSE Eurotop 100(R) and FTSE Eurotop 300(R) stock index futures and options contracts. Management is currently using revenues of these two divisions as a measurement of operating performance. (See Note 13.)

     DEFERRED CREDIT -- GRANT FOR BUILDING CONSTRUCTION -- By agreement dated May 18, 1995, the Exchange secured a grant from the New York City Economic Development Corporation ("EDC") and the Empire State Development Corporation ("ESDC", formerly called the New York State Urban Development Corporation) for approximately $128.7 million for construction of a new facility. The grant is being recognized in income on the same basis as and matched to the depreciation of the facility. (See Note 14.) The 1999 and 1998 amortization of the deferred credit is recorded as a reduction to depreciation and amortization expense.

     RECLASSIFICATIONS -- Certain reclassifications have been made to the 1997 and 1998 consolidated financial statements to conform to the 1999 presentation.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  AFFILIATED ENTITY

     The Commodities Exchange Center, Inc. ("CEC") was jointly formed in September 1973 under the New York State Not-for-Profit Law, on a cooperative basis, to provide trading floor and other physical facilities and service functions relating thereto for the benefit of its members (the Exchange, including COMEX, the Coffee, Sugar, Cocoa Exchange, and the New York Cotton Exchange). Operations of CEC were funded by its members based on agreed upon expense allocations. During 1998, the Exchange entered into a "Global Settlement and Surrender Agreement" with CEC, under which the Exchange paid CEC $3.1 million in satisfaction of certain operating liabilities and relinquished its rights to use a portion of the trading floor.

3.  PROPERTY AND EQUIPMENT, NET

     Property and equipment are stated at cost, less related accumulated depreciation and amortization of $31,323,000 at December 31, 1999 and $21,552,000 at December 31, 1998.

                     PROPERTY AND EQUIPMENT (IN THOUSANDS)

                                                  DECEMBER 31,          DECEMBER 31,
                                                      1999                  1998
                                               -------------------   -------------------
                                                 NET       GROSS       NET       GROSS
                                               --------   --------   --------   --------
Building and improvements....................  $170,420   $178,780   $173,810   $178,700
Information system equipment.................    32,742     50,188     34,762     48,072
Furniture, fixtures, office machinery and
  other......................................    24,937     29,760     13,017     15,300
Leasehold improvements.......................       514      1,208      1,411      2,480
                                               --------   --------   --------   --------
                                               $228,613   $259,936   $223,000   $244,552
                                               ========   ========   ========   ========

     Depreciation and amortization expense of property and equipment is presented net of amortization of the deferred credit. This amortization of deferred credit was $2.1 million, $1.9 million and $1.3 million in 1999, 1998 and 1997, respectively.

     In 1999, the Exchange retired from service leasehold improvements and computer equipment and their related accumulated amortization and depreciation totaling $4.6 million and $3.3 million, respectively. The resulting loss (remaining net book value) of $1.3 million was recognized in current earnings. In 1998, a similar loss of $2.8 million was recognized and included in the consolidated statement of income and members' equity. For the year ended December 31, 1997, a write down of $1.2 million for impaired assets was recognized in the consolidated statement of income and member's equity.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  NOTES PAYABLE

     Notes payable consisted of the following at December 31:

                                                          (IN THOUSANDS)
                                                         1999        1998
                                                       --------    --------
Private Placement Notes:
  7.48%, Senior Notes, Series A, due 2011............  $ 31,000    $ 31,000
  7.75%, Senior Notes, Series B, due 2021............    54,000      54,000
  7.84%, Senior Notes, Series C, due 2026............    15,000      15,000
                                                       --------    --------
                                                       $100,000    $100,000
                                                       ========    ========

     The Exchange issued a private offering of debt during 1996 and 1997, totaling $100 million to provide completion financing for the new Exchange trading facility. This issue contained three series each with different maturities, interest rates, and required repayment schedules. Series A notes require annual principal repayments from 2001 to 2010, and a final payment of principal in 2011. Series B notes require annual principal repayments from 2011 to 2020, and a final payment of principal in 2021. Series C notes require annual principal repayments from 2022 to 2025, and a final payment of principal in 2026. The notes represent senior unsecured obligations of the Exchange and are not secured by the facility, the Exchange's interest therein or any other collateral.

     Long term debt that becomes due during the next five years is as follows:

                                                      (IN THOUSANDS)
2000................................................      $  -0-
2001................................................       2,815
2002................................................       2,815
2003................................................       2,815
2004................................................       2,815

5.  MEMBERS' RETENTION PROGRAM

     The Exchange maintains a Retention Program under which qualified NYMEX Division members, based on long-term and continuous membership, as defined, may receive payments of $25,000 per year for ten years. The program was amended to increase the scheduled payment by three percent each year, commencing July 1, 1996, and then remain fixed for each recipient at each respective level. Eligibility is based primarily on years of continuous service, as defined, with payments commencing for vested participants after attaining age 59 1/2. Payments are made from the general assets of the Exchange, and program commitments are currently recognized by a transfer from members' equity to a subordinated commitment to the membership. For each of the years ended December 31, 1999, 1998 and 1997, $3,600,000 was transferred.

     The commitments to members under the NYMEX Retention Program are subject to the claims of general creditors and may be paid only if they will not render the Exchange insolvent. Although the Exchange has not expressed any intention to terminate this program, it may do so at any time based on an affirmative vote of three-fourths of the Exchange's board of directors. The program was amended in February 1997 to provide for a payout of benefits to the members in the event of termination of the plan to the extent

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

that the assets were placed in a trust. In 1997, the board established a trust for the purpose of making payments under the NYMEX Retention Program and at December 31, 1999 all of the assets of the Members' Retention Program were held in the trust. Assets of the trust are available to general creditors of the Exchange and are, therefore, recognized as marketable securities on the balance sheet.

     At December 31, 1999 and 1998, based on the membership data on those dates, a discount rate on benefit commitments of 8.25 percent and 7.5 percent, respectively, and membership mortality and turnover assumptions, contingent benefits based on service to date approximated $28 million and $26 million, respectively.

     The Exchange also maintains a Retention Program for members of the COMEX Division. The program is similar to the NYMEX Division program except that the annual benefit payments are $12,500 ($2,000 for Option Members) for vested participants and no new participants were permitted after the date of the merger. No payments may be made prior to January 1, 2002. In addition, under the terms of the merger agreement, the COMEX Division program will be funded at a minimum of $400,000 annually. In any year in which the Exchange funds the NYMEX Division program or makes a distribution to NYMEX Division members, the funding shall be $800,000. Such amounts may be reduced if actuarial assumptions indicate that full funding can be achieved without making the entire funding contributions indicated above.

     All benefits to be paid under the COMEX Division program shall be based upon reasonable actuarial assumptions which, in turn, are based upon the amounts that are available and are expected to be available to pay benefits, except that the benefits paid to any individual will not exceed the amounts stated above. Subject to the foregoing, the board of directors of the Exchange reserves the right to amend or terminate the program upon an affirmative vote of a majority of the board members voting.

6.  DEFINED CONTRIBUTION PLAN

     The Exchange sponsors a defined contribution plan (the "Plan") for all eligible domestic employees with at least one year of service. The Plan qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, participating employees may defer up to 15 percent of their pre-tax earnings, subject to the annual Internal Revenue Code contribution limit. The Exchange matches contributions up to a maximum of 3 percent of salary. In addition, the Exchange makes annual contributions ranging from 2 to 7 percent based upon tenure for each eligible Plan member. Employees vest immediately in their contribution and vest in the Exchange's contribution at a rate of 40 percent after two full years of service, and then 20 percent per year until fully vested at 100 percent after five years of service. The Exchange's total contributions to the Plan were $1.6 million, $1.6 million, and $1.2 million for each of the years ended December 31, 1999, 1998 and 1997, respectively.

7.  DEFERRED COMPENSATION

     Effective July 1, 1997, the Exchange instituted a nonqualified deferred compensation plan (the "Deferred Plan") for key employees to permit them to defer receipt of current compensation in order to provide retirement benefits on behalf of such employees. The

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Exchange may provide a matching and a regular year-end contribution to the Deferred Plan. Matching contribution percentages and vesting follow the same guidelines as the Exchange's defined contribution plan. The Deferred Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. It is intended to be unfunded and, therefore, all compensation deferred under the Deferred Plan is held by the Exchange and commingled with its general assets. The participating employees are general creditors of the Exchange with respect to these benefits. The Exchange has the right to amend, modify or terminate the Deferred Plan at any time.

8.  DEFINED BENEFIT PENSION PLAN

     As a result of its merger with COMEX, the Exchange sponsored a noncontributory defined benefit pension plan (the "Plan") which covered substantially all COMEX Division employees who were employees through December 31, 1995. Effective December 31, 1996, the Plan was terminated. All remaining assets of the Plan were fully distributed to the Plan participants by February 1998.

     During the 1997 Plan year, all pension plan liabilities were settled through the purchase of an annuity contract with the Hartford Life Insurance Company in the amount of $2,330,600 and lump sum payments totaling $5,380,464. This resulted in a settlement loss of $1,815,750 and a reversion of assets from the pension trust of $620,055. The settlement loss was included as part of the salaries and employee benefits expense in 1997.

     Net pension benefit of the defined benefit plan includes the following components for the year ended December 31, 1997 (in thousands):

Interest cost on projected benefit obligation...............  $(421)
Actual return on plan assets................................    854
Net amortization and deferral...............................     --
                                                              -----
Net pension benefit.........................................  $ 433
                                                              =====

     The discount rate used in determining the actuarial present value of the projected benefit obligation was 7.00 percent at December 31, 1997. The expected long-term rate of return on assets was 10 percent in 1997.

9.  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     In addition to providing pension benefits, the Exchange provides certain health care and life insurance benefit plans for qualifying retired employees. Substantially all of the Exchange's employees may become eligible for these benefits if they reach specified age and years of service criteria while working for the Exchange. The benefits are provided through certain insurance companies. The Exchange expects to fund its share of such benefit costs principally on a pay-as-you-go basis.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The following table presents the funded status of such plans reconciled with amounts recognized in the Exchange's consolidated financial statements at December 31 (in thousands):

                                                               1999      1998
                                                              -------   -------
Change in accumulated postretirement benefit obligation:
  Accumulated postretirement benefit obligation, beginning
     of year................................................  $ 4,168   $ 4,658
  Service cost..............................................      446       461
  Interest cost.............................................      248       239
  Amendments................................................       --        --
  Actuarial gain............................................     (942)   (1,022)
  Benefits paid.............................................     (159)     (168)
                                                              -------   -------
  Accumulated postretirement benefit obligation, end of
     year...................................................  $ 3,761   $ 4,168
-------------------------------------------------------------------------------
Funded status...............................................  $(3,761)  $(4,168)
  Unrecognized transition obligation........................    1,452     1,549
  Unrecognized prior service cost...........................   (1,613)   (1,732)
  Unrecognized net (gain) loss..............................   (1,733)     (847)
                                                              -------   -------
  Accrued postretirement benefit cost, end of year..........  $(5,655)  $(5,198)
                                                              =======   =======

                                                         1999    1998     1997
                                                         -----   -----   ------
Net periodic postretirement benefit cost for the years
  ended December 31 (in thousands) consists of the
  following components:
  Service cost.........................................  $ 446   $ 461   $1,328
  Interest cost........................................    248     239      584
  Amortization of:
     Transition obligation.............................     96      96      219
     Prior service cost................................   (118)   (118)      --
     Net (gain) loss...................................    (57)    (43)      25
                                                         -----   -----   ------
  Net periodic postretirement benefit cost.............  $ 615   $ 635   $2,156
                                                         =====   =====   ======

     The weighted average discount rates used in determining the accumulated postretirement benefit obligation were 7.75 and 6.75 percent at December 31, 1999 and 1998, respectively.

     The weighted average annual assumed rates of increase in the per capita cost to cover benefits (i.e., health care cost trend rate) is 9.0 percent for 1999 and is assumed to decrease gradually to 5% by 2005 and remain level thereafter.

     The following shows the impact of a 1% change in the trend rate:

                                                      1%         1%
                                                    POINT       POINT
                                                   INCREASE   DECREASE
                                                   --------   ---------
Effect on total of service and interest cost.....  $ 55,544   $ (51,938)
Effect on postretirement benefit obligation......  $274,142   $(254,211)

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Effective as of the end of the 1997 fiscal year, the postretirement medical and life insurance benefits were amended by the Exchange. Changes to such plans were: retirement eligibility at age 60 (or later) with at least 20 years of service; future premium costs limited to two times the 1997 premium amount; and participation in the plan begins on the later of the employee's date of hire or the date the employee reaches age 40. The first two changes resulted in a reduction in the accumulated postretirement benefit obligation of $4,186,000 and the third plan change resulted in a curtailment gain of $259,000.

10.  INCOME TAXES

     The provision (benefit) for income taxes in the consolidated statements of income and members' equity for the years ended December 31, 1999, 1998 and 1997, respectively, consisted of the following (in thousands):

                                               1999      1998      1997
                                             --------   -------   ------
Current:
  Federal..................................  $  4,391   $(2,024)  $ (542)
  State and local..........................     1,533        25     (341)
                                             --------   -------   ------
                                                5,924    (1,999)    (883)
                                             --------   -------   ------
Deferred:
  Federal..................................     2,844     5,717    2,601
  State and local..........................       135     2,545    1,777
                                             --------   -------   ------
                                                2,979     8,262    4,378
                                             --------   -------   ------
Total......................................  $  8,903   $ 6,263   $3,495
                                             ========   =======   ======

     Reconciliation of the statutory U.S. federal income tax rate to the effective tax rate on income before tax is as follows:

                                                 1999     1998     1997
                                                 ----     ----     ----
Statutory U.S. federal tax rate................  34.0%    35.0%     35.0%
State and local taxes, net of federal
  benefit......................................  13.6%     0.1%      1.1%
Member benefits................................    --     12.2%     31.6%
Amortization of goodwill.......................   4.7%     6.1%     16.2%
Deferred credit amortization -- grant for
  building construction........................  (4.7%)   (5.5%)   (15.9%)
Tax-exempt income..............................  (5.1%)   (6.4%)   (13.1%)
Reversion of pension assets....................    --       --      13.0%
Nondeductible expenses.........................   1.5%     2.1%      5.6%
Other, net.....................................  (1.8%)    7.1%      1.8%
                                                 ----     ----     -----
     Effective tax rate........................  42.2%    50.7%     75.3%
                                                 ====     ====     =====

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     At December 31, the components of net deferred tax assets (liabilities) were as follows (in thousands):

                                                             1999        1998
                                                           --------    --------
Current
  Assets:
     Unrealized losses on marketable securities..........  $    304    $     --
     Accrued expenses....................................        89          53
     Federal net operating loss..........................        41          41
     Other...............................................       103         497
                                                           --------    --------
                                                                537         591
                                                           --------    --------
  Liabilities:
     Unrealized gains on marketable securities...........        --        (226)
     Other...............................................       (61)        (19)
                                                           --------    --------
                                                                (61)       (245)
                                                           --------    --------
Total current net deferred tax assets....................  $    476    $    346
                                                           ========    ========
Noncurrent Long Term
  Assets:
     Post retirement benefits............................  $  3,177    $  2,963
     Deferred compensation...............................       237         120
     Suspended capital loss..............................       134          --
     Suspended charitable contributions..................       607         819
     Federal net operating loss..........................       440         482
     State and city net operating losses.................        --         490
     AMT credit..........................................       943         353
     Other...............................................        98          --
                                                           --------    --------
                                                              5,636       5,227
                                                           --------    --------
  Liabilities:
     Depreciation & amortization.........................   (18,204)    (14,686)
                                                           --------    --------
                                                            (18,204)    (14,686)
                                                           --------    --------
Total noncurrent long term net deferred tax
  liabilities............................................  $(12,568)   $ (9,459)
                                                           ========    ========

11.  SEGREGATED FUNDS

     The Exchange is required under the Commodity Exchange Act to segregate cash and securities that are deposited by clearing members at banks approved by the Exchange as margin for house and customer accounts; such assets belong to members and thus are not included in the accompanying consolidated financial statements. At December 31, 1999 and 1998, $1,872,134 and $17,606 of cash, $2,832,567,000 and $2,558,480,915 of U.S. Treasury obligations, and $24,200,000 and $7,860,000 of U.S. Treasury bills purchased under agreements to resell, respectively, were segregated pursuant to such regulations by the NYMEX Division. In addition, at December 31, 1999 and 1998, the NYMEX Division held irrevocable letters of credit amounting to $248,089,600 and $102,350,000, respectively, which are used by members to meet their obligations to the Exchange for margin requirements on both open futures and options positions, as well as delivery

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

obligations in lieu of depositing cash and/or securities. The Exchange invests cash deposits and earns interest thereon. All income earned on deposits of U.S. government securities accrue to the member firms depositing such securities.

     At December 31, 1999 and 1998, the COMEX Division's segregated funds consisted of $2,984,384 and $574,802 in cash, $763,650,000 and $474,584,750 in
U.S. Treasury bills, and $4,150,000 and $0 of U.S. Treasury bills purchased under agreements to resell, respectively. The COMEX Division also holds irrevocable letters of credit aggregating $89,650,000 and $39,100,000 as of December 31, 1999 and 1998, respectively.

12.  GUARANTY FUND

     Each clearing member is required to maintain a security deposit, in the form of cash or U.S. Treasury securities, ranging from $100,000 to $2,000,000, depending upon such clearing member's reported regulatory capital, in a fund known as a "Guaranty Fund" for the respective clearing division (NYMEX and/or COMEX). Separate and distinct Guaranty Funds, held by NYMEX, are maintained for the NYMEX and COMEX Divisions. These funds may be used by the Exchange for any loss sustained by the Exchange as a result of the failure of a clearing member to discharge their obligations.

     At December 31, 1999 and 1998, the total deposits maintained in the NYMEX Division Guaranty Fund were $83,966,000 and $78,518,950, respectively. At December 31, 1999 and 1998, the total deposits for the COMEX Division Guaranty Fund were $76,944,141 and $75,193,900, respectively.

13.  SEGMENT REPORTING

     The Exchange has two operating segments: the NYMEX Division, providing futures and options trading of energy product contracts and platinum group metals contracts, and the COMEX Division, providing for futures and options trading of precious metals contracts, copper and aluminum contracts, and FTSE Eurotop 100(R) and FTSE Eurotop 300(R) stock index futures and options contracts. A summary by business segment follows (in thousands):

                                                    NYMEX      COMEX     TOTAL
                                                   --------   -------   --------
Year Ended December 31, 1999
OPERATING REVENUES:
  Clearing and transaction fees
     Regular trading hours(1)....................  $ 85,512   $24,313   $109,825
     NYMEX ACCESS(R)(2)..........................     7,420     1,026      8,446
  Market data fees...............................    18,997    15,692     34,689
  Other..........................................     4,327       213      4,540
  Member fee rebates.............................   (13,065)       --    (13,065)
                                                   --------   -------   --------
          Total operating revenues...............  $103,191   $41,244   $144,435
                                                   ========   =======   ========

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                    NYMEX      COMEX     TOTAL
                                                   --------   -------   --------
Year Ended December 31, 1998
OPERATING REVENUES:
  Clearing and transaction fees
     Regular trading hours(1)....................  $ 73,199   $22,332   $ 95,531
     NYMEX ACCESS(R)(2)..........................     5,668       837      6,505
  Market data fees...............................    18,864    15,994     34,858
  Other..........................................     4,196       765      4,961
  Member fee rebates.............................   (11,272)       --    (11,272)
                                                   --------   -------   --------
          Total operating revenues...............  $ 90,655   $39,928   $130,583
                                                   ========   =======   ========
Year Ended December 31, 1997
OPERATING REVENUES:
  Clearing and transaction fees
     Regular trading hours(1)....................  $ 61,871   $24,397   $ 86,268
     NYMEX ACCESS(R)(2)..........................     4,023       494      4,517
  Market data fees...............................    17,795    15,662     33,457
  Other..........................................     2,527     1,030      3,557
  Member fee rebates.............................   (10,012)       --    (10,012)
                                                   --------   -------   --------
          Total operating revenues...............  $ 76,204   $41,583   $117,787
                                                   ========   =======   ========

-------------------------
(1) Clearing and transaction fees generated from trading on the open outcry system during regular business hours.

(2) Clearing and transaction fees generated from trading on the NYMEX ACCESS(R) system.

14.  COMMITMENTS AND CONTINGENCIES

     From time to time, the Exchange is involved in legal proceedings and litigation arising in the ordinary course of business. Set forth below are descriptions of litigation and legal proceedings to which we are a party as of December 31, 1999 that could have a material adverse effect on our business, operating results or financial condition. While the ultimate result of the proceedings against the Exchange cannot be predicted with certainty, the management of the Exchange believes that the resolution of these matters will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

       The Exchange has been named as a defendant in the following legal actions:

     - Ricky Barnes v. New York Mercantile Exchange, Commodity Exchange, Inc. A.
       J. Contracting Company, Inc., and Zwicker Electric Company, Inc. This action is pending in New York State Supreme Court (New York County). The Exchange was served with the summons and complaint on or about March 4, 1998. This is a personal injury case that relates to the construction of One North End. Plaintiff, an employee of Forest Datacom Services, Inc., a subcontractor of A.J. Construction, alleges that he was injured on December 17, 1996 while working at the One North End construction site. Plaintiff seeks $10,000,000 in compensatory damages.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       NYMEX and COMEX are represented by insurance counsel. The case is currently in discovery.

     - Electronic Trading Systems Corporation v. The Board of Trade of the City of Chicago, New York Mercantile Exchange, Cantor Fitzgerald, L.P. and the Chicago Mercantile Exchange. This action is pending in United States District Court for the Northern District of Texas (Dallas Division). The Exchange was served with a summons and complaint on or about May 10, 1999. This is a patent infringement case. Plaintiff alleges that it is the owner of United States Letters Patent No. 4,903,201 entitled "Automated Futures Trade Exchange" and that defendants are infringing this patent through use of their respective electronic trading systems. Plaintiff seeks an unspecified amount of royalties. The Exchange is providing its own defense to this action. The Exchange has filed motion to sever and transfer venue to the Southern District of New York. Cantor Fitzgerald, L.P. has settled this lawsuit and is no longer a party to this action. This case is in discovery.

     - Phillip Petruzzi and Joann Petruzzi v. New York Mercantile Exchange. This action is pending in New York State Supreme Court (New York County). The Exchange was served with the summons and complaint on or about October 13, 1998. This is a personal injury claim that relates to plaintiff's trading activity when the Exchange was located at 4 World Trade Center. Plaintiff, an Exchange member, alleges that he was injured on July 23, 1993 while trading in the Natural Gas Ring. Plaintiff seeks $10,750,000 in compensatory damages and $10,000,000 in punitive damages. The Exchange is represented by insurance counsel on the compensatory damages portion of the claims and has retained counsel to represent it on the punitive damages claim. The case is still in discovery. The Exchange's motion to dismiss punitive damages was served on March 17, 2000.

     - Enrique Rivera and Edith Rivera v. New York Mercantile Exchange, Mark Kessloff, Les Faison, Brian Bartichek and John Does "1-10." This action is pending in New York State Supreme Court (Bronx County). The Exchange was served with the summons and complaint on or about April 22, 1999. This is an ethnic discrimination case. Plaintiff alleges that throughout his employment with the Exchange he was subjected to a hostile work environment and discrimination regarding his ethnic origin. Plaintiff seeks an unspecified amount of compensatory and punitive damages. The Exchange has retained counsel to defend it in this matter. The case is in discovery.

     - George Scivoletti and Maryanne Scivoletti v. New York Mercantile Exchange, Commodities Exchange Center, Inc., Cushman & Wakefield, Inc., Paris Maintenance, Inc., A.J. Construction of New York, Inc. and Space/Management Programs, Inc. This action is pending in United States District Court for the Southern District of New York. The summons and complaint were filed on or about February 2, 1998. This is a personal injury case that related to plaintiff's trading activity at the Exchange's One North End trading facility. Plaintiff alleges that on July 10, 1997 he was injured while trading in the Natural Gas Ring. Plaintiffs seeks a total of $30,000,000 in compensatory damages against defendants. The Exchange is represented by insurance counsel. The case is in discovery.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     - Robert Teofrio and Susan Teofrio v. New York Mercantile Exchange, Turner Construction and AJ Construction of New York. This action is pending in New York State Supreme Court (New York County). The Exchange was served with the summons and complaint on or about July 20, 1998. This is a personal injury case that relates to plaintiff's involvement in the construction of One North End. Plaintiff is an ironworker employed by Diamond Installations, a subcontractor of Turner Construction. Plaintiff alleges that he was injured on September 11, 1996, while working at the One North End construction site. Plaintiff seeks a total of $11,000,000 in compensatory damages. The Exchange is represented by insurance counsel. This case is in discovery.

     - Western Capital Design, LLC On Its Own Behalf and on Behalf of those similarly situated v. New York Mercantile Exchange and John Does "1-50." This action is pending in New York District Court for the Southern District of New York. The Exchange was served with the summons and complaint on or about February 17, 1999. This action relates to alleged wrongful conduct by the Exchange and Exchange members regarding the execution of heating oil and natural gas options. Plaintiff alleges that the prices it was charged for heating oil and natural gas options were improper and that these improper transactions affected the market price at which plaintiff transacted its trading. Plaintiff seeks compensatory damages and $75,000,000 in punitive damages. The Exchange has retained counsel to represent it in this matter. This action was commenced in State Court in Florida. It was removed to Federal Court by notice of removal filed March 8, 1999. Venue was transferred to the Southern District of New York by an order dated May 11, 1999. The Exchange's motion to dismiss was filed on November 12, 1999 and granted on March 31, 2000. The Exchange was served with an amended complaint on or about April 26, 2000.

     - John Donnellan v. New York Mercantile Exchange, Turner Construction Company, LaStrada General Construction Corp. and the Faraday Company, Ltd. This action is pending in New York State Supreme Court (New York County). The complaint was filed on February 25, 1999. This is a personal injury case that relates to the construction of the One North End Avenue facility. Plaintiff alleges that he was injured on February 28, 1996 while working at the One North End construction site. LaStrada General Construction Corp. is a subcontractor of Turner. Although the complaint alleges that the Faraday Company, Ltd. is a subcontractor of LaStrada, the Exchange has no record of Faraday's relationship to LaStrada. Plaintiff seeks $25,000,000 in compensatory damages. The Exchange is reviewing the complaint to determine its response.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The Exchange occupies premises under leases with various lessors which expire in 2000 through 2069. For the years ended December 31, 1999, 1998 and 1997, rental expense for the premises amounted to $1,998,996, $2,242,665 and $4,253,616, respectively. At December 31, 1999, the Exchange was obligated for future minimum rental payments required under the noncancelable terms of various leases as follows:

                                                  (in thousands)
2000............................................     $ 1,672
2001............................................       1,581
2002............................................       1,506
2003............................................       1,506
2004............................................       1,756
2005 and thereafter.............................      15,834
                                                     -------
          Total.................................     $23,855
                                                     =======

     The Exchange began sub-leasing space in its headquarters during 1997. Rents earned from these rentals were $3,159,875, $1,879,656, and $91,076 during 1999, 1998 and 1997, respectively.

     In 1994, the Exchange entered into a Letter of Intent with Battery Park City Authority ("BPCA"), the New York City Economic Development Corporation ("EDC"), and the Empire State Development Corporation ("ESDC," formerly called the New York State Urban Development Corporation) to construct a new trading facility and office building on a site in Battery Park City. By agreement dated May 18, 1995, EDC and ESDC agreed to provide funding of $128.7 million to construct the facility. The Exchange is liable for liquidated damages on a declining scale, with an initial maximum of up to $75 million, if it violates terms of the occupancy agreement at any time prior to the fifteen years from the date of occupancy.

     In May 1995, the Exchange signed a ground lease (expiring June 2069) with BPCA for the new trading facility. The lease establishes payments in lieu of taxes ("PILOTs") due to New York City, as follows: for the trading portion of the facility, PILOTs are entirely abated for the first 20 years after occupancy and, thereafter, at an amount equal to assessment; for the office portion of the facility, PILOTs are entirely abated for one year after occupancy, at a percentage of assessment (ranging from 25% to 92.5%) for the next ten years and, thereafter, at an amount equal to assessment. Sub-let space is not eligible for abatements.

     The Exchange has provided financial guarantees and pledged collateral relating to a membership seat financing program with one of its banks. The member remains primarily liable for the loan which is used to purchase a seat on the Exchange. The guarantee is limited to the lesser of $500,000 or 60% of the purchase price of the seat, and the Exchange has the right to liquidate the seat if the member defaults on the loan. Under the program, the Exchange may issue guarantees totaling, in the aggregate, up to $11 million.

                 NEW YORK MERCANTILE EXCHANGE AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following are descriptions of material transactions involving the Exchange and its directors:

     - Pioneer Futures, Inc., of which an officer and a board member is Vice President, currently leases from the Exchange approximately 32,093 square feet of space at the One North End facility. Pioneer has three leases, one for 2,840 square feet expiring on December 4, 2002, one for 10,360 square feet expiring on December 14, 2002 and one for 18,893 square feet expiring April 1, 2005. The current aggregate annual rent for these spaces is $1,213,320.

     - FIMAT USA Inc., of which a board member is a Senior Vice President, currently leases from the Exchange approximately 1,350 square feet of space at the One North End facility. The lease expires on July 27, 2001. The current annual rent for this space is $56,574.

     - Sterling Commodities Corp., of which a board member is President, currently leases from the Exchange approximately 6,253 square feet of space at the One North End facility. The lease expires on November 23, 2002. The current annual rent for this space is $225,108. Mr. Greenberg's father, Martin Greenberg, is the Chief Executive Officer and 100% owner of Sterling Commodities.

     - A board member is the founder and Chief Executive Officer of Genesis 10 Corp., a company which, among other things, places executives in the information technology field. This board member owns 95% of the equity interest of Genesis 10. Genesis 10 is one of the companies which the Exchange has consulted with regarding its search for a new Chief Information Officer. In the event that the Exchange hires a candidate recommended by Genesis 10, Genesis 10 will earn a fee of 30% of the annual compensation of the candidate who is hired. Management believes this is a typical fee for this type of consulting and recommendation service. In addition, the Exchange has entered into a written contractual relationship with Genesis 10 under which Genesis 10 provides the services of one temporary Senior Developer/Architect to the Exchange. The Exchange pays Genesis 10 $115 per hour for the Senior Developer/Architect. Approximately $104,440 has been paid by the Exchange to Genesis 10 for services rendered from October 1999 to the present. Furthermore, if the Senior Developer/Architect is hired on a permanent basis, the Exchange will be obligated to pay Genesis 10 a fee of 30% of annual compensation in accordance with the arrangement described above in this paragraph.

16.  SUBSEQUENT EVENT

     On January 5, 2000, the Board of Directors approved a plan for demutualization of the New York Mercantile Exchange whereby the Exchange would be converted from a New York not-for-profit membership organization into a Delaware for-profit entity that will be organized as a stock holding company with a subsidiary membership organization. Under this plan, membership interests in the Exchange would be converted into shares of common stock in a newly-formed stock holding company organized under Delaware law (NYMEX Holdings, Inc.) and Class A memberships in a subsidiary of NYMEX Holdings, Inc. organized as a non-stock corporation under Delaware law (New York Mercantile Exchange, Inc.).
                                 *  *  *  *  *

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     Since the demutualization will be effective as a common control merger and due to the accounting treatment of the demutualization and the fact that NYMEX Holdings and NYMEX Exchange have no assets and no operating history, the only pro forma adjustment consists of the transaction costs relating to the demutualization. These costs are estimated to be approximately $1.2 million broken down as follows:

                                                             (IN THOUSANDS, EXCEPT
                                                                PER SHARE DATA)
Legal fees.................................................        $    600
Investment advisory fees...................................              75
Registration, filing and other.............................             175
Printing...................................................             150
Accounting.................................................             200
                                                                   --------
          Total costs associated with demutualization......           1,200
Less: Income tax effect assuming 42% effective tax rate....            (504)
                                                                   --------
     Net income reduction due to expense of
       demutualization.....................................        $    696
                                                                   ========
Pro forma book value at December 31, 1999, after
  demutualization is as follows:
     Stockholders' equity at December 31, 1999.............        $ 93,202
     Reduction due to expense of demutualization, net of
       taxes...............................................            (696)
                                                                   --------
     Pro forma stockholders' equity at December 31, 1999...        $ 92,506
                                                                   ========
Pro forma net income at December 31, 1999:
     Net income for the year ended December 31, 1999.......        $ 12,190
     Less: net income reduction due to expense of
       demutualization.....................................            (696)
                                                                   --------
          Pro forma net income at December 31, 1999........        $ 11,494
                                                                   ========
          Pro forma earnings per share(1)..................        $ 14,086
                                                                   ========
          Pro forma book value per share...................        $113,365
                                                                   ========

-------------------------
(1) Based on 816 shares issued and outstanding immediately following the demutualization. Membership seats will be exchanged for common stock on a 1 for 1 basis. The 84 treasury NYMEX memberships will not be exchanged for common stock and will be cancelled upon consummation of the demutualization.

     The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma consolidated financial information should be read in conjunction with the consolidated financial statements and their notes.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                       DATED AS OF                , 2000

                                 BY AND BETWEEN

                       NEW YORK MERCANTILE EXCHANGE, INC.

                                      AND

                          NEW YORK MERCANTILE EXCHANGE

     This AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of
               , 2000, is by and between NEW YORK MERCANTILE EXCHANGE, INC. (the "Company"), a nonstock corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), and NEW YORK MERCANTILE EXCHANGE ("NYMEX"), a corporation organized and existing under the New York Not-for-Profit Corporation Law (the "NPCL").

                                    RECITALS

     The Boards of Directors of the Company and NYMEX each has determined that it is advisable and in the best interests of their respective companies and members that upon the terms and subject to the conditions set forth in this Agreement, NYMEX will merge with and into the Company (the "Merger"), with the Company being the surviving entity of the merger.

                                   AGREEMENT

     In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1. The Merger.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2.), NYMEX shall be merged with and into the Company in accordance with the DGCL and the NPCL, whereupon the separate corporate existence of NYMEX shall cease and the Company shall be the surviving company in the merger (the "Surviving Corporation").

     (b) The Merger shall have the effects set forth in the DGCL and the NPCL. Accordingly, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and NYMEX.

     Section 1.2. Effective Time. The parties shall execute and file a Certificate of Merger or other appropriate documents in accordance with the DGCL and the NPCL, and shall make all other filings or recordings required with respect to the Merger under the DGCL and the NPCL. The Merger shall become effective at the time of acceptance for filing by the Secretary of State of the State of Delaware and the Department of State of the State of New York of the Certificate of Merger (the "Effective Time").

     Section 1.3. Charter and Bylaws. The certificate of incorporation (the "Charter") and bylaws (the "Bylaws") of the Surviving Corporation upon the Effective Time shall be substantially in the forms set forth in Exhibit A and Exhibit B hereto, respectively, until further amended in accordance with applicable Delaware law.

     Section 1.4. Directors. The persons who immediately prior to the Effective Time of the Merger constitute the board of directors of NYMEX shall be the Directors of the Surviving Corporation from and after the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Charter and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     Section 1.5. Officers. The persons who immediately prior to the Effective Time of the Merger are the officers of NYMEX shall be the officers of the Surviving Corporation (each to hold the same office or offices) from and after the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Charter and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     Section 1.6. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of NYMEX by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, then the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of NYMEX, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of NYMEX, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                             EFFECTS OF THE MERGER

     Section 2.1. Effect on Membership.

     (a) Memberships of NYMEX Owned by NYMEX. As of the Effective Time, any memberships of NYMEX that are owned by NYMEX automatically shall be cancelled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Memberships of the Company Owned by NYMEX. As of the Effective Time, any memberships of the Company that are owned by NYMEX automatically shall be cancelled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Conversion of NYMEX Memberships Into Company Memberships. At the Effective Time, except as provided in Section 2.1(a), each issued and outstanding membership of NYMEX shall be converted by virtue of the Merger, automatically and without any action on the part of the holder thereof, into both one fully paid Class A membership of the Company and one fully paid Class B membership of the Company.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.1. Termination. This Agreement may be terminated and abandoned by action of the Board of Directors of each of the Company and NYMEX at any time prior to the Effective Time, whether before or after approval by the members of the Company and the members of NYMEX.

     Section 3.2. Approval. The respective obligation of each party to effect the Merger is subject to adoption by the requisite vote of the members of NYMEX pursuant to Section 908 of the NPCL and the members of the Company pursuant to
Section 256 of the DGCL.

     Section 3.3. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) if to the Company:

       New York Mercantile Exchange
       One North End Avenue
       World Financial Center
       New York, New York 10282-1101
       Attn:
       Fax: (212)

        with a copy to:

       Clifford Chance Rogers & Wells LLP
       200 Park Avenue
       New York, New York 10166
       Attn: John A. Healy
       Fax: (212) 878-8375

     (b) if to NYMEX:

       New York Mercantile Exchange
       One North End Avenue
       World Financial Center
       New York, New York 10282-1101
       Attn:
       Fax: (212)

        with a copy to:

       Clifford Chance Rogers & Wells LLP
       200 Park Avenue
       New York, New York 10166
       Attn: John A. Healy
       Fax: (212) 878-8375

     Section 3.4. Amendments. The Boards of Directors of each of the Company and NYMEX may amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of the Agreement by the members of NYMEX and the members of the Company shall not: (1) alter or change the amount or kind of memberships, shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the memberships of any class or series thereof of either NYMEX or the Company,
(2) materially alter or change any term of the Charter to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement, in each case if such alteration or change would adversely affect the holders of any memberships of either NYMEX or the Company.

     Section 3.5. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

     Section 3.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements entered into in connection with the transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 3.1 are not intended to confer upon any person other than the parties hereto any rights or remedies.

     Section 3.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, each of the Company and NYMEX has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the day and year first above written.

                                          NEW YORK MERCANTILE EXCHANGE, INC.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          NEW YORK MERCANTILE EXCHANGE

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                                                         ANNEX B

                          AGREEMENT AND PLAN OF MERGER

                       DATED AS OF                , 2000

                                 BY AND BETWEEN

                      NEW YORK MERCANTILE EXCHANGE, INC.,

                              NYMEX HOLDINGS, INC.

                                      AND

                             NYMEX MERGER SUB, INC.

     This AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of              ,
2000 is by and between NEW YORK MERCANTILE EXCHANGE, INC. (the "Company"), a not-for-profit, nonstock corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), NYMEX HOLDINGS, INC. ("NYMEX Holdings"), a for-profit, stock corporation organized and existing under the DGCL, and NYMEX MERGER SUB, INC. ("Merger Sub"), a for-profit, nonstock corporation organized and existing under the DGCL, which is a wholly-owned subsidiary of NYMEX Holdings.

                                    RECITALS

     A. The Company is a party to an Agreement and Plan of Merger, dated the same date as this Agreement, by and between the New York Mercantile Exchange ("NYMEX"), a corporation organized under the New York Not-for-Profit Corporation Law, and the Company, which provides for a merger (the "First Merger") in which NYMEX will merge with and into NYMEX Exchange.

     B. The Boards of Directors of the Company, Merger Sub and NYMEX Holdings each has determined that it is advisable and in the best interests of their respective companies, members and stockholders that upon the terms and subject to the conditions set forth in this Agreement, immediately following the First Merger, Merger Sub will merge with and into the Company (the "Second Merger"), with the Company being the surviving entity of the Second Merger.

                                   AGREEMENT

     In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1. The Second Merger.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving company in the merger (the "Surviving Corporation").

     (b) The Second Merger shall have the effects set forth in the DGCL. Accordingly, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Merger Sub.

     Section 1.2. Effective Time. The parties shall execute and file a Certificate of Merger or other appropriate documents in accordance with the DGCL, and shall make all other filings or recordings required with respect to the Second Merger under the DGCL. The Second Merger shall become effective at the time of acceptance for filing by the Secretary of State of the State of Delaware of the Certificate of Merger, but in no event prior to the First Merger (the "Effective Time").

     Section 1.3. Charter and Bylaws. The certificate of incorporation (the "Charter") and bylaws (the "Bylaws") of the Surviving Corporation upon the Effective Time shall be substantially in the forms set forth in Exhibit A and Exhibit B hereto, respectively, until further amended in accordance with applicable Delaware law.

     Section 1.4. Directors. The persons who immediately prior to the Effective Time of the Second Merger are the directors of the Company shall be the Directors of the Surviving Corporation from and after the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Charter and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     Section 1.5. Officers. The persons who immediately prior to the effective time of the Merger are the officers of the Company shall be the officers of the Surviving Corporation (each to hold the same office or offices) from and after the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Charter and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     Section 1.6. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, then the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Merger Sub, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Merger Sub, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

     Section 1.7. Amendment to NYMEX Holdings Charter.

     (a) It shall be a condition precedent to the consummation of the Second Merger that prior to the Effective time of the Second Merger the certificate of incorporation of Holdings (the "Holdings Charter") shall have been duly amended to conform substantially to the form set forth in Exhibit C hereto. NYMEX Holdings shall use its best efforts to cause the amendment to be duly authorized and implemented.

     (b) The list of Directors contained in paragraph (a) of Article SIXTH of the Holdings Charter shall be completed so that: (i) the Chairman and Vice Chairman of NYMEX immediately prior to the effective time of the First Merger shall be the initial Chairman and Vice Chairman of the Surviving Corporation;
(ii) the classes and categories of the initial Directors of the Surviving Corporation (other than the Chairman, the Vice Chairman and the Public Directors) shall correspond as closely as practicable to the classes and categories of the directors of NYMEX occupying comparable positions on the board of directors of NYMEX immediately prior to the effective time of the First Merger; and (iii) the persons who immediately prior to the effective time of the First Merger served as "Public Directors" of NYMEX pursuant to NYMEX's By-Laws as then in effect shall be the initial Public Directors of the Surviving Corporation, and shall be appointed to such classes as shall have been designated by the board of directors of NYMEX by vote duly adopted prior to the effective time of the First Merger.

                                   ARTICLE II

                             EFFECTS OF THE MERGER

     Section 2.1. Effect on Membership.

     (a) Memberships of Merger Sub Owned by Merger Sub. As of the Effective Time, any memberships of Merger Sub that are owned by Merger Sub automatically shall be cancelled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Memberships of the Company Owned by Merger Sub. As of the Effective Time, any memberships of the Company that are owned by Merger Sub automatically shall be cancelled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Conversion of Company Class B Memberships Into NYMEX Holdings' Common Stock. At the Effective Time, each issued and outstanding Class B membership of the Company shall be converted by virtue of the Merger, automatically and without any action on the part of the holder thereof, into one fully paid and non-assessable share of NYMEX Holdings' common stock.

     (d) Class A Memberships to Remain Outstanding. At the Effective Time, each issued and outstanding Class A membership of the Company shall remain outstanding and continue in effect as a Class A membership of the Surviving Corporation on the terms set forth from time to time in the Charter.

     (e) Conversion of NYMEX Holdings' Membership in Merger Sub Into Company Class B Membership. At the Effective Time, NYMEX Holdings' membership in Merger Sub shall be converted by virtue of the Merger, automatically and without any action on the part of the holder thereof, into one Company Class B membership.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.1. Termination. This Agreement may be terminated and abandoned by action of the Board of Directors of each of the Company, Merger Sub and NYMEX Holdings at any time prior to the Effective Time, whether before or after approval by the members of the Company, the members of Merger Sub and the shareholders of NYMEX Holdings.

     Section 3.2. Approval. The respective obligation of each party to effect the Merger is subject to adoption by the requisite vote of the members of Merger Sub, the members of the Company and the shareholders of NYMEX Holdings pursuant of Section 255 of the DGCL.

     Section 3.3. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) if to the Company:

        New York Mercantile Exchange
        One North End Avenue
        World Financial Center
        New York, New York 10282-1101
        Attn:
        Fax: (212)

        with a copy to:

        Clifford Chance Rogers & Wells LLP
        200 Park Avenue
        New York, New York 10166
        Attn: John A. Healy
        Fax: (212) 878-8375

     (b) if to Merger Sub:

        New York Mercantile Exchange
        One North End Avenue
        World Financial Center
        New York, New York 10282-1101
        Attn:
        Fax: (212)

        with a copy to:

        Clifford Chance Rogers & Wells LLP
        200 Park Avenue
        New York, New York 10166
        Attn: John A. Healy
        Fax: (212) 878-8375

     (c) if to NYMEX Holdings:

        New York Mercantile Exchange
        One North End Avenue
        World Financial Center
        New York, New York 10282-1101
        Attn:
        Fax: (212)

        with a copy to:

        Clifford Chance Rogers & Wells LLP
        200 Park Avenue
        New York, New York 10166
        Attn: John A. Healy
        Fax: (212) 878-8375

     Section 3.4. Amendments. The Boards of Directors of each of the Company, Merger Sub and NYMEX Holdings may amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of the Agreement by the members of Merger Sub, the members of the Company and the shareholders of NYMEX Holdings shall not: (1) alter or change the amount or kind of memberships, shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the memberships of any class or series thereof of either Merger Sub, the Company or NYMEX Holdings, (2) materially alter or change any term of the Charter to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement, in each case if such alteration or change would adversely affect the holders of any memberships of either Merger Sub or the Company or any shareholder interest in NYMEX Holdings.

     Section 3.5. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

     Section 3.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements entered into in connection with the transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 3.1 are not intended to confer upon any person other than the parties hereto any rights or remedies.

     Section 3.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, each of the Company, Merger Sub and NYMEX Holdings has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the day and year first above written.

                                          NEW YORK MERCANTILE EXCHANGE, INC.

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                          NYMEX HOLDINGS, INC.

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                          NYMEX MERGER SUB, INC.

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                   EXHIBIT A

       FORM OF CERTIFICATE OF INCORPORATION FOR THE SURVIVING CORPORATION

              [See ANNEX E to this proxy statement and prospectus]

                                   EXHIBIT B

                  FORM OF BYLAWS FOR THE SURVIVING CORPORATION

             [See Exhibit F to this proxy statement and prospectus]

                                   EXHIBIT C

                  FORM OF AMENDED AND RESTATED CERTIFICATE OF
                        INCORPORATION OF NYMEX HOLDINGS

              [See ANNEX C to this proxy statement and prospectus]

                                                                         ANNEX C

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NYMEX HOLDINGS, INC.

     FIRST: The name of the corporation is NYMEX Holdings, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297. The name of the registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     FOURTH: The Corporation shall have the authority to issue 816 shares of common stock, $.01 par value per share.

     FIFTH:

     (a) Subject to paragraph(b) of this Article FIFTH, upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books.

     (b) Until such time as this Certificate of Incorporation is duly amended to eliminate the restriction on transfer contained in this paragraph (b), the shares of common stock of the Corporation shall be transferable only together with Class A memberships (each an "Exchange Membership") issued by New York Mercantile Exchange, Inc., a Delaware nonstock corporation (the "Exchange"). Accordingly, notwithstanding the provisions of paragraph (a) of this Article FIFTH, so long as this paragraph (b) remains in effect: (i) the shares of common stock of the Corporation shall not be transferable, and shall not be transferred on the books of the Corporation, unless a simultaneous transfer is made by the same transferor to the same transferee of a number of Exchange Memberships equal to the number of shares of common stock being transferred; (ii) each certificate evidencing ownership of shares of common stock of the Corporation shall be deemed to evidence the same number of Exchange Memberships and shall bear a legend prominently noting that fact and the restrictions on transfer contained in this Article FIFTH; and (iii) any attempted or purported transfer in violation of the provisions of this Article FIFTH shall be void. For purposes of the restrictions on transfer contained in this Article FIFTH, the term "transfer" shall be deemed not to include a lease of an Exchange Membership made in accordance with the bylaws and rules of the Exchange.

     SIXTH: Until such time as this Certificate of Incorporation is duly amended to eliminate the restriction on transfer contained in paragraph (b) of Article
FIFTH:

     (a) The Board of Directors shall consist of 22 members. The names and addresses (and designations as Class I, Class II or Class III directors for purposes of paragraph (b) of this Article SIXTH, as Chairman or Vice Chairman for purposes of paragraph (c) of this Article SIXTH, as members of categories
(i) through (v) for purposes of

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paragraph (d) of this ARTICLE SIXTH and as Public Directors for purposes of paragraph (e) of this Article SIXTH) of the persons who are to serve as directors until their successors have been elected and qualified are as follows:

        NAME                       ADDRESS                  CLASS(1)        CATEGORY(2)
        ----                       -------                  --------        -----------

---------------
(1) I, II or III.

(2) Chairman/Vice Chairman/Floor Broker/Floor/Trade/Local/At Large/Public.

     (b) The directors shall be divided into three classes, designated Class I, Class II and Class III (the designations of the initial directors at the time this Certificate of Incorporation takes effect being as specified in paragraph
(a) of this Article SIXTH). Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the Class I directors shall first expire at the annual meeting of stockholders held in 2001; the terms of the Class II directors shall first expire at the annual meeting of stockholders held in 2002; and the terms of the Class III directors shall first expire at the annual meeting of stockholders held in 2003. At each annual meeting of stockholders, the successors to the class of directors whose term expires shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned so as to maintain the number of directors in each class as nearly equal as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which the director's term expires and until the director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     (c) The Board of Directors shall have a Chairman and a Vice Chairman who shall be designated as Chairman or Vice Chairman by the stockholders of the Corporation and who shall, when so designated, become members of the At Large category of Directors as described below. The Chairman shall be a member of Class I and the Vice Chairman shall be a member of Class II. The term of each of them shall expire at the expiration of the term of the applicable class. Successors to each of them shall be elected at the annual meeting of stockholders at which his or her term expires. In order to be designated as Chairman or Vice Chairman, a candidate for election to the Board must be designated in accordance with the procedures determined by the Board of Directors. The initial designations of the Chairman and Vice Chairman are set forth in paragraph (a) of this Article SIXTH. The Chairman and the Vice Chairman each shall have the power, authority and responsibilities provided in the bylaws of the Corporation.

     (d) Each Class of directors shall consist of at least one member from each of the categories indicated below:

          (i) Floor Broker Group, which consists of holders or lessees of Exchange Memberships whose principal commodity-related business is acting as a floor broker on the floor of the Exchange;

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

          (ii) Futures Commission Merchant Group, which consists of holders or lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association or sole proprietorship, the principal commodity-related business of which is the solicitation or acceptance of orders for commodity futures and/or options transactions from customers, and in connection therewith accepts money, securities or other property to margin or guarantee such transactions and, which is registered with the Commodity Futures Trading Commission as a Futures Commission Merchant;

          (iii) Trade Group, which consists of holders or lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association or sole proprietorship, the principal commodity-related business of which is the production, processing or commercial use of, or is a merchant dealing in, one or more commodities traded on the Exchange;

          (iv) Local Trader Group, which consists of holders or lessees of Exchange Memberships whose principal commodity-related business is executing trades in Exchange contracts on the floor of the Exchange for their personal accounts; and

          (v) At Large Group, which consists of holders or lessees of Exchange Memberships.

In addition, the directors designated as the Chairman and Vice Chairman of the Board shall become members of the At Large category of directors.

     The initial designations to the categories described in clauses (i) through
(v) above are set forth in paragraph (a) of this Article SIXTH. In order to be elected at a meeting of stockholders held after this provision first becomes effective to one of the categories described in clauses (i) through (v) above, a candidate for election to the Board must be nominated in accordance with procedures determined by the Board of Directors whereupon that candidate will be eligible for election at the applicable meeting of stockholders only as a member of the category determined in accordance with the procedures implemented by the Board of Directors. If, by reason of a change in the business of a Director, such Director no longer falls within the category set forth in subclauses (i) through (v) above in which he was elected, the term of such Director shall automatically expire effective at the next annual meeting of stockholders and a successor to such Director shall thereupon be elected for the remainder of the term of the class to which such successor Director succeeds. In the event of a dispute as to the category of any Director, the Board of Directors shall make a final determination upon such data as it, in its discretion, determines is necessary, relevant or material.

     (e) The Board of Directors shall also have five Public Directors who shall be directly elected by the stockholders. Two Public Directors shall be members of Class I, one Public Director shall be a member of Class II and two Public Directors shall be members of Class III. The term of each Public Director shall expire at the expiration of the term of the applicable class. Successors to each of them shall be elected at the annual meeting of stockholders at which his or her term expires. In order to qualify as a Public Director, a person must be knowledgeable of futures trading or financial regulation or otherwise capable of contributing to the deliberations of the Board of Directors and may not be a member of the Exchange or affiliated with any member of the Exchange or an employee of the Exchange. No Public Director who has served as a Public Director for two consecutive terms shall be eligible for election as a Public Director until one year has

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elapsed from the date of the expiration of such person's last term. The initial designations of the Public Directors are set forth in paragraph (a) of Article SIXTH.

     (f) Not more than one partner, officer, director, employee or affiliate of a member of the Exchange or of any member firm of the Exchange, or of any affiliate of a member of the Exchange or of a member firm of the Exchange, shall be eligible to serve as a Director at one time. If, by reason of a change in affiliation of a Director, election of a Director at any time, or by reason of merger, sale or consolidation of two or more member firms of the Exchange, more than one officer, director, employee, partner, or affiliate of a member firm of the Exchange is a Director, at least one such Director shall resign so that there shall be only one Director who is an officer, director, employee, partner, affiliate of such member of the Exchange or member firm of the Exchange or of its affiliate. If one such Director shall fail to resign the term of all such Directors shall automatically expire and the vacancy or vacancies shall thereafter be filled by the Board, provided, however, that if one such Director is the Chairman or the Vice Chairman, only the term of the other such Director or Directors shall expire; further provided, that if two of such Directors are Chairman and Vice Chairman, respectively, the term of the Vice Chairman shall expire as aforesaid. No person shall be permitted to stand for election to the Board of Directors if the election and qualification of such person could result in more than one person who is a partner, officer, director, employee or affiliate of a member of the Exchange or of any member firm of the Exchange or any affiliate of a member of the Exchange or of a member firm of the Exchange serving on the Board of Directors.

     The term "affiliate" as used in this clause (f) shall include the power, whether directly or indirectly, to control a firm or other business entity as well as the direct or indirect ownership of 10% or more of the voting securities of a corporation or ownership of a partnership interest in a partnership.

     In the event that there is a controversy as to the status of the business affiliation of a Director, Director elect, or Director nominee, at the written request of the Chairman or the President, the Executive Committee of the Board shall make a final determination upon such data as it, in its discretion, determines is necessary, relevant or material.

     (g) No person shall be permitted to stand for election for more than one position on the Board at a single meeting of stockholders.

     SEVENTH: The Board of Directors shall not adopt, amend or delete any bylaw without the approval of the stockholders of the Corporation in the manner provided by the bylaws of the Corporation.

     EIGHTH: No director will have any personal liability to the Corporation or its members for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, as amended or (iv) for any transaction from which the director obtained an improper personal benefit.

     NINTH: Pursuant to Section 211(e) of the DGCL, directors shall not be required to be elected by written ballot.

     TENTH: Any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.

     ELEVENTH: In the event that a holder of an Exchange membership is expelled from membership in the Exchange pursuant to the rules of the Exchange, then all shares of common stock of the Corporation held by such holder shall be automatically redeemed at a redemption price per share payable in cash equal to $.01; provided, that immediately following any such redemption, the Corporation has outstanding one or more shares of common stock.

                                                                         ANNEX D

                                     BYLAWS

                                       OF

                              NYMEX HOLDINGS, INC.

                             A DELAWARE CORPORATION
                         ADOPTED                , 2000

                                   ARTICLE I

                                    OFFICES

     SECTION 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. All meetings of stockholders shall be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

     SECTION 2. Commencing with the year 2001, annual meetings of stockholders shall be held on the third Tuesday in March of each year, or if that day is a legal holiday, on the next following business day, at the offices of the Corporation, or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. Written notice of each annual meeting of stockholders, stating the place, date and hour of the meeting, shall be given in the manner set forth in Article VI of these Bylaws. Such notice shall be given not less than 10 nor more than 50 days before the date of the meeting to each stockholder entitled to vote at the meeting.

     SECTION 4. Special meetings of stockholders may be called at any time for any purpose or purposes by the Chairman of the Board of Directors or by the Secretary upon the written request of the majority of the Board of Directors or upon the written request of the stockholders of at least 10% of all outstanding shares entitled to vote on the action proposed to be taken. Such written requests shall state the time, place and purpose or purposes, by or at the direction of the person or persons calling the special meeting, of the proposed meeting and the special meeting so called shall be limited to the purpose set forth in the demand. A special meeting of stockholders called by the Board of Directors or the Chairman of the Board of Directors, other than one required to be called by reason of a written request of stockholders, may be canceled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

     SECTION 5. Written notice of each special meeting of stockholders shall be given in the manner set forth in Article VI of these Bylaws. Such notice shall be given not less than 10 nor more than 50 days before the date of the meeting to each stockholder entitled to vote at the meeting. Each such notice of a special meeting of stockholders shall state the place, date and hour of a meeting and the purpose or purposes for which the meeting is called.

     SECTION 6. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of one-third of the shares entitled to vote at a meeting of stockholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, then the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.

     SECTION 7. At any meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation or Bylaws, each stockholder shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. All elections of Directors shall be determined by plurality votes. Except as otherwise provided by law or in the Certificate of Incorporation or Bylaws, any other matter shall be determined by the vote of a majority of the shares that are voted with regard to it at a meeting where a valid quorum is present.

     SECTION 8. Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action taken has the written consent of the holders of shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. The Board of Directors shall manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or Bylaws. The Board of Directors shall consist of twenty-two (22) persons. Directors of the Exchange shall include: (1) a Chairman of the Board and a Vice Chairman of the Board, each of whom shall qualify and serve in accordance with the provisions of the Bylaws; (2) fifteen (15) persons ("Member Directors") who shall qualify and serve in accordance with the Certificate of Incorporation; and (3) five (5) persons ("Public Directors") who shall qualify and serve in accordance with the Certificate of Incorporation. The Board of Directors is vested with all powers necessary and proper for the government of the Exchange, the regulation and conduct of members and member firms and for the promotion of the welfare, objects and purposes of the Exchange. The Board shall have control over and management of, the property, business and finances of the Exchange. The Board may also adopt, rescind or interpret the Rules of the Exchange and impose such fees, charges, dues and assessments, all as it deems necessary and appropriate. Without limiting the generality of the foregoing, the Board shall have the following powers: (1) the Board may make such expenditures as it deems necessary for the best interests of the Exchange; (2) the Board may fix, from time to time, the fees or other compensation to members of the Board and to members of any committee for services rendered in performing these duties as such. The compensation for Public Directors may differ from the compensation for other Directors; (3) the Board shall have the power to take such action as may be necessary to effectuate any final order or decision of the Commodity Futures Trading Commission taken under authority of the Commodity Exchange Act and necessary to comply in all respects with any requirements applicable to the Corporation under the Act; and (4) the Board shall have the power to adopt arbitration rules for the settlement of claims, grievances, disputes and controversies. The Board may designate by resolution, from time to time, such committees as it may deem necessary or appropriate, and delegate to such committees the authority of the Board to the extent provided in these Bylaws or in such resolution, subject to any applicable provision of law.

     SECTION 2. Any or all of the Directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.

     SECTION 3. Newly-created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy, including a vacancy created by a newly-created directorship, shall serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified. In the event that a director is elected or appointed to fill a vacancy in the office of Vice Chairman, and provided that such Director's term would not have expired at the next annual meeting of stockholders, such Director may, if he does not choose to run for the office of Chairman or Vice Chairman, resume his position as Director upon the election and qualification of his successor as Vice Chairman. The decision not to run for Vice Chairman or Chairman, but to resume the position as Director, must be communicated to the Board of Directors no later than 8 weeks prior to the date of the annual meeting of stockholders. The failure to make such notification will be deemed a waiver of the right to resume the term as Member Director.

     SECTION 4. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

     SECTION 5. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

     SECTION 6. In connection with each meeting of stockholders, or action by written consent, involving the election of one or more Directors meeting the qualifications for Public Directors contained in the Certificate of Incorporation or Bylaws, the Board of Directors is authorized to nominate persons meeting such qualifications and to submit such nominees to the stockholders for their approval at the meeting of stockholders or as part of the consent solicitation.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 1. The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders. If the meeting is held at the place of the meeting of stockholders, then no notice of the meeting need be given to the newly-elected directors. If the first meeting is not held at that time and place, then it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors as set forth in Article VI.

     SECTION 2. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

     SECTION 3. Special meetings of the Board of Directors may be called by the Chairman of the Board, or in his absence, the Vice Chairman on at least one hour's notice to each director and shall be called by the Chairman on like notice at the written request of any five directors.

     SECTION 4. Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Article VI of these Bylaws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation or other provisions of these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

     SECTION 5. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these Bylaws, one-third of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of directors, then a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. One or more Directors may participate in a meeting of the Board by means of conference telephone or similar communication device. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

     SECTION 6. Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors is filed with the minutes of the Board of Directors.

     SECTION 7. The Board shall have the authority to make rules governing its own conduct and proceedings. In the absence of such rules, all meetings of the Board shall be conducted in accordance with the then current edition of Robert's Rules of Order.

                                   ARTICLE V

                                   COMMITTEES

     SECTION 1. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees. The Chairman of the Board shall be an ex-officio member of all committees. To the extent permitted by law, the Executive Committee shall have all the authority of the Board of Directors, except as the Board of Directors otherwise provides, and the other committees shall have such authority as the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

     SECTION 2. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

     SECTION 3. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

                                   ARTICLE VI

                                    NOTICES

     SECTION 1. Any notice to a stockholder shall be given personally or by mail. If mailed, then a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of stockholders.

     SECTION 2. Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; one business day after delivery to an overnight courier service; or on the third business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his business address, facsimile number or telex number or at such other address, facsimile number or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent.

     SECTION 3. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE VII

                                    OFFICERS

     SECTION 1. The officers of the Corporation shall be a President, a Secretary and a Treasurer. In addition, the stockholders shall designate one Director as Chairman of the Board and one Director as Vice Chairman of the Board. The Chairman and Vice Chairman of the Board shall be a member of New York Mercantile Exchange, Inc. and shall have been a member for at least one year prior to his election. The Board of Directors may elect one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable. Any two or more offices may be held by the same person. No officer except the Chairman of the Board, the Vice Chairman and the Treasurer need be a director of the Corporation. In the event of the death, resignation or vacancy of the Chairman, the Vice Chairman shall be the Chairman. In the event of the death, resignation or vacancy in the office of the Vice Chairman, the Board, by vote of a majority of the Directors then in office, shall elect a Vice Chairman from among the other Directors.

     SECTION 2. Each officer shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

     SECTION 3. Any officer may resign at any time by giving written notice to the Board of Directors or to the President. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. The compensation of officers shall be fixed by the Board of Directors or in such manner as it may provide.

     SECTION 5. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 6. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have general charge of the management of the business and affairs of the Corporation. The Vice Chairman shall preside over any meetings of the stockholders of the Board of Directors at which the Chairman is not present.

     SECTION 7. The officers of the Corporation, other than the Chairman of the Board, shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the Chairman of the Board, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

     SECTION 8. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                  ARTICLE VIII

                            CERTIFICATES FOR SHARES

     SECTION 1. The shares of stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary and bearing any legends as may be prescribed by the Certificate of Incorporation.

     SECTION 2. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue.

     SECTION 3. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

     SECTION 4. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment or authority of transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

     SECTION 5. The Board of Directors may fix a date as the record date for determination of the stockholders entitled (i) to notice of, or to vote at, any meeting of stockholders, (ii) to express consent to, or dissent from, corporate action in writing without a meeting, or (iii) to receive payment of any dividend or other distribution or allotment of any rights or to take or be the subject of any other action. The record date must be on or after the date on which the Board of Directors adopts the resolution fixing the record date and in the case of (i), above, must be not less than 10 nor more than 60 days before the date of the meeting, in the case of (ii), above, must be not more than 10 days after the date on which the Board of Directors fixes the record date, and in the case of
(iii), above, must be not more than 60 days prior to the proposed action. If no record date is fixed, then the record date will be as provided by law. A determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders that has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

     SECTION 6. The Corporation shall for all purposes be entitled to treat a person registered on its books, as the owner of shares, as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those

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shares, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to, or interest in, shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                                INDEMNIFICATION

     SECTION 1. Suits by Third Parties. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Derivative Suits. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

     SECTION 3. Indemnification as of Right. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     SECTION 4. Determination that Indemnification is Proper. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion or (3) by the stockholders.

     SECTION 5. Advance of Funds. Expenses incurred by an director, officer, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article.

     SECTION 6. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     SECTION 7. Insurance Premiums. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     SECTION 8. References to "Corporation." References in this Article to "the Corporation" will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 9. References to Certain Terms. For purposes of this Article, references to "other enterprises" will include employee benefit plans; references to "fines" will include

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any excise taxes assessed on a person with respect to an employee benefit plan;
references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 10. Successors and Assigns. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION 11. Actions Against the Exchange. Except as specifically permitted by applicable law, no person who is or was a director, officer, employee, agent, or member of any committee of the Exchange shall be indemnified in any way if such person has brought the action or proceeding against the Exchange, its directors, officers, employees, agents, or any committee of the Exchange.

     SECTION 12. Retroactive Effect. The provisions of this Article will be deemed retroactive and will include all acts of the directors, officers, employee or agent of the Corporation since the date of incorporation.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 1. The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation, the words "CORPORATE SEAL DELAWARE," and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

     SECTION 2. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                                   ARTICLE XI

                                   AMENDMENTS

     SECTION 1. Amendment of Bylaws. Any Bylaw may be amended or deleted by the Board with the approval of the stockholders. After approval by the Board by a vote of two-thirds of the entire Board at any regular or special meeting thereof, a proposed Bylaw, amendment or deletion of the Bylaw shall be voted upon by the stockholders at any meeting of the stockholders. The proposed Bylaw, amendment or deletion shall be adopted by the affirmative vote of a majority of the stockholders. Notice of the proposed Bylaw, amendment or deletion must be given in accordance with Article VI and shall specifically set forth the entire Bylaw, amendment, or deletion proposed.

                                                                         ANNEX E

                          CERTIFICATE OF INCORPORATION

                                       OF

                       NEW YORK MERCANTILE EXCHANGE, INC.

     FIRST: The name of the corporation is New York Mercantile Exchange, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the state of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297. The name of the registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     FOURTH: The Corporation shall not have the authority to issue capital stock. The membership interests that the Corporation shall have authority to issue initially shall consist of Class A memberships and a Class B membership. The Class B membership initially shall be held by NYMEX Holdings, Inc., a Delaware stock corporation ("NYMEX Holdings"). The holders of Class A memberships are sometimes hereinafter referred to as "Class A members" and the holder of the Class B membership is sometimes hereinafter referred to as the "Class B member." The Board of Directors of the Corporation shall have the authority to create additional classes of memberships with such rights and limitations as the Board determines; provided, however, that no such additional class of membership, other than the Class B membership, shall have voting or other rights equal to or greater than the Class A memberships. Except to the extent provided in this Certificate of Incorporation, the conditions of membership in the Corporation shall be as set forth in the bylaws of the Corporation.

     FIFTH: Until such time as the certificate of incorporation of NYMEX Holdings is amended to eliminate the restrictions on transfer contained in paragraph (b) of Article FIFTH thereof, Class A memberships shall be transferable only together with shares of common stock of NYMEX Holdings ("NYMEX Holdings Common Stock"). Accordingly, until that time: (i) the Class A memberships shall not be transferable, and shall not be transferred on the books of the Corporation, unless a simultaneous transfer is made by the same transferor to the same transferee of a number of shares of NYMEX Holdings Common Stock equal to the number of Class A memberships being transferred; (ii) each Certificate evidencing ownership of shares of NYMEX Holdings Common Stock shall be deemed to evidence the same number of Class A memberships; and (iii) any attempted or purported transfer in violation of the provisions of this Article FIFTH shall be void. For purposes of the restrictions on transfer contained in this Article FIFTH, the term "transfer" shall be deemed not to include a lease of a member's trading privileges made in accordance with the bylaws and rules of the Corporation.

     SIXTH: The terms, conditions, preferences and rights of the Class A memberships and the Class B membership shall be as set forth in the bylaws of the Corporation; provided, however, that:

          (a) Except as set forth in Article EIGHTH, the Class A members shall have no voting rights;

          (b) Except as set forth in Article EIGHTH, the Class B member exclusively shall exercise full voting rights with respect to any matter on which members are permitted to vote by Delaware law, this Certificate of Incorporation or the bylaws of the Corporation; and

          (c) The Class A members shall have no interest in the profits of the Corporation. The Class B member exclusively shall be entitled to all dividends and other distributions of any type (including upon liquidation) made by the Corporation.

     SEVENTH: So long as the provisions of paragraph (a) of Article SIXTH remain in effect, (i) it shall be a qualification for each director of the Corporation that such director is also a director of NYMEX Holdings; (ii) the Class B member shall elect any person who becomes a director of NYMEX Holdings as a director of the Corporation; (iii) the Class B member shall designate the Chairman and Vice Chairman of NYMEX Holdings to also serve as the Chairman and Vice Chairman of the Corporation and (iv) any director of the Corporation who ceases to be a director of NYMEX Holdings shall immediately cease to be a director of the Corporation.

     EIGHTH: The board of directors shall not adopt, amend or delete any bylaw without the approval of the memberships of the Corporation in the manner provided by the bylaws of the Corporation.

     NINTH: No director will have any personal liability to the Corporation or its members for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as amended or (iv) for any transaction from which the director obtained an improper personal benefit.

     TENTH: Directors shall not be required to be elected by written ballot.

                                       E-2
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                                                                         ANNEX F

                       NEW YORK MERCANTILE EXCHANGE, INC.
                                     BYLAWS

                                   ARTICLE 1

                                   MEMBERSHIP

     SEC. 100. Classes of Membership; Number of Memberships; Additional Classes of Memberships

     (A) Membership shall consist of the following two classes:

          (1) Class A, and

          (2) Class B.

     (B) The number of Class A Memberships is limited to 816 and the number of Class B Memberships is limited to one.

     (C) The Board may create additional classes of members with such rights and limitations as the Board determines, provided however, that no such additional class of Membership, other than the Class B Membership, shall have voting or other rights equal to or greater than the Class A Memberships.

     SEC. 101. Eligibility Criteria and Procedures

     (A) The Board may adopt, from time to time, Rules relating to criteria for eligibility for membership and procedures for becoming a member and any requirements or procedures for the acquisition or transfer of a membership as it may determine.

     (B) The Board may adopt, from time to time, Rules relating to eligibility and application procedures for Floor Members as it shall determine.

     SEC. 102. Financial Standards

     (A) The Board may adopt, from time to time, Rules relating to financial standards applicable to Class A Members and Member Firms as a condition to becoming a Class A Member and continuing as a Class A Member. Such financial standards may differ among different categories of membership as determined by the Board in its discretion.

     (B) Any Class A Member who is registered with the Commission shall comply with such rules and regulations as the Commission adopts relating to financial requirements.

     SEC. 103. Dues

     The annual dues of Class A Members shall be fixed by the Board at any meeting of the Board and are payable at such time as the Board may determine. The Board may waive the payment of dues by all Class A Members or by individual Class A Members as it shall determine. Dues are payable by the Class A Member in whose name a membership is registered.

     SEC. 104. Assessments

     From time to time the Board may levy such assessments as it determines to be necessary. All assessments are due and payable at such time as the Board may determine. All assessments are payable by the Member in whose name the membership is registered.

     SEC. 105. Fees

     From time to time the Board may establish fees, in such amounts as it determines, on contracts traded on the Exchange.

     SEC. 106. Failure to Pay Dues, Assessments and Fees

     (A) If a Class A Member fails to pay any dues, assessments or fees when due and such failure is not cured within 30 days after written notice to the Class A Member by the Exchange that such dues, assessments or fees are due, then such Class A Member shall be suspended automatically from all rights and privileges of membership. Such suspension shall continue in effect until the failure is cured. The Executive Committee, upon written application received prior to the expiration of such period, may extend the 30 day period, in its sole discretion.

     (B) If a Class A Member who is suspended under subsection (A) of this
Section 106 fails to pay any dues, assessments or fees within 30 days of the suspension, then the Class A Member shall be expelled from membership. The Board or the Executive Committee, upon written application received prior to the expiration of such 30 day period, and for good cause, may extend the 30 day period.

     (C) Any Class A Member who fails to pay any dues, assessments or fees after written notice to the Class A Member that such dues, assessments or fees are payable, shall pay a penalty, in addition to the sanctions imposed by this
Section 106, as fixed from time to time by the Board but not less than 20% of the amount due.

     SEC. 107. Notice of Dues and Assessments

     (A) Notice of all dues and assessments shall be published by the Exchange and shall be given personally by delivery to a postal box located on the Exchange premises or by first class mail, postage prepaid and addressed to the Class A Member at the address such Class A Member has filed with the Exchange. Notice, when mailed in accordance with this Section 107, shall be effective when mailed.

     (B) Non-receipt of the notice shall not operate to relieve the Class A Member from payment, to extend the time for payment or to relieve any Class A Member from the imposition of penalties for failing to pay dues and assessments.

     SEC. 108. Effect of Suspension or Expulsion of Membership

     (A) A Class A Member or Member Firm whose rights and privileges of membership have been suspended shall continue to be:

          (1) subject to the Bylaws and Rules of the Exchange;

          (2) liable for all dues, assessments, fees and fines imposed by the Exchange; and

          (3) obligated to the Exchange and to its Members for all contracts, obligations and liabilities entered into or incurred before, during and after such suspension.

     (B) A Class A Member or Member Firm who has been expelled from the rights and privileges of membership shall continue to be:

          (1) subject to the disciplinary and arbitration rules of the Exchange;

          (2) liable for all dues, assessments, fees and fines imposed by the Exchange prior to such expulsion; and

          (3) obligated to the Exchange and its Members for all contracts, obligations, liabilities, fines and penalties entered into or incurred prior to or after such expulsion.

     SEC. 109. Transfer of Membership

     Membership in the Exchange is a personal privilege, only transferable pursuant to the terms and conditions established by the Bylaws, Rules and Charter. No Member may transfer a membership when the Member or the Member Firm upon which such Member has conferred such membership privileges is the subject of any disciplinary proceeding or investigation by the Exchange under the Bylaws or Rules.

     A Member who is the subject of any disciplinary proceeding or investigation by the Exchange may transfer a membership pursuant to the terms and conditions established by the Bylaws, Rules and Charter notwithstanding that such Member or the Member Firm upon which such Member conferred such membership privileges is the subject of any investigation by the Exchange, if the Member or Member Firm submits a written agreement, acceptable to the Board, by which the Member or Member Firm submits to the continuing jurisdiction of the Exchange.

     SEC. 110. Disclosure of Information

     The Exchange shall not disclose to any person any information regarding the financial condition of a Class A Member or Member Firm or the transactions or positions of any Class A Member or Member Firm or any person except:

          (1) to any committee, officer, director, employee or agent of the Exchange authorized to receive such information within the scope of its or such person's duties;

          (2) to any duly authorized representative of the Commission requesting such information or to any duly authorized representative of any other regulatory or self-regulatory organization with which the Exchange, as approved by the Board, has entered into an information sharing agreement;

          (3) as required by law;

          (4) when the Class A Member or Member Firm requests or consents to such disclosure; or

          (5) that the Exchange may release such information in connection with any litigation involving the Exchange when, in the opinion of the Exchange, the information is relevant or the release of the information is necessary and appropriate to the conduct of such litigation.

     SEC. 150. Establishment of Associate Membership

     There is hereby established a category of associate members known as "Commercial Associate Members" whose election to membership and whose rights, privileges and obligations shall be as set forth in Sections 150 through 155.

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

     SEC. 151. Number of Commercial Associate Memberships

     The number of Commercial Associate Members shall be limited to 28.

     SEC. 152. Election

     Any person who was a member in good standing of International Commercial Exchange, Inc. may be qualified as a Commercial Associate Member of the Exchange by complying with the following provisions:

          (a) he shall have filed an application for membership as a Commercial Associate Member in the form prescribed by the Exchange on or before December 31, 1973; and

          (b) the application shall have been accompanied by a statement of the President or a Vice President of International Commercial Exchange, Inc. that the applicant was a member in good standing of said Exchange and that his application was approved.

     SEC. 153. Obligations of Commercial Associate Members

     A Commercial Associate Member shall be subject to all of the provisions of the Bylaws and Rules of the Exchange applicable to Members including, without limitation, the obligations for dues, assessments and fines, except the following:

          (a) those that are not applicable to the nature of his membership such as the provisions respecting compliance with requirements for election to membership, provisions for transfer of membership and the like; and

          (b) those that are inconsistent with the provisions of Sections 150 through 155.

     SEC. 154. Rights and Privileges of Commercial Associate Members

     A Commercial Associate Member shall have the following rights and privileges:

          (a) the right to confer the membership privileges on a partnership or corporation in accordance with such rules as may be established for that purpose;

          (b) the right to act as a floor trader in transactions in all contracts traded on the Exchange only for his own account; and

          (c) the right to act as a floor broker only in transactions in contracts designated as "Commercial Associate Contracts."

     SEC. 155. Limitations of Rights of Commercial Associate Members

     Notwithstanding any other provision of Sections 150 through 155 and the subdivisions thereunder, a Commercial Associate Member shall not have any of the following rights or privileges:

          (a) to transfer his membership voluntarily (nor shall any such membership be transferred by operation of law);

          (b) to vote;

          (c) to trade on the floor of the Exchange except as specified in
     Section 154;

          (d) to clear contracts or to confer the right to become a Clearing Member on a partnership or a corporation;

          (e) to participate in the distribution of any assets of the Exchange; and

          (f) to become a member of the Board of Governors.

                                   ARTICLE 2

                              MEETINGS OF MEMBERS

     SEC. 200. Time and Place of Meetings of Members

     All meetings of Members shall be held at such place within or without the State of New York and at such time as the Board shall designate.

     SEC. 201. Annual Meeting of Members

     The Members shall hold an annual meeting at the offices of the Exchange on the third Tuesday in March of each year to elect directors of the Exchange in accordance with the Bylaws and to transact such other business as may come before the meeting. If such day is not a business day, then the annual meeting shall be held on the next succeeding business day.

     SEC. 202. Special Meetings of Members

     (A) Special meetings of Members may be called by the Board or by the Chairman in their discretion.

     (B) A special meeting shall be called by the Chairman or by the Secretary upon receipt by the Chairman or by the Secretary of a written demand of a majority of the Board or of Members entitled to cast 10% of the total number of votes entitled to be cast at such meeting. Any such written demand shall specify the purpose of such special meeting and the special meeting so called shall be limited to the purpose so set forth. The written demand shall also specify the date of such special meeting that shall be a business day not less than 60 nor more than 90 days from the date of such written demands.

     SEC. 203. Notice of Meeting

     (A) Notice of the annual meeting of Members shall state the place, date and time of such meeting.

     (B) Notice of any special meeting of Members shall state the place, date and time of such special meeting, the purposes for which such meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the special meeting.

     (C) The Secretary shall issue all notices of meetings of Members.

     (D) A copy of Notice of any meeting of Members shall be given personally or by delivery to a postal box located on the Exchange premises or by first class mail, postage prepaid and addressed to each Member at his address as it appears in the records of the Exchange. Notice of a meeting, when mailed in accordance with this Section 203(D), shall be effective when mailed. Notice of any meeting of Members shall be given not less than 10 nor more than 50 days prior to the date of the meeting.

     SEC. 204. Quorum of Members

     One hundred fifty Members, whether present in person or by proxy, shall constitute a quorum for the transaction of any business at any meeting of Members. A majority of the Members present may adjourn a meeting despite the absence of a quorum.

     SEC. 205. Voting

     (A) Each Member shall be entitled to one vote for each Membership owned of record by such Member on all matters with regard to which Members are entitled to vote, as set forth in the Charter. On all matters as to which all Members are entitled to vote, the Members shall vote together as a single class. Notwithstanding the foregoing, no Member shall be entitled to vote on any matter while any dues, assessments, fees or fines remain unpaid or during any period of suspension.

     (B) Member Directors, the Chairman and the Vice Chairman shall be elected by a plurality of votes cast at a meeting of Members. To the extent permitted by law, any action of the Exchange taken by a vote of the Members requires a vote of a majority of the votes cast at a meeting of Members by the Members entitled to vote thereon. Blank ballots or abstentions shall not be counted in the number of votes cast.

     (C) In order that the Exchange may determine the members entitled to notice of or to vote at any meeting of members or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than fifty nor less than ten days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining members entitled to notice of or to vote at a meeting of members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SEC. 206. Proxies

     (A) A Member entitled to vote at a meeting of Members may authorize another Member to act for him by proxy.

     (B) Every proxy must be in writing and signed by the Member.

     (C) The Board may establish, from time to time, such terms and conditions as it deems appropriate to regulate voting by proxy.

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

                                   ARTICLE 3

                         GOVERNMENT AND ADMINISTRATION

     SEC. 300. Composition of Board

     (A) The governance of the Exchange shall be vested in a Board of Directors, which shall consist of 22 persons. Directors of the Exchange shall include:

          (1) a Chairman of the Board and a Vice Chairman of the Board;

          (2) 15 directors who are Members ("Member Directors"); and

          (3) 5 persons ("Public Directors") who are not Members or employees of the Exchange and who qualify and serve in accordance with the Certificate of Incorporation of NYMEX Holdings, Inc.

     SEC. 301. Powers of the Board

     (A) The Exchange shall be managed by a Board of Directors, which is vested with all powers necessary and proper for the government of the Exchange, the regulation and conduct of Members and Member Firms, and for the promotion of the welfare, objects and purposes of the Exchange. The Board shall have control over and management of, the property, business and finances of the Exchange. The Board may also adopt, amend, rescind or interpret the Rules of the Exchange and impose such fees, charges, dues and assessments, all as it deems necessary and appropriate.

     (B) Without limiting the generality of the foregoing, the Board shall have the following powers:

          (1) the Board may make such expenditures as it deems necessary for the best interests of the Exchange;

          (2) the Board may fix, from time to time, the fees or other compensation to members of the Board and to members of any committee for services rendered in performing these duties as such. The compensation for Public Directors may differ from the compensation for other Directors;

          (3) the Board shall have the power to take such action as may be necessary to effectuate any final order or decision of the Commission taken under authority of the Act and necessary to comply in all respects with any requirements applicable to the Exchange under such Act; and

          (4) the Board shall have the power to adopt arbitration rules for the settlement of claims, grievances, disputes and controversies.

     (C) The Board may designate by resolution, from time to time, such committees as it may deem necessary or appropriate, and delegate to such committees the authority of the Board to the extent provided in these Bylaws or in such resolution, subject to any applicable provision of law.

     SEC. 302. Chairman of the Board of Directors

     (A) The Chairman shall be designated as Chairman by the Class B Member from among the elected members of the Board to serve until his successor is elected and

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qualified. The Chairman shall be a member at the time of his nomination and shall have been a Member for at least one year prior to his nomination.

     (B) The Chairman shall be the chief executive officer of the Exchange and shall preside at all meetings of the Members and of the Board. He may appoint such experts and professional advisors as he deems appropriate.

     (C) The Chairman shall be an ex-officio member of all Committees.

     (D) The Chairman shall have such authority and perform such duties as are incident to his office. He shall present any reports of the Board at meetings of Members. Whenever he deems it appropriate, the Chairman may communicate to the Board or to the Members any ideas and suggestions that tend, in his opinion, to promote the welfare and usefulness of the Exchange. The Chairman shall have a vote on all questions at all meetings of the Board or of the Members.

     SEC. 303. Vice Chairman of the Board of Directors

     (A) The Vice Chairman shall be designated as Vice Chairman by the Class B Member from among the elected members of the Board to serve until his successor is elected and qualified. The Vice Chairman shall be a member at the time of his nomination and shall have been a Member for at least one year prior to his nomination.

     (B) If the Chairman is absent or unable to perform his duties, then the Vice Chairman shall exercise and shall perform the duties of the Chairman. If both the Chairman and the Vice Chairman are absent or unable to perform the duties of Chairman, then the Treasurer shall exercise and perform the duties of the Chairman. If the Chairman, Vice Chairman and Treasurer are all absent or unable to perform the duties of Chairman, then a quorum of the Board, by majority vote, may chose an Acting Chairman from the remaining Directors.

     SEC. 304. Resignation and Removal of Directors

     (A) Any Director, other than the Chairman of the Board, may resign at any time by tendering written notice of his resignation to the Chairman of the Board. The Chairman of the Board may resign at any time by tendering written notice of his resignation to a quorum of the Board. Any resignation under this Bylaw, unless conditioned on acceptance, will be effective on the date stated in the notice or, if no date is stated, on the date given.

     (B) In the event of the refusal, failure, neglect or inability of a Director, other than the Chairman or the Vice Chairman, to discharge his duties, or for any cause adversely affecting the best interests of the Exchange, or if a Director, other than the Chairman or Vice Chairman, shall absent himself from three successive regular or special meetings and fail to justify such absences to the satisfaction of the Board, then the Class B member shall have the power to remove such Director.

     (C) In the event of the refusal, failure, neglect or inability of the Chairman or the Vice Chairman to discharge his duties, or for any cause adversely affecting the best interests of the Exchange, or if the Chairman or the Vice Chairman shall absent himself from three successive regular or special meetings and fail to justify such absences to the satisfaction of the Board, then the Board shall have the power to suspend the powers of such Chairman or Vice Chairman arising from his designation as such by an affirmative vote of the Directors provided there is a quorum of not less than a majority present at the meeting (regular or special) at which such action is taken. If the Board suspends a

                                       F-8
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Chairman or Vice Chairman pursuant to this Section 307(C), then it shall call a special meeting of Members to be held within 30 days of such suspension, to vote on the removal or the termination of the suspension of the powers of such Chairman or Vice Chairman.

     SEC. 305. Filling of Vacancies

     (A) In the event there is a vacancy among the Directors caused by the death, removal or resignation of a Director, such vacancy shall be filled by a vote of the Class B Member.

     (B) A Director appointed to fill a vacancy under this Bylaw, shall hold office until the next annual meeting of Members and until his successor is elected or appointed and qualified. Such successor, and any person elected to fill an unfilled vacancy or to replace a Director resigning, shall be elected for a term of such length as would have remained in the term of the Director whose death, removal or resignation had caused the vacancy. If no time would have remained in such term, then such successor shall be elected for a full term.

     (C) In the event of the death, resignation or vacancy of the Chairman, the Vice Chairman shall be the Chairman.

     (D) In the event of the death, resignation or vacancy in the office of the Vice Chairman, the Board, by vote of a majority of the Directors then in office, shall elect a Vice Chairman from among the other Directors.

     (E) A Chairman or a Vice Chairman appointed or elected pursuant to this
Section 305 shall hold office until the next annual meeting of Members and until his successor is elected and qualified. Such successor shall be elected for a term of such length as would have remained in the term of the Chairman or Vice Chairman whose death, removal or resignation had caused the vacancy. If no time would have remained in such term, then such successor shall be elected for a full term.

     SEC. 306. Meetings of the Board

     (A) Regular meetings of the Board shall be held monthly on such date and at such time and place as fixed by the Board.

     (B) The Chairman may call a special meeting of the Board whenever he deems necessary. The Chairman shall call a special meeting when a written demand of not less than five Directors is received.

     (C) Notice of a meeting may be given in writing, by telephone or by other means of communication and shall be effective when so given. No special meeting may be called on notice of less than one hour. Notice of any meeting may be waived by a Director in writing or by his attendance at a meeting without protest of the lack of notice to him either before, or at the commencement of, the meeting.

     (D) Notice of a regular meeting need not specify the purpose of any meeting.

     (E) Notice of a special meeting shall specify the purpose of such meeting.

     SEC. 307. Quorum

     One-third of the entire Board of Directors shall constitute a quorum. A majority of Directors present, whether or not a quorum exists, may adjourn any meeting to another

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

time or place. Unless specifically provided otherwise in the Bylaws or any applicable law, any action taken by a vote of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board.

     SEC. 308. Action by Consent

     Any action required or permitted to be taken by the Board may be taken without a meeting if all of the Directors consent in writing to the adoption of a resolution authorizing such action. The resolution and the written consents of the Directors shall be filed with the minutes of the proceedings of the Board.

     SEC. 309. Telephone Participation

     One or more Directors may participate in a meeting of the Board by means of conference telephone or similar communications devices allowing all persons participating at the meeting to hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     SEC. 310. Procedure for Election of Directors

     In order to be eligible for election as the Chairman, Vice Chairman or a Member Director, a Member must be nominated by written petition of the membership in accordance with the Rules of the Exchange.

     SEC. 311. Rules of Order

     The Board shall have the authority to make rules governing its own conduct and proceedings. In the absence of such rules, all meetings of the Board shall be conducted in accordance with the then current edition of Robert's Rules of Order.

     SEC. 350. Officers

     The Board shall appoint a President, a Secretary and a Treasurer. The Board may appoint one or more Vice Presidents, and may classify such Vice Presidents, and may appoint such other officers as the Board may determine. Any officer appointed under this Section may be removed by the Board, with or without cause. Any person may hold two or more offices, except the offices of Chairman of the Board, Vice Chairman of the Board, President, Secretary and Treasurer.

     SEC. 351. President

     (A) The President shall be the chief administrative officer of the Exchange, responsible to the Board for the management and administration of all Exchange activities. He shall not engage in any other business during his incumbency, nor shall he trade, directly or indirectly, for his own account or for the account of anyone else, in any commodity futures or options contract. He shall, by his acceptance of the office of President, be obliged to uphold the Charter, Bylaws, Rules and Regulations of the Exchange. He shall attend all meetings of the Board and may attend, in person or by representative, all committee meetings. He may be called upon for information or advice at such Board and committee meetings, but he shall not have the right to vote at any meeting of the Board or of any committees. He shall engage such employees as he may determine are required for the efficient management and operation of the Exchange and shall fix the duties, responsibilities and terms and conditions of their employment; provided, however, that the President shall not enter into any contracts of employment on behalf of the Exchange unless authorized to do so by the Board.

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

     (B) In addition to all other powers and duties set forth in the Bylaws and Rules, the President shall perform all functions delegated to him by the Board or by the Chairman of the Board and shall facilitate the activities of Exchange committees.

     (C) The duties of the President may be performed by a Vice President or by other persons designated by the Chairman of the Board or by the President.

     (D) The President shall make an annual report to the Board that shall analyze the effectiveness of the Exchange's Compliance and Disciplinary Program. Such report shall include the following:

          (1) Compliance and Disciplinary Program expenditures relative to the volume of trading in each contract;

          (2) description of compliance staff size, organization, duties, and responsibilities, investigations commenced and completed, disciplinary actions commenced and completed and other activities;

          (3) description of the actions of Exchange Disciplinary Committee;
     and,

          (4) recommendations for any Bylaw, Rule, procedure, staff or operating changes. The President's report shall become a permanent part of the Exchange's compliance records and shall be presented to the Board and any Exchange committee responsible for the Compliance budget and expenditures.

     SEC. 352. Executive Vice President

     The Vice President, who is designated Executive Vice President, shall have such duties and authority as provided in the Bylaws, Rules or by the Board. If the President is absent or unable to perform his duties, then the Executive Vice President shall perform the duties of the President. Subject to the approval of the Board, the Executive Vice President may delegate all or any part of his authority to others.

     SEC. 353. Vice Presidents

     Each Vice President shall have the authority and shall perform such duties as provided in the Bylaws, Rules or by the Board. If the President and Executive Vice President are absent or unable to perform their duties, then such Vice President as determined by the President, the Executive Vice President or the Chairman shall perform the duties of the President. Subject to the approval of the Board, any Vice President may delegate all or any part of his authority to others.

     SEC. 354. Secretary; Assistant Secretary

     The Secretary and any Assistant Secretary shall attend all meetings of the Board and of Members and keep an official record of the proceedings; give notice of meetings of Members or of the Board as provided in the Bylaws and Rules or as required by law; give all other notices required to be given; be the custodian of the books, records and corporate seal of the Exchange and attest, on behalf of the Exchange all contracts and other documents requiring authentication; and shall have such other authority and perform such other duties as provided in the Bylaws and Rules or by the Board. Subject to the approval of the Board, the Secretary may delegate to others all or any part of his authority.

     SEC. 355. Treasurer

     The Treasurer, who shall be a Member Director, shall be the chief financial officer of the Exchange and shall be responsible to the Board for proper accounting and reporting of the funds of the Exchange. The Treasurer shall be the Chairman of the Finance Committee.

     SEC. 356. Assistant Treasurer

     Any Assistant Treasurer shall have such authority and perform such duties as prescribed by the Bylaws and Rules, the Board, the President or the Treasurer.

     SEC. 360. Indemnification of Directors, Officers and Employees

     (A) The Exchange shall indemnify to the maximum extent provided by law including, but not limited to, indemnification for judgments, fines, amounts paid in settlement, and reasonable expenses, including attorney's fees, any person made or threatened to be made a party to any action or proceeding, whether civil, criminal or administrative, by reason of the fact that such person, such person's testator or intestate is or was an officer, director, employee, member of any committee of the Exchange or served at the request of the Exchange in any capacity with any other corporation, any partnership, joint venture, trust, employee benefit plan, or other enterprise, provided that such person did not act in bad faith, and provided that in criminal actions or proceedings, in addition, such person had no reasonable cause to believe that his conduct was unlawful.

     (B) Except as specifically permitted by applicable law, no person who is or was an officer, director, employee, member of any committee of the Exchange shall be indemnified in any way if such person has brought the action or proceeding against the Exchange, its officers, directors, employees or any committee of the Exchange.

                                   ARTICLE 4

                                   COMMITTEES

     SEC. 400. Committee Designation

     (A) The Exchange shall have such Standing Committees, Special Committees and Regular Committees as are provided in the Bylaws or Rules. The Chairman of the Board may appoint, with the consent of the Board, Regular Committees in addition to those named in the Bylaws or Rules.

     (B) The Chairman of the Board shall appoint, with the approval of the Board, the following Regular Committees: an Adjudication Committee, an Appeals Committee, an Arbitration Committee, a Business Conduct Committee, a Bylaws Committee, a Control Committee, a Finance Committee, a Floor Committee and a Membership Committee.

     SEC. 401. Executive Committee

     (A) The Board shall appoint an Executive Committee that shall be a Standing Committee and shall consist of the Chairman of the Board, the Vice Chairman of the Board, the Treasurer, if he is a director, and two additional Directors appointed by the Board at its first meeting after the annual meeting of Members. The Chairman of the Board shall be the Chairman of the Executive Committee and the Vice Chairman of the Board shall be the Vice Chairman of the Executive Committee. If the Treasurer is not a

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

Director, he shall be authorized and entitled to attend all meetings and to provide advice to the Committee.

     (B) The Executive Committee shall have and may exercise the authority of the Board. The Executive Committee shall have the power to perform other duties as are specified by the Board or as are provided in the Bylaws and Rules.

     (C) Any action taken by the Executive Committee shall be submitted to the Board at its next meeting for ratification. Except to the extent that the rights of third parties acquired by such action may be impaired, the Board may amend or rescind any such action.

     SEC. 402. Powers of Committees

     (A) A Standing Committee shall have the authority of the Board to the extent provided in the Bylaws, Rules or any resolutions of the Board and subject to applicable provisions of law.

     (B) A Special Committee shall have only the powers specifically delegated to it by the Board and shall not have any powers that a Standing Committee may not exercise under applicable provisions of law.

     (C) A Regular Committee shall have such powers as may be delegated to it in the Bylaws or Rules or by the Board; provided, however, that such powers shall in no case exceed the powers that the Board might delegate lawfully to an officer of the Exchange.

     (D) All Committees shall have all powers necessary incident to the discharge of their duties.

     SEC. 403. Composition of Committees

     (A) A Standing Committee shall consist of at least three members, all of whom shall be Directors. The Board, by resolution adopted by a majority of the entire Board, may designate Standing Committees from among its members.

     (B) A Special Committee shall consist of as many members of the Board as the Chairman of the Board, with the consent of the Board, shall appoint. All members of a Special Committee shall be members of the Board.

     (C) A Regular Committee shall be composed of such persons as the Chairman of the Board with the consent of the Board shall appoint or as the Class B Member may elect as provided in the Bylaws or Rules.

     (D) Except as otherwise provided in the Bylaws or Rules, the Chairman of the Board shall appoint a Chairman of each committee and may appoint such Vice Chairmen as he deems desirable.

     SEC. 404. Term of Committees

     Unless otherwise specifically provided in the Bylaws or Rules, members of any committee shall hold office until the first meeting of the Board following the annual meeting of Members and until their successors are appointed.

     SEC. 405. Removal, Resignation and Vacancies

     (A) Members of Committees hold office subject to the pleasure of the Board. A member of a Committee elected or appointed by the Board may be removed with or without cause.

     (B) A member of a Committee or of any subcommittee may resign at any time by tendering written notice of his resignation to the Chairman of the Board. Unless contingent upon acceptance, such resignation will be effective on the date specified, or if no date is specified, on the date tendered. A member of a Standing or Special Committee shall cease to be a committee member upon the termination of his membership on the Board.

     (C) The Chairman of the Board may remove with the consent of the Board, with or without cause, any Chairman, Vice Chairman or any member of a committee whom he has appointed.

     (D) In the event there is a vacancy on a Standing Committee, the Board may fill such vacancy. In the event there is a vacancy on a Special Committee or a Regular Committee, the Chairman of the Board, with the consent of the Board, may fill such vacancy.

     SEC. 406. Meetings of Committees

     (A) Unless otherwise specifically provided in the Rules, regular meetings of committees and subcommittees shall be held on such date and at such time as the committee or subcommittee shall determine.

     (B) The chairman of any committee or any subcommittee shall have the authority to call a special meeting of such committee or subcommittee to be held on such date and at such time as the chairman shall determine.

     (C) Notice of all meetings of committees and subcommittees may be in writing, by telephone, or by other means of communication. Such notice shall be made not less than one hour before such meeting.

     (D) Any action required or permitted to be taken by a committee or subcommittee may be taken without a meeting if all the members of the committee or subcommittee consent in writing to the adoption of a resolution authorizing such action.

     (E) Any one or more members of a committee or subcommittee may participate in a meeting by means of a conference telephone or similar communications device allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SEC. 407. Quorum; Vote

     (A) Unless otherwise specifically provided in the Bylaws or Rules, one-third of the members of a committee or any subcommittee shall constitute a quorum for the transaction of business.

     (B) Unless otherwise specifically provided in the Bylaws or Rules, any action taken by a majority of members of a committee or subcommittee present at a meeting at which a quorum is present shall be a valid action of the committee or subcommittee.

     SEC. 408. Subcommittees Authorized

     The Board may designate, at any time, from its members, a subcommittee, or subcommittees, as it may deem necessary or appropriate. Each subcommittee shall have all of the authority of the committee to the extent provided in such designation, in the Bylaws or in the Rules subject to any applicable provision of Law.

     SEC. 409. Alternates

     (A) The Board may designate one or more Directors as alternate members of any standing committee.

     (B) The Chairman of the Board may designate one or more Directors as alternate members of any special committee.

     (C) The Chairman, with the consent of the Board, may designate one or more persons as alternate members of a regular committee.

     (D) Any alternate or alternate committee member appointed or elected pursuant to this Section 409 may replace one or more absent members of any such committee.

                                   ARTICLE 5

                         AMENDMENTS TO BYLAWS AND RULES

     SEC. 500. Amendment of Bylaws

     (A) Any Bylaw may be adopted, amended or deleted by the Board with the approval of the Memberships. After approval by the Board by a vote of two-thirds of the entire Board at any regular or special meeting thereof, a proposed Bylaw, amendment or deletion of the Bylaws shall be voted upon by the Memberships at any meeting of Members. The proposed Bylaws, amendment or deletion shall be adopted by the affirmative vote of a majority of the Memberships, voting together as a single class, at such meeting. Notice of the proposed Bylaw, amendment or deletion must be given in accordance with Section 203 and shall specifically set forth the entire Bylaw, amendment or deletion proposed.

     SEC. 501. Amendment of Rules

     Any Rule may be added, amended or deleted by a vote of a majority of the entire Board.

     SEC. 502. Amendments Affecting Existing Contracts

     Unless provided to the contrary in the Bylaws or Rules or in the resolution adopting an amendment, or deletion of the Bylaws or Rules, any amendment or deletion of the Bylaws or of the Rules that relates to contracts traded on the Exchange shall be binding on contracts entered into before and after such amendment or deletion. Unless provided to the contrary in a resolution adopting an amendment, or deletion that affects the amount of money to be paid, or grade, quality or quantity of merchandise to be received, under any contract shall be effective only with respect to the delivery month immediately following the last delivery month in which there is an open position on the date such amendment or deletion becomes effective.

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

     SEC. 503. Effective Date of Amendments

     All Bylaws, Rules and amendments thereto are effective and binding on Members and shall govern all matters to which they are applicable ten days following receipt of prior approval from the Commission or following receipt of notification that such prior approval is unnecessary or at such date as is fixed by the Board.

     SEC. 504. Technical Amendments

     The Board, by majority vote at any meeting, may change the numbers and captions of the Bylaws and Rules or amend the Bylaws and Rules to correct references to Bylaws, Rules, statutes, regulations or to correct typographical errors of similar matters. The Board may make such changes effective immediately.

                                   ARTICLE 6

                              CLEARING DEPARTMENT

     SEC. 600. Purpose

     All contracts for the purchase and sale of commodities for future delivery, and all options contracts, made in accordance with the Bylaws and Rules of the Exchange, shall be cleared through the Clearing Department of the Exchange or a Clearing facility designated by the Board.

     SEC. 601. Qualifications

     The Clearing Department or a facility designated by the Board shall prescribe the qualifications of its own members. No person shall be eligible to clear Exchange contracts who is not a Member or Member Firm of the Exchange.

     SEC. 602. Principle of Substitution

     When a contract in commodities is cleared through the Clearing Department, the Clearing Department shall be deemed substituted as Seller to the Buyer, and as Buyer to the Seller, and thereupon shall have all the rights and be subject to all the liabilities of the Buyer and Seller with respect to such contract.

                                   ARTICLE 7

                                  EMERGENCIES

     SEC. 700. Definitions

     As used in this Article 7 of the Bylaws:

     (A) The term "emergency" shall mean any occurrence, circumstance or event as defined by the Commission in accordance with the applicable provisions of the Act that in the opinion of the Board requires immediate action and threatens or may threaten such things as the fair and orderly trading or liquidation of any commodity futures or options contract traded on the Exchange. Occurrences, circumstances or events that the Board may deem emergencies are limited to:

          (1) any manipulative activity or attempted manipulative activity;

          (2) any actual, attempted or threatened corner, squeeze, congestion or undue concentration of positions;

          (3) any circumstance or circumstances that may materially affect the performance of futures or options contracts traded on the Exchange;

          (4) any action taken by or against the government of the United States, any foreign government, any state or local government, or by any other Exchange, any board of trade or trade association, whether foreign or domestic, which action may have a direct impact on trading on the Exchange;

          (5) any circumstance that may have a severe, adverse effect on the physical functions of the Exchange including, for example, fires or other casualties, bomb threats, substantial inclement weather, power failures, communication or transportation breakdowns, computer system breakdowns, screen-based trading system breakdowns and malfunctions of plumbing, heating, ventilation and air conditioning systems;

          (6) the bankruptcy or insolvency of any Class A Member or Member Firm or the imposition or service of any lien, attachment, execution or other levy or an injunction or other restraint against a Class A Member or Member Firm or their assets by any governmental agency, court, arbitrator or judgment creditor which event may affect the ability of the Class A Member or Member Firm to perform on its contracts or otherwise to engage in business;

          (7) the occurrence of a "Reportable Emergency Event" or "Financial Emergency" with respect to a Class A Member or Member Firm, as defined in
     Section 850(C) or (D) of the Bylaws;

          (8) any circumstance in which it appears, in the judgment of the Board, that a Class A Member or Member Firm: (i) has failed to perform on its futures or options contracts, or (ii) is insolvent or is in such financial or operational condition or is conducting its business in such a manner that such Class A Member or Member Firm cannot be allowed to continue its business without jeopardizing the safety of customer funds, of Class A Members or of the Exchange; or

          (9) any other unusual, unforeseeable and adverse circumstance with respect to which it is not practicable for the Exchange to submit, in timely fashion, a rule to the Commission for prior review.

     (B) The term "two-thirds vote of the Board" shall mean the affirmative vote of members of the Board constituting two-thirds of the Board, either (i) physically present and voting at which a quorum of the Board is physically in attendance or (ii) voting in any manner other than at a meeting at which a quorum is physically in attendance as permitted by applicable state corporation law.

     (C) The term "physical emergency" shall mean, in addition to those events that are set forth in this Section 700(A)(5), any computer malfunction, backlog or delay in clearing trades or in processing any documents relating to clearing trades, any floor occurrences that threaten an orderly market, or any similar events.

     (D) The term "temporary emergency rule" shall mean a rule or resolution adopted, under this Article 7 of the Bylaws, to meet an emergency.

     SEC. 701. Emergency Action

     (A) In the event of an emergency, the Exchange, by two-thirds vote of the Board and subject to the applicable provisions of the Act, as it may be amended, and to the applicable rules and regulations promulgated thereunder, may adopt and place into immediate effect a temporary emergency rule.

     (B) A temporary emergency rule, including any modification thereof, may not extend beyond the duration of the emergency as determined by the Board. In no event, however, shall such a temporary emergency rule, or any modification thereof, extend for more than 90 days after the temporary emergency rule is placed in effect.

     (C) Any temporary emergency rule may provide for, or may authorize the Exchange, the Board or any Committee of the Exchange to undertake actions that, in the sole discretion of the Board or of any Committee of the Exchange, are necessary or appropriate to meet the emergency including, but not limited to, such actions as:

          (1) limiting trading to liquidation only, in whole or in part, or limiting trading to liquidation only except for new transactions in futures or options contracts by parties who have the commodity to deliver pursuant to such sales;

          (2) extending or shortening the expiration date for trading in futures or options contracts;

          (3) extending the time of delivery under futures contracts or expiration of futures or options contracts;

          (4) changing delivery points, the manner of delivery or the means of delivery;

          (5) modifying price limits;

          (6) modifying circuit breakers;

          (7) ordering the liquidation of futures and/or options contracts, the fixing of a settlement price or the reduction of positions held by or for any or all Class A Members, Member Firms or customers;

          (8) ordering the transfer of futures and/or options contracts and the money, securities and property securing such contracts held by or on behalf of customers by a Class A Member or Member Firm to another Class A Member or Member Firm or to other Class A Members or Member Firms willing or obligated to assume such contracts;

          (9) extending, limiting or changing hours of trading;

          (10) suspending trading; and

          (11) modifying or suspending any provision of the rules of the contract market, including any contract market prohibition against dual trading.

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

     SEC. 702. Action by Board

     (A) In an emergency, or to determine whether an emergency exists, a meeting of the Board may be convened without notice.

     (B) In the event of an emergency where a quorum of the Board is unavailable, all trading on the Exchange may be suspended by an affirmative vote of two-thirds of the members of the Board present. In the event of an emergency in which no other member of the Board is present, the Chairman, or in his absence, the Vice Chairman, or in their absences any one Director present, or in their absences, the President, or in all their absences, the Executive Vice President, or in all their absences, any Vice President, may order suspension of trading for such period as in their or his judgment is necessary.

     (C) Any action taken pursuant to this Section 702 shall be subject to review and modification by the Board.

     SEC. 703. Physical Emergencies

     (A) In the event that the physical functioning of the Exchange is, or is threatened to be, severely and adversely affected by a physical emergency, the Chairman, or in his absence the Vice Chairman, or in their absences the President, or in all their absences the Executive Vice President, or in his absence any Senior Vice President, or in their absences any member of the Executive Committee, or in their absences any Board member present, or in all their absences any Vice President, may take any action that in his opinion, is necessary or appropriate to deal with the physical emergency. Such action may include, but is not limited to, the suspension of trading in any or all contracts, a delay in the opening of trading in any or all contracts, the extension of trading in the time of trading in any or all futures and options contracts or the extension of trading in the last day of trading in any or all futures and options contracts.

     (B) No action taken under this Section 703 shall continue in effect for more than five days unless an extension of time has been granted by the Commission in accordance with the applicable provisions of the Act. Any action taken under this Section 703 shall be subject to review and to modification by the Board.

     (C) The officials designated in Section 703(A) may order the removal of any restriction imposed under this Section 703 if, in their judgment, the physical emergency has abated sufficiently to permit the physical functioning of the Exchange to continue in an orderly manner absent such restriction.

                                   ARTICLE 8

                      DISCIPLINARY AND SUMMARY PROCEEDINGS

     SEC. 800. Members Subject to Disciplinary Proceedings

     (A) The Exchange may impose such fines, penalties and other sanctions on Class A Members, Member Firms and employees of Class A Members and Member Firms that violate the Bylaws or Rules of the Exchange or any resolution or order of the Board or Committee of the Exchange.

     (B) In this Article 8 of the Bylaws and in the Rules relating to Disciplinary Proceedings, the term "Rule" means the Bylaws or rules of the Exchange or any resolution or order of the Board or Committee of the Exchange.

     (C) A Class A Member is responsible for the acts of his employees and any Member Firm upon which the Class A Member has conferred privileges. A Member Firm is responsible for the acts of its partners, its directors, its officers and its employees.

     SEC. 801. Disciplinary Proceedings

     The Board shall adopt rules establishing procedures whereby Class A Members, Member Firms and employees of Class A Members and Member Firms may be subjected to fines, penalties and other sanctions for violations by the Bylaws and Rules.

     SEC. 802. Failure to Pay Fine

     (A) If a Class A Member or Member Firm defaults in the payment of any fine on the date due, then such Class A Member or Member Firm shall be suspended automatically without further action of the Exchange, and shall remain suspended until such fine is paid in full and the Class A Member or Member Firm is reinstated as provided in Section 862.

     (B) If such Class A Member or Member Firm is suspended as provided in
Section 802(A) and continues in default of the payment of any fine for a period of 30 days, then the Class A Member or Member Firm shall be expelled automatically and without further notice by the Exchange and the membership of such Class A Member or by which such Member Firm is conferred privileges shall be sold and the proceeds for such sale paid and applied as provided in Section 861.

     (C) If an employee of a Class A Member or of a Member Firm defaults in the payment of any fine, then the Class A Member or Member Firm shall be responsible for its full and complete payment. A failure of the Class A Member or Member Firm to pay such a fine shall result in the suspension or expulsion of such Class A Member or Member Firm as set forth in this Section 802.

     SEC. 850. Definitions

     As used in Sections 850 through 863, the following terms have the meanings set forth in this Section 850;

     (A) the term "Claimant" shall mean a person who has filed a Notice of Claim;

     (B) the term "Notice of Claim" shall mean a notice of claim against the proceeds of a sale of a membership;

     (C) the term "Reportable Emergency Event" shall mean, with respect to any Class A Member:

          (1) the filing of a petition, answer or other document, or the taking of any other action, by such Class A Member with respect to itself or against such Class A Member, seeking liquidation, reorganization or other relief from creditors under the provisions of the Bankruptcy Code of the United States (11 U.S.C. sec. sec. 101 et seq.), as it may be amended, or under the provisions of any other state or federal law for the relief of insolvent debtors;

          (2) the dissolution of such Class A Member;

          (3) the insolvency (as defined by any applicable state or federal statute) of such Class A Member;

          (4) the failure of such Class A Member to meet any applicable financial requirements of the Exchange, any self-regulatory organization or any state or federal regulatory agency;

          (5) the failure of such Class A Member to meet, when due, any margin call issued by the Clearing Department, any clearing organization of any other Exchange, or any person;

          (6) the failure or inability of such Class A Member to comply with any of his contracts or the default by such Class A Member under any commodity contracts on the Exchange; or

          (7) the imposition or service of any lien, attachment, execution or other levy or any injunction or other restraint against such Class A Member or Member Firm or their assets by any court, government agency, arbitrator or judgment creditor, which injunction or restraint may affect the ability of such Class A Member to perform his contracts or otherwise to engage in business.

     (D) the term "Financial Emergency" shall mean, with respect to any Class A Member, any situation in which, in the sole discretion of the Executive Committee, the financial condition of such Class A Member is not adequate for such Class A Member to meet his financial obligations or otherwise to engage in business; or, is such that it would not be in the best interests of the Exchange for such Class A Member to continue in business; and

     (E) the term "Class A Member" shall include, as applicable, Class A Members and Member Firms and employees of Class A Members and of Member Firms.

     SEC. 851. Duty to Report Emergency Event

     If a Reportable Emergency Event occurs with respect to any Class A Member, then such Class A Member shall advise the Exchange of the occurrence of the Reportable Emergency Event by the fastest available means of communication and shall also immediately deliver to the Exchange by the fastest available means, a written notice. Such notice shall specify:

          (1) the nature of the Reportable Emergency Event;

          (2) the date and time of occurrence;

          (3) whether such Class A Member consents to a summary suspension pursuant to this Article and, if so, whether such Class A Member waives a hearing with respect thereto; and

          (4) whether such Class A Member consents to a suspension that includes a prohibition against employment by another Class A Member as a floor employee.

     SEC. 852. Summary Suspension; Action by the President

     If a Class A Member consents to a summary suspension as provided in Section 851, either orally or in writing, then the President shall immediately suspend such Class A Member in accordance with the terms of the consent and notify the membership of such suspension.

     SEC. 853. Summary Suspension; Action of the Executive Committee

     (A) If at any time the Executive Committee determines, in its sole discretion, that there is a substantial question whether a Financial Emergency exists with respect to any Class A Member, or, if at any time, the Exchange receives a notice of a Reportable Emergency Event from a Class A Member, then the Executive Committee may suspend, or take any other action against, such Class A Member, any Class A Member upon which such Class A Member has conferred member privileges, any Class A Member guaranteed by such Class A Member, or any Class A Member guaranteeing such Class A Member, as it deems appropriate to protect the Exchange and its Class A Members. The Executive Committee may take such action regardless of whether the Class A Member has advised the Exchange as provided in Section 851, whether such Class A Member has consented to a suspension or whether such Class A Member has waived a hearing.

     (B) Any action taken under the authority of this Section 853 may be taken without notice or a hearing where the Class A Member waives notice or hearing, or when the Executive Committee determines, in its sole discretion, that the furnishing of notice, and an opportunity for a hearing before such action is taken, or both, is not practicable under the circumstances.

     (C) In any case where the Executive Committee has taken action against a Class A Member without prior notice or hearing because of impracticability, the Exchange shall give promptly to such Class A Member the notice required by
Section 854(B) and an opportunity to be heard.

     (D) The powers and duties of the Executive Committee under this Article 8, including the obligation to hold a hearing, if requested, may be delegated to a subcommittee of any two or more members of the Executive Committee or to any other committee of the Exchange as the Chairman of the Executive Committee may decide in his sole discretion.

     SEC. 854. Notice

     (A) Any notice to a Class A Member given before action is taken under
Section 853 shall state (1) the Financial Emergency or other situation that is believed to cause the need for summary action by the Executive Committee and (2) the date, time and place of the hearing.

     (B) Any notice to a Class A Member given after action is taken under
Section 853 shall state (1) the action taken, (2) a brief summary of the reason for the action, (3) the effective time, date and duration of the action and (4) that upon written request by a date certain, a hearing will be held.

     SEC. 855. Hearing Decision

     (A) The Executive Committee, or other Committee, as provided in Section 853(D), shall render a decision as provided in this Bylaw. The decision shall be final and may not be appealed.

     (B) A hearing, if requested, shall be fair and shall be conducted in accordance with procedures adopted by such committee for any hearing before it; but, during such hearing,

          (1) the formal rules of evidence shall not apply;

          (2) the Compliance Department of the Exchange shall present the case or the charges and penalties that are the subject of the hearing;

          (3) the Class A Member shall be permitted to appear personally and shall have the right to be represented by counsel or other person of his choice;

          (4) the Class A Member and the Compliance Department shall be entitled to cross-examine any persons appearing as witnesses at the hearing;

          (5) the Class A Member may call witnesses and present such evidence as may be relevant to the charges;

          (6) the committee shall be the sole judge of the relevancy of such evidence;

          (7) the Exchange shall require persons who are within its jurisdiction and who are called as witnesses to appear and produce evidence or testify and shall make reasonable efforts to secure the presence of all other persons called as witnesses whose testimony would be relevant; and

          (8) the committee may impose a summary penalty upon any person whose actions impede the progress of the hearing.

     (C) Promptly following the close of hearings, the Executive Committee shall render a decision in writing, based on the weight of the evidence. The decision shall include:

          (1) a description of, and the reasons for, the summary action;

          (2) a brief summary of the evidence produced at the hearing;

          (3) findings and conclusions;

          (4) where action has already been taken under Section 853, a determination that such action be affirmed, modified or reversed; and

          (5) a description of any final action taken by the Executive Committee, its effective date and duration.

     SEC. 856. Obligations of Insolvent Class A Members

     A Class A Member who is insolvent shall provide to the President, within 30 days of his insolvency and in addition to the Notice provided for in Section 851, a statement of his business affairs as they existed at the time of his insolvency.

     SEC. 857. Creditors of Insolvent Class A Members

     (A) Unless the Executive Committee shall direct otherwise, all futures and options contracts traded on the Exchange, made with or carried for a Class A Member suspended under this Article 8 of the Bylaws shall be liquidated by the party carrying the contracts. Such liquidation shall take place in the open market. If such contracts cannot be liquidated due to the closing of the Exchange for any reason, then such contracts shall be liquidated on the next day on which the Exchange is open. The period within which such contracts must be liquidated shall not include any period during which the provisions of the Rules limiting price fluctuations would prevent such liquidations.

     (B) Within 10 days of the announcement of suspension of a Class A Member, any Class A Member who has a claim against such suspended Class A Member shall deliver to the President a Notice of Claim that details all contracts liquidated under this Section 857 and the net debit or credit balance resulting therefrom and that details any other claims that such Class A Member may have against the suspended Class A Member.

     (C) Failure to file a Notice of Claim within such period shall bar such Class A Member from participating in any proceeds that result from any sale of the membership of the suspended Class A Member.

     SEC. 858. Establishment of Valid Claims

     (A) The President shall furnish the suspended Class A Member and all Class A Members who have filed Notices of Claim as required by Section 857 with copies of all Notices of Claim filed under Section 857 and the sworn statement of the suspended Class A Member filed under Section 856. The President shall also specify a date not more than 10 business days from the date on which such Notices of Claim are furnished to such Class A Members by which the suspended Class A Member or any claimant Class A Member may file an objection to any claim.

     (B) If a suspended Class A Member or any claimant Class A Member fails to file an objection to a claim before the date set by the President, then that Class A Member shall have waived all rights to object to such claim or claims.

     (C) In the event that any claim is disputed, the validity of such claim shall be determined by arbitration in accordance with Chapter 5 of the Rules. The arbitration shall proceed as if the objecting Class A Member has filed a Demand for Arbitration. The objecting Class A Member shall pay the fee prescribed in Rule sec. 5.37. The arbitrators shall determine whether and to what extent such claim is valid; and, whether and to what extent a claimant is entitled to participate in the proceeds of a sale of the membership of such suspended Class A Member.

     SEC. 859. Expelled Class A Member

     All memberships held by a Class A Member who is expelled from the Exchange shall be sold and the proceeds paid and applied as provided in Sections 860 and 861.

     SEC. 860. Sale of Membership

     (A) If within 10 business days from the date of the decision of the Arbitration Committee or from the last date established by the President for filing of objections to Notices of Claim, whichever is later, a Class A Member suspended under this Article 8 of the Bylaws does not pay all valid claims, then the membership of the suspended Class A Member shall be sold in accordance with this Section 860 and the proceeds of the sale of such membership shall be distributed in accordance with Section 861.

     (B) When a membership is sold pursuant to this Section 860, written notice of such sale stating the date and time of such sale shall be sent to the Class A Member and the membership 10 days prior to such sale.

     (C) All sales should be made by the President or his designee on the floor of the Exchange to the highest bidder at open outcry but in no event less than the highest bid then posted at the Exchange for the transfer of a membership. Any Class A Member may purchase such membership. Any membership so purchased shall be free from and clear of any claims, liens or attachments. Such sale shall be final and binding and not subject to challenge. Payment for the purchase of such membership shall be made to the Exchange.

     SEC. 861. Disposition of Proceeds

     The proceeds of any sale of a membership shall be paid and applied in the following order of priority:

          (1) to the Exchange in full satisfaction of any amounts due to the Exchange;

          (2) the balance, if any, to Class A Members on allowed claims arising out of transactions in Exchange futures and options contracts and/or any other Exchange business of such Class A Members, pro rata; provided that no partner shall share in the proceeds in the sale of a membership of one of his partners until all claims of other Class A Members have been satisfied in full;

          (3) the remaining balance, if any, to persons who have financed the purchase of the membership provided that documentation regarding such purchase was filed with the Membership Committee prior to the financing of such purchase; and

          (4) the balance, if any, to the Class A Member whose membership was sold or to his legal representative, except that, notwithstanding any other provision of the Bylaws or Rules, for purposes of this subsection four the term Class A Member shall not include lessees, but shall mean the beneficial owner of such membership.

     SEC. 862. Reinstatement of Suspended Class A Member

     (A) A Class A Member suspended under Sections 852, 853 or 855 may apply for reinstatement at any time prior to the sale of his membership.

     (B) When a Class A Member applies for reinstatement, he shall deliver to the President a schedule of all of his creditors, a statement of the amounts owed, the nature of the settlement by which claims of a creditor were paid, and such other information as the President may request.

     (C) Written notice of the time and place of the meeting of the Board at which the application for reinstatement is to be considered shall be sent to the suspended Class A Member and to the membership not less than five days prior to the meeting.

     (D) The vote of a majority of the Board present and voting is required to reinstate the suspended Class A Member. Where a Class A Member has failed, however, to give timely the notice required by Section 851, a vote of two-thirds of the entire Board is required to reinstate the suspended Class A Member.

     (E) If a Class A Member suspended under this Article 8 of the Bylaws is not reinstated within one year from the date of his suspension, then such Class A Member may not be reinstated.

     SEC. 863. Death of a Class A Member

     Upon receiving due notice of the death of a Class A Member, the President or his designee shall announce such death to the Members and shall post a notice of such fact on the floor of the Exchange for five days. Any Class A Member or Member Firm holding open futures or options contracts for such deceased Class A Member shall liquidate such open futures or options contracts in accordance with the provisions of Section 857.

                                   ARTICLE 9

                                  DEFINITIONS

     SEC. 900. Singular Number; Gender

     Unless the context otherwise requires, words importing the singular number include the plural; and words importing the masculine gender include the feminine and neuter gender as appropriate.

     SEC. 901. Act

     The term "Act" shall mean the Commodity Exchange Act.

     SEC. 902. Association

     The term "Association" shall mean the New York Mercantile Exchange, a corporation organized and existing under the Not-for-Profit Corporation Law of the State of New York.

     SEC. 903. Board

     The term "Board" shall mean the Board of Directors of the Exchange.

     SEC. 904. Business Day

     The term "business day" shall mean any day on which the Exchange is open for trading.

     SEC. 905. Bylaws

     The term "Bylaws" shall mean the Bylaws of the Exchange adopted by members for the regulation and management of the Exchange.

     SEC. 906. Charter

     The term "Charter" shall mean the Certificate of Incorporation of the Exchange.

     SEC. 907. Class A Member

     The term "Class A Member" shall mean those members of the Exchange holding a Class A membership in the Exchange.

     SEC. 908. Class B Member

     The term "Class B Member" shall mean "Class B Member" as defined in the Certificate of Incorporation of the Exchange.

     SEC. 909. Clearing Association or Clearing House

     The terms "Clearing Association," "Clearing House" or "Clearing Department" shall mean the department of the Exchange or any corporation, organization or other entity authorized by the Board to clear commodity futures and options contracts executed on the Exchange.

     SEC. 910. Commission

     The term "Commission" shall mean the Commodity Futures Trading Commission.

     SEC. 911. Commodity

     The term "commodity" shall mean any or all goods, articles, services, rights and interests in which contracts for future delivery, or options on such contracts, are presently or in the future dealt in, or are subject to the Rules.

     SEC. 912. Customer

     The term "customer" shall mean a person, including another Member, for whom a Member or Member Firm carries an account.

     SEC. 913. Exchange

     The term "Exchange" shall mean New York Mercantile Exchange, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

     SEC. 914. Firm

     The term "Firm" shall mean a corporation, partnership, association or sole proprietorship.

     SEC. 915. Floor Broker

     The term "Floor Broker" shall mean any Member who has been granted floor trading privileges pursuant to the Bylaws and Rules and who, pursuant to said Bylaws and Rules, buys and sells any commodity futures or options contract on the Exchange for any person other than himself.

     SEC. 916. Floor Member

     The term "Floor Member" shall mean any Class A Member who is either a Floor Broker or a Floor Trader.

     SEC. 917. Floor Trader

     The term "Floor Trader" shall mean any Member who has been granted floor trading privileges pursuant to the Bylaws and Rules and who, pursuant to said Bylaws and Rules, buys and sells any commodity futures or options contract on the Exchange for his own account.

     SEC. 918. Futures Contract

     The term "futures contract" shall mean any contract for the purchase or sale of a commodity for future delivery which is traded on or subject to the Bylaws and Rules of the Exchange.

     SEC. 919. Futures Commission Merchant

     The term "futures commission merchant" shall mean a person who is or is required to be registered with the Commission as a futures commission merchant.

     SEC. 920. NYMEX Holdings

     The term "NYMEX Holdings" shall mean NYMEX Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

     SEC. 921. Holiday

     The term "holiday" shall mean any day which the Board may designate as an Exchange holiday on which day the Exchange shall be closed.

     SEC. 922. Member

     The term "Member" shall mean Class A Members and Class B Members.

     SEC. 923. Member Firm

     The term "Member Firm" shall mean any firm upon which membership privileges on the Exchange have been conferred by a Class A Member.

     SEC. 924. Membership

     The term "Membership" shall mean a membership of any class of membership of New York Mercantile Exchange, Inc. created pursuant to the Charter and Bylaws.

     SEC. 925. Non-Member

     The term "non-member" shall mean any person who is not a Member of the Exchange.

     SEC. 926. Options Contract

     The term "Options Contract" shall mean any transaction or agreement in interstate commerce which is or is held out to be of the character of, or is commonly known to the trade as, an "option," "privilege," "indemnity," "bid," "offer," "put," "advance guaranty," or "decline guaranty," and which is subject to Regulation under the Act.

     SEC. 927. Person

     The term "person" shall mean an individual or firm.

     SEC. 928. President

     The term "President" shall mean the President of the Exchange or his authorized representative.

     SEC. 929. Rule

     The term "Rule" shall mean any Rule of the Exchange adopted by the Board.

     SEC. 930. Trading Member

     The term "Trading Member" shall mean a Floor Member.

     SEC. 931. Trade

     The term "trade" shall mean any purchase or sale of any contract made in accordance with Exchange Bylaws or Rules.

     SEC. 932. Buyer and Seller

     For the purpose of these Bylaws, the terms "Buyer" and "Seller" shall mean the long Clearing Member and the short Clearing Member, respectively.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents in connection with actions suits or proceedings brought against them by a third party or in the right of the corporation by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The bylaws of each of the Registrants provide for the indemnification of their respective directors, officers, employees, and agents and their respective subsidiaries to the fullest extent that may be permitted by Delaware law from time to time, and provide for various procedures relating thereto. Certain provisions of the certificate of incorporation of each of the Registrants protect their respective directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. The directors of each of the Registrants, however, will remain liable for breaches of their duty of loyalty to the respective Registrant and its stockholders, as well as for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law and transactions from which a director obtained improper personal benefit. The certificate of incorporation of the respective Registrant also will not absolve directors of liability under Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.



     Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the respective Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of cure is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the respective Registrant.



     In addition, the board of directors of each of the Registrants has not entered into indemnification agreements with the directors or officers of the Registrants.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

     The following exhibits are filed as a part of this Registration Statement:


  EXHIBIT
  NUMBER                        DESCRIPTION OF EXHIBIT
  -------                       ----------------------
   2.1   --  Form of Agreement and Plan of Merger (between New York
             Mercantile Exchange and New York Mercantile Exchange, Inc.)
             (included as Annex A to the proxy statement and prospectus).
   2.2   --  Form of Agreement and Plan of Merger (between New York
             Mercantile Exchange, Inc., NYMEX Holdings, Inc. and NYMEX
             Merger Sub, Inc.) (included as Annex B to the proxy
             statement and prospectus).
   3.1   --  Form of Certificate of Incorporation of NYMEX Holdings, Inc.
             (included as Annex C to the proxy statement and prospectus).
   3.2   --  Bylaws of the NYMEX Holdings, Inc. (included as Annex D to the proxy statement and prospectus).
   3.3   --  Certificate of Incorporation of NYMEX Exchange, Inc.
             (included as Annex E to the proxy statement and prospectus).
   3.4   --  Bylaws of NYMEX Exchange, Inc. (included as Annex F to the proxy statement and prospectus).
   5.1   --  Opinion of Clifford Chance Rogers & Wells LLP, counsel to
             NYMEX Holdings, Inc., regarding the legality of the
             securities to be issued.
   8.1   --  Opinion of Clifford Chance Rogers & Wells LLP, counsel to
             NYMEX Holdings, Inc., relating to certain tax matters.
  10.1   --  NYMEX Amended and Restated Member's Retention and Retirement
             Plan effective December 31, 1997.*
  10.2   --  Trust under the NYMEX Retention and Retirement Plan dated
             December 31, 1997.*
  10.3   --  Ground Lease between Battery Park City Authority and NYMEX dated May 18, 1995.*
  10.4   --  Funding Agreement among New York State Urban Development
             Corporation, New York City Economic Development Corporation,
             Battery Park City Authority and NYMEX dated May 18, 1995.*
  10.5   --  Note Purchase Agreement among NYMEX and each of the
             purchasers listed in Schedule A attached thereto dated
             October 15, 1996.*
  10.6   --  Network License Order Form between Oracle Corporation and
             NYMEX and accompanying Payment Plan Agreement and Payment
             Schedule between Oracle Credit Corporation and NYMEX.*
  10.7   --  Network License Order Form between Oracle Corporation and
             NYMEX, accompanying Payment Schedule between Oracle Credit
             Corporation and NYMEX and Amendment 1 to the Network License
             Order Form.*
  10.8   --  Network License Order Form between Oracle Corporation and
             NYMEX and accompanying Payment Schedule between Oracle
             Credit Corporation and NYMEX.*

  EXHIBIT
  NUMBER                        DESCRIPTION OF EXHIBIT
  -------                       ----------------------
  10.8.1 --  Software License and Services Agreement between Oracle
             Corporation and NYMEX effective January 6, 1995.*
  10.9   --  Smartnet Agreement between Cisco Systems, Inc. and NYMEX dated May 21, 1996.*
  10.10  --  Network Supported Account Agreement between Cisco Systems,
             Inc. and NYMEX dated May 21, 1996.*
  21.1   --  Subsidiaries of NYMEX.*
  23.1   --  Consent of Deloitte & Touche LLP.
  23.2   --  Consent of Clifford Chance Rogers & Wells LLP (included in
             Exhibits 5.1
             and 8.1).
  24.1   --  Power of Attorney.*
  24.2   --  Power of Attorney.*
  27.1   --  Financial Data Schedule.*
  99.1   --  Form of Proxy and Ballot.*


---------------

 * Previously filed

ITEM 22.  UNDERTAKINGS


     (a) The undersigned Registrants hereby undertake:


        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the
                  Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the affective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) (1) The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration agreement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) Each Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purpose of determining ant liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.



     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



     (d) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to this request.



     (e) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 12th day of May 2000.



                                          NYMEX HOLDINGS, INC.


                                          By:      /s/ DANIEL RAPPAPORT
                                             -----------------------------------
                                              Name:  Daniel Rappaport
                                              Title:    Chairman


                                          NEW YORK MERCANTILE EXCHANGE, INC.



                                          By:      /s/ DANIEL RAPPAPORT

                                             -----------------------------------

                                              Name:  Daniel Rappaport


                                              Title:    Chairman



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 has been signed by the following persons in the capacity as a director and/or officer of NYMEX Holdings, Inc. and on the dates indicated.



             SIGNATURES                                 TITLE                       DATE
             ----------                                 -----                       ----

        /s/ DANIEL RAPPAPORT           Chairman of the Board                    May 12, 2000
------------------------------------   (Principal Executive Officer)
          Daniel Rappaport

                  *                    Vice Chairman                            May 12, 2000
------------------------------------
         Mitchell Steinhause

                  *                    Senior Vice President -- Finance         May 12, 2000
------------------------------------   (Principal Financial and Accounting
          Patrick F. Conroy            Officer)

                  *                    Director                                 May 12, 2000
------------------------------------
          Stephen Ardizzone

                  *                    Director                                 May 12, 2000
------------------------------------
            Madeline Boyd

                  *                    Director, Secretary                      May 12, 2000
------------------------------------
            Neil Citrone

                  *                    Director                                 May 12, 2000
------------------------------------
           Robert Coakley

                  *                    Director                                 May 12, 2000
------------------------------------
       Charles Napier Collyns

                  *                    Director                                 May 12, 2000
------------------------------------
           John Conheeney

                  *                    Director                                 May 12, 2000
------------------------------------
          Thomas Costantino

             SIGNATURES                                 TITLE                       DATE
             ----------                                 -----                       ----

                  *                    Director                                 May 12, 2000
------------------------------------
         Anthony George Gero

                  *                    Director                                 May 12, 2000
------------------------------------
           David Greenberg

                  *                    Director                                 May 12, 2000
------------------------------------
        E. Bulkeley Griswold

                  *                    Director                                 May 12, 2000
------------------------------------
           Jesse B. Harte

                  *                    Director                                 May 12, 2000
------------------------------------
             Scott Hess

                  *                    Director                                 May 12, 2000
------------------------------------
          Steven Karvellas

                  *                    Director                                 May 12, 2000
------------------------------------
           Harley Lippman

                  *                    Director                                 May 12, 2000
------------------------------------
           Kevin McDonnell

                  *                    Director                                 May 12, 2000
------------------------------------
             Gary Rizzi

                  *                    Director                                 May 12, 2000
------------------------------------
           Richard Saitta

                  *                    Director, Treasurer                      May 12, 2000
------------------------------------
          Richard Schaeffer

                  *                    Director                                 May 12, 2000
------------------------------------
            Robert Steele

                  *                    Director                                 May 12, 2000
------------------------------------
            Robert Halper

*By: /s/ DANIEL RAPPAPORT
------------------------------------
      Daniel Rappaport
      Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 has been signed by the following persons in the capacity as a director and/or officer of New York Mercantile Exchange, Inc. and on the dates indicated.



             SIGNATURES                                 TITLE                       DATE
             ----------                                 -----                       ----

        /s/ DANIEL RAPPAPORT           Chairman of the Board                    May 12, 2000
------------------------------------   (Principal Executive Officer)
          Daniel Rappaport

                  *                    Vice Chairman                            May 12, 2000
------------------------------------
         Mitchell Steinhause

                  *                    Senior Vice President -- Finance         May 12, 2000
------------------------------------   (Principal Financial and Accounting
          Patrick F. Conroy            Officer)

                  *                    Director                                 May 12, 2000
------------------------------------
            Madeline Boyd

                  *                    Director, Secretary                      May 12, 2000
------------------------------------
            Neil Citrone

                  *                    Director                                 May 12, 2000
------------------------------------
          Steven Karvellas

                  *                    Director                                 May 12, 2000
------------------------------------
             Gary Rizzi

                  *                    Director, Treasurer                      May 12, 2000
------------------------------------
          Richard Schaeffer

*By: /s/ DANIEL RAPPAPORT
------------------------------------
      Daniel Rappaport
      Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT
 -------                      ----------------------
   2.1 --  Form of Agreement and Plan of Merger (between New York
           Mercantile Exchange and New York Mercantile Exchange, Inc.)
           (included as Annex A to the proxy statement and prospectus).
   2.2 --  Form of Agreement and Plan of Merger (between New York
           Mercantile Exchange, Inc., NYMEX Holdings, Inc. and NYMEX
           Merger Sub, Inc.) (included as Annex B to the proxy
           statement and prospectus).
   3.1 --  Form of Certificate of Incorporation of NYMEX Holdings, Inc.
           (included as Annex C to the proxy statement and prospectus).
   3.2 --  Bylaws of NYMEX Holdings, Inc. (included as Annex D to the proxy statement and prospectus).
   3.3 --  Certificate of Incorporation of NYMEX Exchange, Inc.
           (included as Annex E to the proxy statement and prospectus).
   3.4 --  Bylaws of NYMEX Exchange, Inc. (included as Annex F to the proxy statement and prospectus).
   5.1 --  Opinion of Clifford Chance Rogers & Wells LLP, counsel to
           NYMEX Holdings, Inc., regarding the legality of the
           securities to be issued.
   8.1 --  Opinion of Clifford Chance Rogers & Wells LLP, counsel to
           NYMEX Holdings, Inc., relating to certain tax matters.
  10.1 --  NYMEX Amended and Restated Member's Retention and Retirement
           Plan effective December 31, 1997.*
  10.2 --  Trust under the NYMEX Retention and Retirement Plan dated
           December 31, 1997.*
  10.3 --  Ground Lease between Battery Park City Authority and NYMEX dated May 18, 1995.*
  10.4 --  Funding Agreement among New York State Urban Development
           Corporation, New York City Economic Development Corporation,
           Battery Park City Authority and NYMEX dated May 18, 1995.*
  10.5 --  Note Purchase Agreement among NYMEX and each of the purchasers listed in Schedule A attached thereto dated
           October 15, 1996.*
  10.6 --  Network License Order Form between Oracle Corporation and
           NYMEX and accompanying Payment Plan Agreement and Payment
           Schedule between Oracle Credit Corporation and NYMEX.*
  10.7 --  Network License Order Form between Oracle Corporation and
           NYMEX, accompanying Payment Schedule between Oracle Credit
           Corporation and NYMEX and Amendment 1 to the Network License
           Order Form.*
  10.8 --  Network License Order Form between Oracle Corporation and
           NYMEX and accompanying Payment Schedule between Oracle
           Credit Corporation and NYMEX.*
 10.8.1--  Software License and Services Agreement between Oracle
           Corporation and NYMEX effective January 6, 1995.*

 EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT
 -------                      ----------------------
  10.9 --  Smartnet Agreement between Cisco Systems, Inc. and NYMEX dated May 21, 1996.*
 10.10 --  Network Supported Account Agreement between Cisco Systems,
           Inc. and NYMEX dated May 21, 1996.*
  21.1 --  Subsidiaries of NYMEX.*
  23.1 --  Consent of Deloitte & Touche LLP.
  23.2 --  Consent of Clifford Chance Rogers & Wells LLP (included in
           Exhibits 5.1
           and 8.1).
  24.1 --  Power of Attorney.*
  24.2 --  Power of Attorney.*
  27.1 --  Financial Data Schedule.*
  99.1 --  Form of Proxy and Ballot.*


---------------

 * Previously filed.